                                                                   EXHIBIT 10(h)


                                 Loan Agreement

--------------------------------------------------------------------------------

                              As of August 31, 2001

                                     Between



BORROWER                                              LENDER

PEERLESS MFG. CO.                                     BANK OF AMERICA, N.A.
2819 Walnut Hill Lane                                 901 Main Street, 7th Floor
Dallas, Texas 75229                                   Dallas, Texas  75202
Attn:  Chief Financial Officer


         In consideration of the creation of the revolving facility described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrower agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 CERTAIN DEFINITIONS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

         "ACCEPTABLE SWAP AGREEMENTS" means any SWAP Agreement having terms satisfactory to Lender entered into with Persons as are satisfactory to Lender.

         "ACT":  See Section 15.

         "AGREEMENT" means this Loan Agreement and all subsequent modifications and amendments hereto.

         "APPLICABLE MARGIN" means the interest margin over the Eurodollar Rate or the Prime Rate, as the case may be, based upon the Fixed Charge Coverage Ratio for the period of four consecutive fiscal quarters of Borrower most recently ended on or before the date of determination:


                                                                      APPLICABLE           APPLICABLE
                                                                        MARGIN               MARGIN
                           FIXED CHARGE COVERAGE RATIO              EURODOLLAR RATE        PRIME RATE
                           ---------------------------              ---------------        ----------

                                     Level 1                              2.65%                .25%
                 At least 1.25 to 1.0 but less than 1.50 to 1.0

                                     Level 2                             2.325%               0.00%
                 At least 1.50 to 1.0 but less than 1.75 to 1.0

                                     Level 3                              2.00%               -.25%
                  At least 1.75 to 1.0 but less than 2.5 to 1.0

                                     Level 4                              1.75%              -.375%
                              At least 2.50 to 1.0



LOAN AGREEMENT - Page 1

For purposes of the foregoing, (a) the Fixed Charge Coverage Ratio shall be determined as of the end of each fiscal quarter of Borrower's fiscal year based upon Borrower's financial statements delivered pursuant to Section 7.1 hereof, and (b) each change in the Applicable Margin resulting from a change in the Fixed Charge Coverage Ratio shall be effective during the period from and including the third day after the date of delivery to Lender of such financial statements indicating such change and ending on the date immediately preceding the effective date of the next change; provided that the interest rate for all Eurodollar Loans and Prime Rate Loans shall be the Default Rate (i) at any time that an Event of Default has occurred and is continuing, or (ii) if Borrower fails to deliver the financial statements required to be delivered by it pursuant to the terms of Section 7.1 hereof, during the period from the expiration of the time for delivery thereof until such financial statements are delivered. Until Lender receives the first financial statements which are due for the quarter ending 9/30/01, the Applicable Margin will be that as is set forth in Level 3 above.

         "BUSINESS DAY" means the normal banking hours during any day (other than Saturdays or Sundays or legal holidays) that banks are legally open for business in Dallas, Texas.

         "CLAIM": See Section 15.

         "CLOSING DATE": See Section 5.

         "COMMITMENT" means the obligation of Lender, subject to the terms and conditions of this Agreement, to make Loans which shall not exceed $10,000,000 at any one time outstanding.

         "CONTESTED IN GOOD FAITH" means, as to any payment, tax, assessment, charge, levy, lien, encumbrance or claim, contesting the amount, applicability or validity thereof in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted in a manner satisfactory to Lender, provided (a) a deposit of funds or other security satisfactory to Lender in the full amount of such contested payment, tax, assessment, charge, levy, lien, encumbrance or claim has been provided for in a manner satisfactory to Lender, and (b) the enforcement of the contested payment, tax, assessment, charge, levy, lien, encumbrance or claim is stayed in a manner satisfactory to Lender pending the resolution of such contest.

         "DEFAULT RATE" means the lesser of (a) a rate equal to four percent (4%) above the higher of the Eurodollar Rate plus the Applicable Margin set forth in Level 1 of the definition of Applicable Margin or the Prime Rate plus the Applicable Margin set forth in Level 1 of the definition of Applicable Margin, as the case may be, at the time of the calculation of the Default Rate, or (b) the Maximum Rate.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, as in effect as of the date hereof and any subsequent provisions which are amendatory thereof, supplemental thereto or substituted therefor. In addition, the terms "Commonly Controlled Entity," "Multiemployer Plan," "PBGC," "Plan," "Prohibited Transaction," and "Reportable Event" have the same meanings as provided therefor in ERISA.

         "EUROCURRENCY RESERVE REQUIREMENT" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against


LOAN AGREEMENT - Page 2

"Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Requirement.

         "EURODOLLAR BUSINESS DAY" means a Business Day on which dealings in U.S. Dollar deposits are carried on in the Eurodollar market.

         "EURODOLLAR INTEREST PERIOD" means, with respect to any Eurodollar
Loan:

                  A. initially, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the calendar month that is one month, two months, three months or six months thereafter, as selected by Borrower, and

                  B. thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one month, two months, three months or six months thereafter, as selected by Borrower;

provided, however, that (A) if any Eurodollar Interest Period would otherwise expire on a day that is not a Eurodollar Business Day, such Interest Period shall expire on the next succeeding Eurodollar Business Day, and (B) any Eurodollar Interest Period that commences on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Eurodollar Interest Period) shall end on the last Eurodollar Business Day of the last calendar month of such Eurodollar Interest Period, and (C) any Eurodollar Interest Period that would otherwise expire after the Maturity Date shall end on the Maturity Date.

         "EURODOLLAR LOAN" means any Loan that bears interest at the Eurodollar Rate plus the Applicable Margin.

         "EURODOLLAR RATE" means, with respect to each Eurodollar Loan, a rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) determined by Lender as follows:

                          London Interbank Offered Rate
                      ------------------------------------
                      1 - Eurocurrency Reserve Requirement

         "EVENT OF DEFAULT": See Section 11.

         "FUNDING DATE": See Section 6.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes approved by Borrower's independent public accountant) with the most recent financial statements of Borrower delivered to Lender.

         "GUARANTY AGREEMENT": See Section 4.3.

         "HAZARDOUS MATERIALS" include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.


LOAN AGREEMENT - Page 3

         "INCREMENTAL PORTION" means any amount which is $100,000 or amounts in excess thereof in integral multiples of $100,000.

         "INTEREST PERIOD" means any Prime Rate Interest Period or Eurodollar Interest Period, as is applicable.

         "LETTER OF CREDIT": See Section 2.6.

         "LETTER OF CREDIT LIABILITIES": See Section 2.6.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Security Agreement, the Deeds of Trust, the UCC-1 financing statements, the Guaranty Agreement, the Officer's Certificate, the Notice of Final Agreement, and all other documents, instruments, guarantees, security agreements, deeds of trust, pledge agreements, certificates and agreements executed and/or delivered by Borrower, or any guarantor or third party in connection with any Loan, together with all renewals, extensions, modifications and amendments from time to time made of any such documents.

         "LOANS": See Section 2.1.

         "LONDON INTERBANK OFFERED RATE" means the average per annum interest rate at which U.S. dollar deposits would be offered for the applicable interest period by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00 a.m. London time two
(2) London Banking Days before the commencement of the interest period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that interest period will be determined by such alternate method as reasonably selected by Lender. A "London Banking Day" is a day on which Lender's London Banking Center is open for business and dealing in offshore dollars.

         "MATERIAL ADVERSE EFFECT" means a set of circumstances or events any one of which (i) has or could have a material and adverse effect upon the validity or enforceability of or could result in a Potential Default or Event of Default under any of the Loan Documents, (ii) is material and adverse to the condition (financial or otherwise), business, assets, prospects, or operations of Borrower, (iii) could materially and adversely impair the ability of Borrower to fulfill its obligations under any of the Loan Documents, or (iv) could materially and adversely impair the value of any collateral from time to time securing the Obligations or the ability of Lender to realize thereon.

         "MATURITY DATE" means October 31, 2003.

         "MAXIMUM RATE" means the higher of the maximum interest rate allowed by applicable United States or Texas law as amended from time to time and in effect on the date for which a determination of interest accrued hereunder is made. The determination of the maximum rate permitted by applicable Texas law shall be made pursuant to the weekly ceiling as determined pursuant to Chapter 303 of the Texas Finance Code, but Lender reserves the right to implement from time to time any other rate ceiling permitted by such law.

         "NOTE" means that certain promissory note made by Borrower payable to the order of Lender in the original principal sum of $10,000,000 dated as of August 31, 2001, and all renewals, extensions, modifications and amendments thereto, and substitutions therefor.

         "NOTICE OF FINAL AGREEMENT": See Section 5.4.

         "OBLIGATIONS" means the obligations of Borrower:


LOAN AGREEMENT - Page 4

                  (a) to pay all indebtedness arising out of this Agreement, any future advances under this Agreement, and all renewals, extensions or amendments of such indebtedness or any part thereof or any such future advances;

                  (b) to pay the principal of and interest on the Note in accordance with the terms thereof, and all renewals, extensions, modifications and amendments of such Note or any part thereof, and any future advances made pursuant thereto;

                  (c) to repay to Lender all amounts advanced by Lender hereunder or under the other Loan Documents on behalf of Borrower, including, without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the collateral;

                  (d) to pay any and all other indebtedness of Borrower to Lender of every kind, nature and description, direct or indirect, primary or secondary, secured or unsecured (including overdrafts), joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how it may be evidenced, including without limitation all future advances, whether or not presently contemplated by the parties hereto;

                  (e) to pay any and all indebtedness of Borrower to Lender arising out of any SWAP Agreement which Borrower may have with Lender, or with any affiliate of Lender;

                  (f) to the extent permitted by law, to pay a delinquency charge in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late;

                  (g) to perform fully all of the terms and provisions of each of the instruments constituting the Loan Documents; and

                  (h) to reimburse Lender, on demand, for all of Lender's expenses and costs, which Borrower is obligated to pay pursuant to the terms of the Loan Documents.

         "PERMITTED INVESTMENTS" mean (i) cash, (ii) evidences of indebtedness maturing not more than one year after the date of issue, issued or guaranteed by the Government of the United States of America, or agencies thereof, (iii) bonds issued by a corporation with a rating of P-1 according to Moody's Investors Services, Inc., A-1 according to Standard and Poor's Corporation, or F-1 according to Fitch Investors Service, Inc., which are unrestricted and freely traded on a national securities exchange, (iv) securities freely traded on the New York Stock Exchange, AMEX , or the NASDAQ Market System issued by companies having a market capitalization greater than $500,000,000, (v) certificates of deposit issued by Lender, (vi) readily marketable commercial paper rated "A-1" by Standard & Poor's Corporation (or similar rating by any similar organization which rates commercial paper), (vii) readily marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment a credit rating of at least AA by Standard & Poor's Corporation due within one year from the acquisition thereof, (viii) repurchase agreements with respect to the investments referred to in the preceding clauses with any bank or trust company organized under the laws of the United States of America or any state thereof and having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two highest ratings obtainable from Standard & Poor's Corporation, (ix) eurodollar time accounts or eurodollar certificates of deposit each with banker's acceptances of any bank or trust company organized under the laws of the United States of America or any state thereof having combined capital, surplus and undivided profits of not less than $500,000,000 (as of the date of its most recent financial statements) and having deposits that have received one of the two


LOAN AGREEMENT - Page 5
highest ratings obtainable from Standard & Poor's Corporation, (x) investments in subsidiaries not to exceed $3,000,000 in the aggregate at any time, and (xi) such other investments as may be approved by Lender.

         "PERMITTED LIENS" means (i) the liens and security interests evidenced by the Loan Documents, (ii) statutory liens for taxes which are not yet delinquent, (iii) mechanics' and materialman's liens, with respect to obligations which are not past due, (iv) other liens and security interests, in favor of Lender, (v) liens previously disclosed to Lender in writing, (vi) liens arising under "capital leases" under GAAP which are permitted by Section 8.4 hereof, (vii) purchase-money mortgages, liens or security interests on any property hereafter acquired or the assumption of any mortgage, lien or security interest on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or any mortgage, lien or security interest incurred in connection with any conditional sale or other title retention agreement, (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the immediately preceding clauses hereof, provided however (1) that the lien shall be limited to all or part of the property securing the lien extended, renewed or replaced (plus improvements thereon), and (2) that the indebtedness secured thereby is not increased, (ix) liens previously disclosed to Lender in writing, and (x) minor defects and irregularities of title which neither (1) are liens or security which secure other indebtedness or obligations, nor (2) materially impair the value of such asset or the use thereof for the purposes for which such asset is held.

         "PERSON" means a corporation, an association, a joint venture, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

         "PLAN" means, at any time, any employee benefit plan which is covered by ERISA and in respect of which Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under ERISA be deemed to be) an "employer" as defined in ERISA.

         "POTENTIAL DEFAULT" means any condition, event or act, which with the giving of notice or the lapse of time, or both, will constitute an Event of Default hereunder.

         "PRIME RATE" means the rate of interest publicly announced from time to time by the Lender as its Prime Rate (the "Index"). The Prime Rate is set by the Lender based on various factors, including the Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Lender's Prime Rate. The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request.

         PRIME RATE INTEREST PERIOD" means, with respect to any Prime Rate Loan, the period ending on the last day of each month; provided, however, that (i) if any Prime Rate Interest Period would end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, and (ii) if any Prime Rate Interest Period would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date.

         "PRIME RATE LOAN" means any Loan that bears interest at the Prime Rate plus the Applicable Margin.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time.


LOAN AGREEMENT - Page 6

         "PRINCIPAL DEBT": See Section 2.1.

         "SWAP AGREEMENT" means any interest rate or currency swap, commodity swap, equity swap rate cap, rate floor, rate collar, forward agreement, or other exchange or rate protection arrangement, or any similar transaction or any option with respect to any such transaction.

         1.2 TERMS GENERALLY. All other terms contained in this Agreement, unless the context indicates otherwise, have the same meanings as provided for by the Uniform Commercial Code as adopted in Texas to the extent the same are used or defined therein. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), and (b) the words "herein", "hereof" and "hereunder" and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

         1.3 ACCOUNTING TERMS. Unless specified elsewhere herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements to be delivered hereunder shall be prepared in accordance with GAAP.

                      SECTION 2. REVOLVING CREDIT FACILITY

         2.1 THE LOAN. Lender agrees, subject to the terms and conditions hereof, to lend Borrower at any time and from time to time on or before the Maturity Date sums (each herein called a "Loan" and collectively the "Loans") which may be repaid and reborrowed pursuant to the terms hereof and which shall not exceed at any one time outstanding the amount of the Commitment. The obligation of Borrower to repay the aggregate principal balance of all Loans hereunder outstanding at any one time (the "Principal Debt") shall be evidenced by the Note which (a) shall be payable on or before the Maturity Date for the amount of $10,000,000, or the Principal Debt then outstanding, whichever is less, (b) bear interest from the date thereof until paid in the manner provided in Section 3 hereof, (c) be entitled to the benefits of this Agreement in the security provided for herein, and (d) be in such form as is acceptable to Lender.

         2.2 USE OF PROCEEDS. The proceeds of Loans may be used solely to refinance existing indebtedness and for general corporate purposes.

         2.3 BORROWING PROCEDURE. Whenever Borrower desires a Loan hereunder, Borrower shall give Lender written notice in a form which is acceptable to Lender specifying (a) the date (which shall be a Business Day in the case of a Prime Rate Loan or a Eurodollar Business Day in a case of a Eurodollar Loan) of the proposed borrowing, (b) the amount to be borrowed, (c) the portion of the borrowing constituting a Prime Rate Loan and/or a Eurodollar Loan (which may only be in Incremental Portions), and (d) if any portion of the proposed borrowing constitutes a Eurodollar Loan, the initial Eurodollar Interest Period selected by Borrower (one month, two months, three months or six months). Such notice shall be given by 10:00 a.m. (Dallas, Texas time) on the date of the proposed borrowing in the case of a Prime Rate Loan, and by 10:00 a.m. (Dallas, Texas time) two (2) Business Days prior to the date of the proposed borrowing in the case of a Eurodollar Loan. The notice may be given telephonically by Borrower to Lender, but upon giving such telephonic notice Borrower shall immediately thereafter


LOAN AGREEMENT - Page 7
provide Lender with the written notice described above. All notices given under this Section shall be irrevocable. Not later than 12:00 noon (Dallas, Texas time) on the date of the proposed borrowing and upon fulfillment of all other conditions required by this Agreement, Lender will make such Loan available to Borrower by crediting the amount thereof to Borrower's account with Lender or otherwise disbursing it as Borrower may request in writing. No Loans may be made on or after noon on the day before the Maturity Date.

         2.4 AMORTIZATION. Interest on the unpaid principal balance of the Note shall be due and payable as provided in Sections 3.2 and 3.3 hereof. The Principal Debt then outstanding, plus accrued but unpaid interest then outstanding, plus accrued but unpaid interest to the date of payment, shall be due and payable on the Maturity Date. Lender is authorized to debit Borrower's operating account on the date payment is due for all Obligations, including without limitation, all payments of principal and interest due under the Note.

         2.5 UNUSED COMMITMENT FEE. Borrower agrees to pay Lender an unused commitment fee for the period commencing with the date of this Agreement to the Maturity Date, computed at the rate of one quarter of one percent (0.25%) per annum on the average daily unused portion of the Commitment. The phrase "unused portion of the Commitment" as used in the preceding sentence means the difference between (a) $10,000,000, and (b) the sum of the Principal Debt plus Letter of Credit Liabilities then existing. The commitment fee shall be payable quarterly in arrears.

         2.6 LETTER OF CREDIT SUBFEATURE. As a subfeature under the revolving credit facility created by this Agreement, Lender may from time to time up to and including seven days prior to the Maturity Date, issue Letters of Credit for the account of Borrower (each a "Letter of Credit" and collectively, the "Letters of Credit"); provided however that (a) the form and substance of each Letter of Credit shall be subject to approval by Lender in its sole discretion, and (b) the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $10,000,000. No Letter of Credit shall have an expiration date subsequent to the Maturity Date. The undrawn amount of all Letters of Credit plus any and all amounts paid by Lender in connection with drawings under any Letter of Credit for which Lender has not been reimbursed (collectively, the "Letter of Credit Liabilities") shall be reserved under the revolving credit facility and shall not be available for Loans thereunder. Each draft paid by Lender under a Letter of Credit shall be deemed a Loan and shall be repaid in accordance with the terms of this Agreement; provided however, that if a Loan is not available for any reason whatsoever at the time any draft is paid by Lender, or, if Loans are not then available in such amount due to any limitation on borrowing set forth in this Agreement, then the full amount of such draft shall immediately be due and payable, together with interest thereon, from the date such amount is paid by Lender to the date such amount is fully repaid by Borrower, at the rate of interest applicable to Loans under the Note. In such event, Borrower agrees that Lender, at Lender's sole discretion, may debit Borrower's deposit account with Lender for the amount of such draft.

         2.7 TERMINATION AND REDUCTION OF COMMITMENT. Borrower may at anytime, or from time to time, reduce the Commitment, provided that (i) each partial reduction of the Commitment shall be in an amount that is an integral multiple of $50,000 and not less than $1,000,000, and (ii) Borrower shall not terminate or reduce the Commitment if, after giving effect to any concurrent prepayment of Loans in accordance with Section 3.7, the sum of Letter of Credit Liabilities would exceed the Commitment.

         Borrower shall notify Lender of any election to terminate or reduce the Commitment at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Any termination or reduction of the Commitment shall be permanent. Any termination or reduction of the Commitment shall be accompanied by payment of the unused commitment fee due on that portion of the Commitment reduced or terminated as per Section 2.5 hereof. There shall


LOAN AGREEMENT - Page 8
be no separate termination penalty. However no termination or reduction of the Commitment shall result in the waiver or otherwise excuse Borrower's payment of any other Obligations due hereunder.

                        SECTION 3. INTEREST RATE OPTIONS

         3.1 RATES OF INTEREST. The interest rate options available to Borrower hereunder shall be for Prime Rate Loans and for Eurodollar Loans. No more than five (5) different Eurodollar Loans may be outstanding at any one time.

         3.2 PRIME RATE LOANS. Borrower agrees to pay interest (calculated on the basis of the actual days elapsed in a year consisting of 360 days) with respect to the unpaid principal amount of each Prime Rate Loan at a varying rate per annum equal to the lesser of (i) the Maximum Rate of (ii) the Prime Rate plus the Applicable Margin. The interest in respect of each Prime Rate Loan shall be payable on the last day of each Prime Rate Interest Period.

         3.3 EURODOLLAR LOANS. Borrower agrees to pay interest (calculated on the basis of actual days elapsed in a year consisting of 360 days) with respect to the unpaid principal amount of each Eurodollar Loan at a rate per annum equal to the lesser of (i) the Maximum Rate or (ii) the Eurodollar Rate applicable to such Eurodollar Loan plus the Applicable Margin. Subject to the provisions of this Agreement as to prepayment, interest with respect to each Eurodollar Loan shall be payable on the last day of each Eurodollar Interest Period. Subject to the provisions of this Agreement as to prepayment, the principal of each Eurodollar Loan shall be paid or renewed on the last day of each applicable Eurodollar Interest Period or shall automatically be converted to a Prime Rate Loan on the last day of such Eurodollar Interest Period as hereinafter provided. If no Event of Default exists and Borrower desires to renew such Eurodollar Loan and the amount thereof is at least an Incremental Portion, Borrower shall deliver the notice required in Section 2.3 hereof and designate whether the Eurodollar Interest Period to commence on the expiration date of the prior Eurodollar Interest Period shall be a one month, two month, three month, or six month period. If Lender has not received timely permissible notice of designation of such Eurodollar Interest Period as herein provided, Borrower shall be deemed to have elected to convert such maturing Eurodollar Loan to a Prime Rate Loan.

         3.4 INTEREST RATE DETERMINATION. Lender shall determine each interest rate applicable hereunder and shall give prompt notice to Borrower of each rate of Interest so determined.

         3.5 CONVERSION OPTION: PRIME RATE LOANS TO EURODOLLAR LOANS. Borrower may convert its Prime Rate Loans to Eurodollar Loans by giving Lender irrevocable written notice of such election at least two (2) Eurodollar Business Days prior to the proposed conversion date. The notice of conversion to a Eurodollar Loan shall include (1) the amount of the Prime Rate Loan to be converted (which must be converted in Incremental Portions), and (2) the duration of the Eurodollar Interest Period selected (one month, two months, three months, or six months). If no Event of Default exists hereunder, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Eurodollar Business Day, on the next succeeding Eurodollar Business Day, but if an Event of Default exists hereunder, no conversion may occur.

         3.6 CONVERSION OPTION: EURODOLLAR LOANS TO PRIME RATE LOANS. Borrower may convert all or any part of its Eurodollar Loans to Prime Rate Loans by giving Lender irrevocable written notice of such election prior to 10 a.m. (Dallas, Texas time) on the conversion date, if such conversion date is the last day of a Eurodollar Interest Period with respect thereto, or at least two (2) Eurodollar Business Days prior written notice if the conversion date is a day other than the last day of the Eurodollar Interest Period with respect thereto. Such conversion shall be made on the requested conversion date or, if such



LOAN AGREEMENT - Page 9
requested conversion date is not a Business Day, on the next succeeding Business Day. A conversion of a Eurodollar Loan to a Prime Rate Loan on a day which is prior to the last day of the Eurodollar Interest Period for the Eurodollar Loan in question shall constitute a prepayment which may require the payment of the breakage fee described in Section 6 of Schedule I attached hereto. All conversion notices given hereunder shall be irrevocable.

         3.7 PREPAYMENT OF LOANS. Borrower may at any time and from time to time prepay any Prime Rate Loan, in whole or in part without premium or penalty. Borrower may at any time and from time to time prepay any Eurodollar Loan in whole or in part, without premium or penalty except as provided in Section 6 of
Schedule I, provided that Borrower first complies with the conditions hereinafter set forth. Borrower shall give Lender at least two (2) Eurodollar Business Days prior written notice of (i) its intent to prepay a Eurodollar Loan, (ii) the amount of principal which will be prepaid, and (iii) the date on which the prepayment will be made. Each prepayment of principal of a Eurodollar Loan shall be in a minimum amount of $500,000 (or the aggregate principal amount outstanding, if less) plus accrued interest thereon to the date of prepayment. Borrower may also be required to pay Lender the breakage fee described in
Section 6 of Schedule I attached hereto because such payment is made on a date which is prior to the last day of the applicable Eurodollar Interest Period.

         3.8 SCHEDULE I. Reference is made to Schedule I attached hereto for special provisions relating to Eurodollar Loans.

                             SECTION 4. COLLATERAL

         4.1 PERSONAL PROPERTY OF BORROWER. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be secured by a first and superior lien (except for Permitted Liens) against all personal property of Borrower pursuant to the terms of one or more security agreements (each, as amended from time to time, a "Security Agreement"), which shall be in form and substance satisfactory to Lender.

         4.2 REAL ESTATE OF BORROWER. The payment and performance of the Note and of all of the other Obligations hereunder and under the Loan Documents shall be secured by a first lien against the following real property of Borrower: (a)
34.0839 acres of land located in Wylie, Collin County, Texas, (b) property known as 1729 Broadway, Dallas, Texas, (c) property known as 2811 Walnut Hill, Dallas, Texas, (d) property known as 2817 Walnut Hill, Dallas, Texas, and (e) property known as 1115 Duncan, Denton, Texas, all pursuant to one or more deeds of trust (each, as amended from time to time, being a "Deed of Trust"), which shall be in form and substance satisfactory to Lender. The Deed of Trust shall contain, among other things, a partial release provision releasing the lien against any particular property if it is sold pursuant to terms acceptable to Lender and the net purchase price is applied to the payment of the Obligations, all as further provided in the Deed of Trust, provided the net purchase price for the properties described in clauses (a) and (b) of the immediately preceding sentence need not be paid to Lender if these properties are sold within one year of the date hereof.

         4.3 SUBSIDIARY GUARANTY. The payment and performance of the Note and all of the other Obligations hereunder and under the Loan Documents shall be unconditionally guaranteed by PMC Acquisition, Inc., a subsidiary of Borrower, pursuant to the terms of a guaranty agreement (as amended from time to time, the "Guaranty Agreement"), which shall be in form and substance satisfactory to Lender.



LOAN AGREEMENT - Page 10

                   SECTION 5. CONDITIONS PRECEDENT TO CLOSING

         The closing of the transactions contemplated by this Agreement shall take place on or before August 31, 2001, as the parties shall agree (the "Closing Date"). The obligations of Lender as set forth herein are subject to the satisfaction (in the opinion of Lender), unless waived in writing by Lender, of each of the following conditions. In the event that Borrower fails to satisfy any of the conditions precedent to the closing specified below and Lender nevertheless elects to close as an accommodation to Borrower (there being no obligation or agreement that Lender will do so), such condition(s) shall not be deemed waived and Borrower shall have thirty (30) days from the Closing Date to comply with such condition(s) to the satisfaction of Lender. Borrower's failure to satisfy such condition(s) precedent to the satisfaction of Lender within such thirty (30) day period shall constitute an Event of Default hereunder.

         5.1 EFFECTIVENESS OF LOAN DOCUMENTS. Each of the Loan Documents shall be in full force and effect.

         5.2 LEGAL OPINION. There shall have been delivered a favorable opinion of counsel for Borrower and PMC Acquisition, Inc. covering such matters incident to the Loan as Lender may reasonably request.

         5.3 DOCUMENTATION AND PROCEEDINGS. Borrower shall have delivered resolutions of its board of directors authorizing its execution, delivery and performance of the Loan Documents to which it is a party.

         5.4 NOTICE OF FINAL AGREEMENT. Borrower shall have executed a notice in compliance with the provisions of Section 26.02 of the Texas Business and Commerce Code (the "Notice of Final Agreement").

         5.5 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

         5.6 EXPENSES. Borrower shall have paid all reasonable expenses of Lender in connection with the preparation of the Loan Documents and the making of the Loan, including but not limited to, the fees and expenses of counsel for Lender.

                    SECTION 6. CONDITIONS PRECEDENT TO LOANS

         The obligation of Lender to make Loans to Borrower is subject, at the time of the funding of each such Loan (the "Funding Date"), to the satisfaction (in the opinion of Lender), unless waived in writing by Lender, of each of the following conditions:

         6.1 BORROWING REQUEST. Borrower shall have delivered to Lender, within the time frame specified in Section 2.1 hereof, a Borrowing Request appropriately completed in compliance herewith.

         6.2 AVAILABILITY OF COMMITMENT. The then Principal Debt plus the then Letter of Credit Liabilities plus the amount of the requested Loan shall be equal to or less than the Commitment.

         6.3 EXPENSES. Borrower shall have paid all reasonable expenses of Lender in connection with the making of the Loan.



LOAN AGREEMENT - Page 11

         6.4 REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein and in the Loan Documents shall be true and correct in all material respects as though such representations and warranties have been made on and as of the Funding Date, except to the extent that such representations and warranties relate specifically to another date.

         6.5 NO DEFAULT. There shall exist no Event of Default or Potential Default hereunder.

         6.6 CHANGE IN CONDITION. No change in the condition (financial or otherwise), business, assets, operations, or affairs of Borrower has occurred which has had or could possibly have a Material Adverse Effect.

                        SECTION 7. AFFIRMATIVE COVENANTS

         Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

         7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. Deliver or cause to be delivered to Lender:

                  A. ANNUAL FINANCIAL STATEMENTS. Within one hundred twenty
         (120) days of Borrower's fiscal year end, Borrower's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a certified public accountant acceptable to Lender. The statements shall be prepared on a consolidated and consolidating basis.

                  B. QUARTERLY FINANCIAL STATEMENTS. Within sixty (60) days of the period's end (including the last period in each fiscal year), Borrower's quarterly financial statements, certified and dated by an authorized financial officer of Borrower. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidated basis.

                  C. MANAGEMENT LETTER. Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower's auditor, or, if no management letter is prepared, a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

                  D. SEC FILINGS. Copies of Borrower's Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K Current Report within fifteen
         (15) days after the date of filing with the Securities and Exchange Commission.

                  E. COMPLIANCE CERTIFICATE. Within the period(s) provided in 7.1A and B above, a Compliance Certificate of Borrower in the form of Exhibit A attached hereto signed by an authorized financial officer of Borrower setting forth (i) the information and computations (in sufficient detail) to establish that Borrower is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Event of Default under this Agreement and, if any such Event of Default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.



LOAN AGREEMENT - Page 12

                  F. ADDITIONAL INFORMATION. Such additional information, reports and statements with respect to the business operations and financial condition of Borrower as Lender may reasonably request from time to time.

         7.2 ADVERSE CONDITIONS OR EVENTS. Promptly advise Lender in writing of
(i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's financial condition or operations, the collateral from time to time securing the Loan, or Lender's rights under the Loan Documents, (ii) any litigation filed by or against Borrower in which the amount in controversy exceeds $100,000, (iii) the occurrence of any Event of Default, or of any Potential Default, or the failure of Borrower to observe any of its undertakings hereunder or under any of the other Loan Documents, (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000, (v) any other event which has or can reasonably be expected to have a Material Adverse Effect (including without limitation, the termination of any material labor contract, any material labor dispute, or any strike, lockout, walkout, or other dispute to which it is a party or which affects or may affect any of its property), (vi) any actual, proposed or threatened testing or other investigation by any governmental authority or other Person concerning the environmental condition of, or relating to, any real property or the release of any Hazardous Materials by or from, affecting or related to any real property (except such releases as are made in accordance with applicable environmental laws), and (vii) any circumstances that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA, and the receipt of any notice to Borrower or any Commonly Controlled Entity that the PBGC intends to terminate a Plan, and the receipt of notice concerning the imposition of withdrawal liability in excess of $5,000 with respect to Borrower or any Commonly Controlled Entity.

         7.3 TAXES AND OTHER OBLIGATIONS. Pay all of Borrower's taxes, assessments and other obligations, including, but not limited to taxes and assessments and lawful claims which, if unpaid, might by law become a lien against the assets of Borrower, as the same become due and payable, except to the extent the same are being Contested in Good Faith.

         7.4 INSURANCE. Keep its properties of an insurable nature insured at all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated, maintain insurance of the types and in the coverage amounts and with reasonable deductibles as are usual and customary. Such insurance policies shall (1) provide that Lender shall receive prompt notice of any claims filed thereunder; (2) include a standard mortgagee clause in favor of Lender with loss payable for all claims in excess of $10,000 to Lender; and (3) provide that no adverse alteration or cancellation thereof shall be effective as against Lender until thirty (30) days after written notice of such alteration or cancellation is given to Lender. Borrower shall deliver to Lender certificates of insurance coverage within thirty (30) days following the Closing Date and thereafter as and when requested by Lender.

         7.5 COMPLIANCE WITH LAWS. Comply with all applicable laws (including environmental laws), rules, regulations and orders of any governmental authority, a breach of which (when considered alone or when aggregated with the effect of other breaches) could have a Material Adverse Effect.

         7.6 COMPLIANCE WITH MATERIAL AGREEMENTS. Comply in all respects with all existing and future agreements, indentures, mortgages, or documents which are binding upon it or affect any of its properties or business, a breach of which (when considered alone or when aggregated with the effect of other breaches) could have a Material Adverse Effect.

         7.7 MAINTENANCE OF RECORDS. Keep at all times books and records of account in accordance with GAAP in which full, true and correct entries will be made of all dealings or transactions in relation


LOAN AGREEMENT - Page 13
to the business and affairs of Borrower, and Borrower will provide adequate protection against loss or damage to such books of record and account.

         7.8 INSPECTION OF BOOKS AND RECORDS. Allow any representative of Lender to visit and inspect its properties, to examine its books of record and account and to discuss its affairs, finances and accounts with any of its officers, directors, employees and agents, all at such reasonable times and as often as Lender may request.

         7.9 EXISTENCE AND QUALIFICATION. Preserve and maintain its existence and good standing in Texas and in each other jurisdiction in which qualification is required and where failure so to qualify could have a Material Adverse Effect.

         7.10 FURTHER ASSURANCES. Make, execute or endorse, acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, assignments, financing statements or other assurances, and take any and all such other action as Lender may from time to time deem necessary or appropriate in connection with this Agreement or any of the other Loan Documents (i) to cure any defects in the creation of the Loan Documents, or (ii) to evidence further or more fully describe, perfect or realize on the collateral intended as security, or (iii) to correct any omissions in the Loan Documents, or (iv) to state more fully the security for the Obligations, or (v) to perfect, protect or preserve any liens pursuant to any of the Loan Documents, or (vi) for better assuring and confirming unto Lender all or any part of the security for any of the Obligations.

                         SECTION 8. NEGATIVE COVENANTS

         Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

         8.1 NEGATIVE PLEDGE. Grant, suffer or permit, any contractual or noncontractual lien on or security interest in its assets, except for Permitted Liens.

         8.2 MERGER, ETC. Enter into any merger or consolidation.

         8.3 EXTENSIONS OF CREDIT. Make any loan or advance to any individual, partnership, corporation or other entity without consent of Lender, except (a) loans and intercompany adjustments between Borrower and its subsidiaries occurring in the ordinary course of business, and (b) advances (not to exceed $50,000 in the aggregate at any time outstanding) made to employees of Borrower for the payment by them of items for which an expense report or voucher will be filed and which items will constitute ordinary and necessary business expenses of Borrower.

         8.4 BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Lender, except for (a) normal trade debts incurred in the ordinary course of Borrower's business; (b) existing indebtedness disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement; (c) leases of personal property which are not "capital leases" under GAAP and for which the lessor's remedy for a breach by the lessee thereunder is limited to recovery of the item leased; (d) guaranties by Borrower of indebtedness of its subsidiary, PMC Acquisition, Inc., previously given in favor of the Development Corporation of Abilene, Inc. and in favor of Lender; (e) leases of personal property which are "capital leases" under GAAP provided that the

LOAN AGREEMENT - Page 14
aggregate principal amount of such capital lease obligations shall not at any time exceed $250,000; and (f) indebtedness secured by purchase-money liens and security interests which shall not exceed $500,000 in the aggregate at any time outstanding.

         8.5 DIVIDENDS AND DISTRIBUTIONS. Pay any dividends or distributions to its shareholders in cash or with stock, if an Event of Default has occurred and is continuing or will result therefrom.

         8.6 TRANSFER OF ASSETS. Convey, assign, transfer, sell, lease or otherwise dispose of, or transfer any assets in excess of $100,000 in the aggregate in each fiscal year, except (a) in the normal course of its business, and (b) in accordance with the partial release provisions of the Deed of Trust.

         8.7 PRINCIPAL DEBT NOT TO EXCEED COMMITMENT. Permit at any time the Principal Debt plus the Letter of Credit Liabilities to exceed the Commitment.

         8.8 INVESTMENTS. Invest in (by capital contribution or otherwise), or acquire or purchase or make any commitment to purchase the obligations or stock of, any entity, except for Permitted Investments.

         8.9 CHANGE OF CONTROL OF BORROWER. Permit the change of control of Borrower. "Change of control" as used in the preceding sentence means (a) the acquisition of more than fifty percent (50%) of the outstanding voting stock of Borrower by any Person or group of Persons acting in concert, or (b) the acquisition of more than twenty percent (20%) of the outstanding voting stock of Borrower by any Person or group of Persons acting in concert if at any time following such acquisition of twenty percent (20%) or more of Borrower's outstanding voting stock more than fifty percent (50%) of the Persons serving on the board of directors of Borrower are Persons proposed directly or indirectly by the Persons or group of Persons acting in concert who have acquired such twenty percent (20%) or more of Borrower's outstanding voting stock.

         8.10 CHANGE IN NATURE OF BUSINESS. Conduct any business other than, or make any material change in the nature of, its business as carried on as of the date hereof.

         8.11 ARM'S LENGTH TRANSACTIONS. Enter into a transaction with any affiliate, except a transaction upon terms that are not less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

         8.12 SWAP AGREEMENTS. Enter into any SWAP Agreement other than Acceptable SWAP Agreements, or cause or permit any SWAP Agreement now existing or hereafter entered into to be amended, modified, terminated or liquidated.

         8.13 SUBSIDIARIES. Form or acquire any subsidiaries, except for subsidiaries formed or acquired to the extent permitted by the definition of Permitted Investments.

         8.14 EXCEPTIONS. Take any action which is permitted by any covenant contained in this Agreement if such action is in breach of any other covenant contained in this Agreement.

                         SECTION 9. FINANCIAL COVENANTS

         9.1 CURRENT RATIO. Borrower will not permit, at any fiscal quarter end, the ratio of its current assets to current liabilities to be less than 1.15 to
1.0. Current assets mean those assets treated as current assets determined on a consolidated basis in accordance with GAAP. Current liabilities mean all



LOAN AGREEMENT - Page 15
liabilities treated as current liabilities determined on a consolidated basis in accordance with GAAP, including indebtedness evidenced by the Note, regardless of maturity.

         9.2 DEBT TO WORTH RATIO. Borrower shall maintain on a consolidated basis a ratio of Total Liabilities (excluding the non-current portion of Subordinated Liabilities) to Tangible Net Worth not exceeding 2.25 to 1.0 as of the end of each fiscal quarter. "TOTAL LIABILITIES" means the sum of current liabilities plus long term liabilities. "TANGIBLE NET WORTH" means the value of Borrower's total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities. "SUBORDINATED LIABILITIES" means liabilities subordinated to Borrower's obligations to Lender in a manner acceptable to Lender in its sole discretion.

         9.3 FIXED CHARGE COVERAGE RATIO. Borrower shall maintain on a consolidated basis a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0. This ratio will be calculated at the end of each reporting period for which Lender requires financial statements from Borrower, using the results of the twelve-month period ending with that reporting period, except that current maturities of long-term debt shall be the aggregate amount of all regularly scheduled payments determined in accordance with GAAP actually scheduled to be paid within the next twelve (12) months from such date. "FIXED CHARGE COVERAGE RATIO" means the ratio of EBITA to Fixed Charges. "EBITDA" means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, amortization and other non-cash charges. "FIXED CHARGES" means current maturities of long-term debt, interest expense (both expensed and capitalized including the interest component in respect of capitalized lease obligations), plus current maturities of capital leases, plus the aggregate amount of federal, state and local income taxes, plus the aggregate amount of rent and lease expenses.

         9.4 PROFITABILITY. Borrower shall not incur on a consolidated basis (a) a net loss in any three consecutive quarterly accounting periods, or (b) a net loss in excess of $750,000 before taxes and extraordinary items over a period of any three consecutive quarterly accounting periods (by way of example, a $500,000 loss as of 03/31, a $10,000 profit as of 06/30 and a $300,000 loss as of 09/30 would be a loss in excess of $750,000 over a period of three consecutive calendar quarters in violation of clause (b) of this Section 9.4).

                   SECTION 10. REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         10.1 NO LIENS. Borrower has good and defensible title to all of its assets, and none of such assets are subject to any security interest, mortgage, deed of trust, pledge, lien, title retention document or encumbrance of any character, except for Permitted Liens.

         10.2 FINANCIAL STATEMENTS. The financial statements of Borrower as of March 31, 2001 and those for periods ending after March 31, 2001, have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there have been no material adverse changes in Borrower's financial condition or operation since the date or dates thereof.


LOAN AGREEMENT - Page 16

         10.3 GOOD STANDING. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of Texas and has the power and authority to own its property and to carry on its business in Texas and in each other jurisdiction in which Borrower does business and in which the failure to be so qualified would (when considered alone or when aggregated with the effect of failure to qualify in all other jurisdictions) have a Material Adverse Effect.

         10.4 AUTHORITY AND COMPLIANCE. Borrower has full power and authority to execute, deliver and perform the Loan Documents and to incur and perform the obligations provided for therein. No consent or approval of any public authority or other third party is required as a condition to the validity or performance of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

         10.5 BINDING AGREEMENTS. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

         10.6 LITIGATION. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, where the amount in controversy exceeds $100,000, except as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

         10.7 NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting any property of Borrower, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

         10.8 TAXES. All taxes and assessments due and payable by Borrower have been paid or are being Contested in Good Faith. Borrower has filed all tax returns which it is required to file.

         10.9 NO DEFAULT. No Event of Default or Potential Default not previously disclosed to Lender in writing has occurred and is continuing.

         10.10 ADVERSE CIRCUMSTANCES. Neither the business nor any property of Borrower is presently affected by any fire, explosion, accident, strike, lockout, or other dispute, embargo, act of God, act of public enemy, or similar event or circumstance nor has any other event or circumstance relating to its business or affairs occurred which has had or may reasonably be expected to have a Material Adverse Effect.

         10.11 ACCURACY OF INFORMATION. To the best of Borrower's knowledge, all factual information furnished to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

         10.12 ERISA. Borrower is in compliance in all material respects with all applicable provisions of ERISA except where failure to so comply would not result in a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed, nor has any Plan been terminated; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; and


LOAN AGREEMENT - Page 17

Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans.

         10.13 ENVIRONMENTAL. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, or regulations of the Environmental Protection Agency, or any applicable local or state law, rule, regulation or rule of common law, or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, the violation of which could have a Material Adverse Effect.

         10.14 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future Loan and in all instances shall be true and correct, except to the extent that such representations and warranties relate specifically to another date.

                              SECTION 11. DEFAULT

         Any of the following shall constitute events of default (each an "Event of Default"):

         11.1 NONPAYMENT. (a) Borrower shall default in the due and punctual payment of any principal or interest of the Note when due and payable, whether at maturity or otherwise, or (b) Borrower shall default in the due and punctual payment of any of the other Obligations when due and payable.

         11.2 REPRESENTATIONS AND WARRANTIES. Any representation, warranty or statement made by Borrower herein or otherwise in writing in connection herewith or in connection with any of the other Loan Documents and the agreements referred to herein or therein or in any financial statement, certificate or statement signed by any officer or employee of Borrower and furnished pursuant to any provision of the Loan Documents shall be breached, or shall be materially false, incorrect or incomplete when made.

         11.3 DEFAULT IN COVENANTS UNDER AGREEMENT. (a) Borrower shall default in the due performance or observance by it of any term, covenant or agreement set forth in Section 7.2 or in Sections 8.1 through 8.14 hereof or in Sections
9.1 through 9.4 hereof; or, (b) Borrower shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement other than those specified in clause (a) immediately preceding (and other than those described in Sections 11.1 and 11.2 hereof), and such default continues unremedied for a period of thirty (30) days after notice thereof from Lender or Lender is notified of such default or should have been so notified pursuant to the provisions of Section 7.2 hereof, whichever is earlier.

         11.4 DEFAULT IN OTHER LOAN DOCUMENTS. Borrower shall default in the due performance of or observance by it of any term, covenant or agreement on its part to be performed pursuant to the terms of any of the other Loan Documents and the default shall continue unremedied beyond any grace or cure period therein provided.

         11.5 DEFAULT IN OTHER DEBT. An event of default shall occur under the provisions of any instrument (other than the Loan Documents) evidencing indebtedness of Borrower for the payment of borrowed money or of any agreement relating thereto of an amount in excess of $100,000, the effect of which is to permit the holder or holders of such instrument to cause the indebtedness evidenced by such instrument to become due and payable prior to its stated maturity (whether or not the holder actually exercises such option).

LOAN AGREEMENT - Page 18

         11.6 VALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents shall cease to be a legal, valid and binding agreement enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated, or become or be declared ineffective or inoperative, or shall in any way whatsoever cease to give or provide the respective rights, remedies, powers and privileges intended to be created thereby.

         11.7 BANKRUPTCY. Borrower shall suspend or discontinue its business operations, or shall generally fail to pay its debts as they mature, or shall file a petition commencing a voluntary case concerning Borrower under any chapter of the United States Bankruptcy Code; or any involuntary case shall be commenced against Borrower under the United States Bankruptcy Code; or Borrower shall become insolvent (howsoever such insolvency may be evidenced).

         11.8 JUDGMENTS AND DECREES. Borrower shall suffer a final judgment for the payment of money in excess of $100,000 and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced, or, if commenced, has been effectively stayed. Any order, judgment or decree shall be entered in any proceeding against Borrower decreeing the dissolution or split up of such entity and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

         11.9 SWAP DEFAULT. An event occurs under or pursuant to any SWAP Agreement between Borrower and Lender which gives Lender the right or option to terminate the SWAP Agreement.

         11.10 ERISA. Any of the following events shall occur or exist with respect to Borrower and any Commonly Controlled Entity under ERISA and the regulations promulgated thereunder:

                  (a) any Reportable Event shall occur;

                  (b) complete or partial withdrawal from any Multiemployer Plan shall take place;

                  (c) any Prohibited Transaction shall occur;

                  (d) a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or

                  (e) circumstances shall exist which constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings;

and in each case above, such event or condition, together with all other events or conditions, if any, could subject Borrower to any tax, penalty or other liability which in the aggregate may exceed $5,000.

                              SECTION 12. REMEDIES

         Upon the occurrence of an Event of Default described in Section 11.7 hereof, the entire principal of and accrued interest on the Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. In the event that any other Event of Default shall occur and be continuing, Lender may, without demand or notice of its election, terminate its obligation to make further Loans hereunder



LOAN AGREEMENT - Page 19
and/or declare the entire unpaid balance of the Note and all other indebtedness of Borrower to Lender, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note and other indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence and during the continuance of any Event of Default, Lender may (a) exercise any and all rights under or pursuant to any of the Loan Documents, and
(b) exercise any and all rights afforded to Lender by the laws of the State of Texas or any other applicable jurisdiction or in equity or otherwise, as Lender may deem appropriate, and (c) terminate the Commitment.

                SECTION 13. COSTS, EXPENSES AND ATTORNEYS' FEES

         Borrower shall pay to Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with (a) the syndication, negotiation, preparation and delivery of this Agreement and each of the Loan Documents, and all other costs and attorneys' fees incurred by Lender for which Borrower is obligated to pay in accordance with the terms of the Loan Documents, and (b) any modifications of or consents or waivers under or amendments to or interpretations of this Agreement, the Note, or the other Loan Documents. Borrower further agrees to pay on demand all costs and expenses of Lender, if any (including without limitation reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, arbitration proceedings, legal proceedings or otherwise) of the Loan Documents. Borrower further agrees to indemnify Lender and its employees and agents, from and hold them harmless against any and all losses, liabilities, claims, damages or expenses which any of them suffers or incurs as a result of Lender's entering into this Agreement and the Loan Documents, or the consummation of the transactions contemplated by this Agreement and the Loan Documents, or the use or contemplated use of the proceeds of the Loan, or due to a release or alleged release of Hazardous Materials, including, without limitation, the fees and disbursements of counsel incurred in connection with any litigation, arbitration or other proceeding arising out of or by reason of any of the aforesaid. IT IS THE INTENTION OF THE PARTIES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF AN INDEMNIFIED PARTY. No such indemnified party, however, shall be entitled to be indemnified for its or his own gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnities shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, its directors, shareholders or creditors, or by an indemnified party and whether or not the transactions hereby are consummated. Borrower shall defend any claim for which an indemnified party is entitled to seek indemnity pursuant to the preceding sentence, and the indemnified party shall cooperate with the defense. The indemnified party may have separate counsel, and Borrower will pay the expenses and reasonable fees of such separate counsel if either counsel for Borrower or counsel for the indemnified party shall advise the indemnified party that the interests of both Borrower and the indemnified party with respect to such claim are or with reasonable certainty will become adverse. The agreements and obligations of Borrower contained in this Section shall survive payment in full of the Obligations.

                           SECTION 14. MISCELLANEOUS

         Borrower and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:


LOAN AGREEMENT - Page 20

         14.1 NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing (including telegraphic, telex and facsimile transmission) delivered to the other party at the addresses set forth on the first page of this Agreement or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made (whether actually received or not) (a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, and (b) if sent by any other means, upon delivery. Unless otherwise changed by notice given pursuant to this Section, the facsimile transmission number for Borrower shall be (214) 351-4172, and the facsimile transmission number for Lender shall be (214) 209-3140.

         14.2 CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

         14.3 CHOICE OF LAW AND VENUE. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

         14.4 AMENDMENT. No modification or amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Lender and Borrower. No consent or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Lender's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Agreement.

         14.5 DOCUMENTS. All documents, certificates and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

         14.6 PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any Person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other Persons or circumstances.

         14.7 SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the initial Loan and shall continue in full force and effect so long as the Obligations are outstanding or the Commitment has not expired.

         14.8 WAIVER FEE. If Lender, at its discretion, agrees to waive or amend any terms of this Agreement, Borrower will, at Lender's option, pay Lender a fee for each waiver or amendment in an amount advised by Lender at the time Borrower requests the waiver or amendment. Nothing in this


LOAN AGREEMENT - Page 21

Section shall imply that Lender is obligated to agree to any waiver or amendment requested by Borrower. Lender may impose additional requirements as a condition to any waiver or amendment.

         14.9 FEE FOR LATE FINANCIAL STATEMENTS. If any of the financial information required by this Agreement is not provided to Lender within the time limits provided in this Agreement, Borrower will, at Lender's option, pay Lender a late fee in an amount set by Lender. The imposition and payment of a late fee shall not constitute a waiver of Lender's rights with respect to the default.

         14.10 ENVIRONMENTAL. Borrower will comply in all material respects with all environmental, health, and safety laws and regulations applicable to it, the failure to comply with which could have a Material Adverse Effect. Borrower shall immediately notify Lender of any remedial action taken by Borrower under environmental laws with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrower shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

         14.11 COMMUNICATIONS VIA INTERNET. Borrower hereby authorizes Lender and its counsel to communicate and transfer documents and other information (including without limitation, confidential information) concerning this transaction or Borrower or the business affairs of Borrower via the Internet or other electronic communication without regard to the lack of security of such communications.

         14.12 AGREEMENT CONTROLLING. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of any of the other Loan Documents, the terms and provisions of this Agreement shall control. This Agreement replaces and supersedes in its entirety that certain commitment letter between the parties dated as of August 6, 2001.



                SECTION 15. ARBITRATION AND WAIVER OF JURY TRIAL

         This Section concerns the resolution of any controversies or claims between Borrower and Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to this Agreement any document related to this Agreement, including without limitation, the Loan Documents (collectively a "Claim"). At the request of Borrower or Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Agreement provides that it is governed by the law of a specified state.

         15.1 RULES AND PROCEDURES. Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor


LOAN AGREEMENT - Page 22
thereof ("JAMS"), and the terms of this Section 15. In the event of any inconsistency, the terms of this Section 15 shall control.

         15.2 ADMINISTRATION. The arbitration shall be administered by JAMS and conducted in Dallas, Texas. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

         15.3 POWER AND AUTHORITY OF ARBITRATOR(S) GENERALLY. The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Agreement.

         15.4 SELF-HELP REMEDIES. This Section does not limit the right of Borrower or Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

         15.5 SUIT NOT WAIVER. The filing of a court action is not intended to constitute a waiver of the right of Borrower or Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

         15.6 WAIVER OF JURY TRIAL. BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                     SECTION 16. NOTICE OF FINAL AGREEMENT

         THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



LOAN AGREEMENT - Page 23

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.





                                        PEERLESS MFG. CO.



                                        By  /s/
                                          -------------------------------------
                                          Robert J. Boutin, Chief Financial
                                          Officer




                                        BANK OF AMERICA, N.A.



                                        By /s/
                                          -------------------------------------
                                          J. Shelby Farris, Vice President


                                LIST OF EXHIBITS


A....................... .....Compliance Certificate................Section 7.1E


LOAN AGREEMENT - Page 24

                                   SCHEDULE I

                 SPECIAL PROVISIONS RELATING TO EURODOLLAR LOANS

         The following provisions shall apply to all Eurodollar Loans under this Agreement.

         1. INCREASED COST AND REDUCED RETURN. (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall subject Lender to any tax, duty, or other charge with respect to any Eurodollar Loan, the Note, or Lender's obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to Lender under this Agreement or the Note in respect of any Eurodollar Loan (other than taxes imposed on the overall net income of Lender by the jurisdiction in which Lender has its principal office or its applicable lending office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurocurrencies Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, Lender, including the commitment of Lender hereunder; or

                  (iii) shall impose on Lender or on the London interbank market any other condition affecting this Agreement or the Note or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to Lender of making, converting into, continuing, or maintaining any Eurodollar Loan or to reduce any sum received or receivable by Lender under this Agreement or the Note with respect to any Eurodollar Loan, then Borrower shall pay to Lender on demand such amount or amounts as will compensate Lender for such increased cost or reduction. If Lender requests compensation by Borrower under this Section 1, Borrower may, by notice to Lender, suspend the obligation of Lender to make or continue Eurodollar Loans or to convert Prime Rate Loans into Eurodollar Loans until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4 shall be applicable); provided that such suspension shall not affect the right of Lender to receive the compensation so requested.

         (b) If, after the date hereof, Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of Lender or any corporation controlling Lender as a consequence of Lender's obligations hereunder to a level below that which Lender or corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such reduction.


SCHEDULE 1 - Page 1

         (c) Lender shall promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section and will designate a different applicable lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it. Lender shall furnish to Borrower a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, Lender may use any reasonable averaging and attribution methods.

         (d) The obligations of Borrower under this Section 1 shall survive termination of this Agreement and payment in full of the Note for a period of two (2) years thereafter.

         2. LIMITATION ON EURODOLLAR LOANS. If on or prior to the first day of any Eurodollar Interest Period for any Eurodollar Loan:

                  (i) Lender determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Interest Period; or

                  (ii) Lender determines (which determination shall be conclusive) that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Eurodollar Interest Period;

then Lender shall give Borrower prompt notice thereof specifying the relevant amounts or periods as is applicable, and so long as such condition remains in effect, Lender shall be under no obligation to make additional Eurodollar Loans, continue Eurodollar Loans, or to convert Prime Rate Loans into Eurodollar Loans, and Borrower shall, on the last day(s) of the then current Eurodollar Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Eurodollar Loans or convert such Eurodollar Loans into Prime Rate Loans in accordance with the terms of this Agreement.

         3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for Lender to maintain, or fund Eurodollar Loans hereunder, then Lender shall, promptly notify Borrower thereof and Lender's obligation to make or continue Eurodollar Loans and to convert Prime Rate Loans into Eurodollar Loans shall be suspended until such time as Lender may again make, maintain, and fund Eurodollar Loans ('in which case the provisions of Section 4 shall be applicable).

         4. TREATMENT OF AFFECTED LOANS. If the obligation of Lender to make Eurodollar Loans or to continue Eurodollar Loans or to convert Prime Rate Loans into Eurodollar Loans shall be suspended pursuant to Section 1 or Section 3 hereof (the "Affected Loans"), the Affected Loans shall be automatically converted into Prime Rate Loans on the last day(s) of the then current Eurodollar Interest Period(s) for Affected Loans (or, in the case of a conversion required by Section 3 hereof, on such earlier date as Lender may specify to Borrower) and, unless and until Lender gives notice as provided below that the circumstances specified in Section 1 or Section 3 hereof that gave rise to such conversion no longer exist:

                  (i) to the extent that the Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to the Affected Loans shall be applied instead to Prime Rate Loans; and

                  (ii) all loans that would otherwise be made or continued by Lender as Eurodollar Loans shall be made or continued instead as Prime Rate Loans, and all loans of Lender that would

SCHEDULE 1 - Page 2
         otherwise be converted into Eurodollar Loans shall be converted instead into (or shall remain as) Prime Rate Loans.

         5. TAXES. (a) Any and all payments by Borrower to or for the account of Lender hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lender taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender (or its applicable lending office) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to Lender (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof

         (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) Borrower agrees to indemnify Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5) paid by Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

         (d) If the Borrower is required to pay additional amounts to or for the account of Lender pursuant to this Section 5, then Lender will agree to use reasonable efforts to change the jurisdiction of its applicable lending office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of Lender, is not otherwise disadvantageous to Lender.

         (e) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing such payment.

         (f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5 shall survive the termination of the Commitment and the payment in full of the Note for a period of two (2) years thereafter.

         6. COMPENSATION. Upon the request of Lender, Borrower shall pay to Lender such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

                  (i) any payment, prepayment, or conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Obligations pursuant to Section 11 of the Agreement) on a date other than the last day of the Eurodollar Interest Period for such Eurodollar Loan; or

SCHEDULE 1 - Page 3

                  (ii) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
         Section 6 of the Agreement to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or conversion under this Agreement.

         Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 6 shall survive the payment in full of the Note for a period of two (2) years thereafter.


SCHEDULE 1 - Page 4

                                    EXHIBIT A

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate (the "Certificate") is delivered pursuant to the Loan Agreement dated as of August 31, 2001 (together with all amendments and modifications, if any, from time to time made thereto, the "Loan Agreement"), between PEERLESS MFG. CO. (the "Borrower") and BANK OF AMERICA, N.A. ("Lender"). Unless otherwise defined, terms used herein (including the exhibits hereto) have the meanings provided in the Loan Agreement.

         The undersigned, being the duly elected, qualified and acting ______________ of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower, hereby certifies and warrants that:

         He or she is the _____________ of the Borrower and that, as such, he or she is authorized to execute this Certificate on behalf of the Borrower.

         As of ________________, 200___:

         1. No Defaults. Borrower was not in default of any of the provisions of the Loan Agreement during the period to which this Certificate relates.

         2. Current Ratio. Borrower's ratio of its current assets to current liabilities was _______ to 1.0.

         3. Debt to Worth Ratio. Borrower's consolidated Debt to Worth Ratio was to 1.0 as computed on Debt to Worth Ratio Exhibit attached hereto.

         4. Fixed Charge Coverage Ratio. Borrower's consolidated Debt Service Coverage Ratio was __________ to 1.0 as computed on Fixed Charge Coverage Ratio Exhibit attached hereto.

         5. Profitability. Borrower is in compliance with the provisions of
Section 9.4 hereof.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20____.


                                                   -----------------------------
                                                   Name:
                                                        ------------------------
                                                   Title:
                                                         -----------------------

                              CURRENT RATIO EXHIBIT

                                                Period ending __________, 200__.

CURRENT RATIO (ON A CONSOLIDATED BASIS)

1.  (A) = GAAP current assets                          $
                                                        ----------------
2.  GAAP current liabilities                           $
                                                        ----------------
    + Outstanding Principal Debt                       $
                                                        ----------------
    (A) Add preceding two lines                        $
                                                        ----------------

CURRENT LIABILITIES TO CURRENT ASSETS = 1(A) / 2(A)                     TO 1.0
                                                       -----------------

Required current ratio                                 Not less than 1.15 to 1.0

                           DEBT TO WORTH RATIO EXHIBIT


                                                Period ending __________, 200__.


DEBT TO WORTH RATIO (ON A CONSOLIDATED BASIS)

1.  Total Liabilities:
    current liabilities                                                     $
                                                                             ----------------
    + long term liabilities (including, but not limited to,
    accrued and deferred income taxes)                                      $
                                                                             ----------------

    MINUS the non-current portion of liabilities subordinated to
    the Borrower's obligations to Lender                                    $(               )
                                                                             ----------------

    (A) = Total Liabilities                                                 $
                                                                             ----------------

2.  Tangible Net Worth:
    value of  Borrower's total assets (including leaseholds,
    leasehold improvements and reserves against assets, but
    EXCLUDING all intangible assets as defined below*)                      $
                                                                             ----------------

    LESS
    Total Liabilities (see calculation 1(A) above)                          $(              )
                                                                             ---------------

3.  (A) Tangible Net Worth                                                  $
                                                                             ---------------

DEBT TO WORTH RATIO = 1(A) / 3(A)                                                            TO 1.0
                                                                             ----------------

Required Debt to Worth Ratio                                                 Not more than 2.25 to 1.0


* The sum of goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower.

                       FIXED CHARGE COVERAGE RATIO EXHIBIT

                                       12 Month Period ending __________, 200__.


DEBT SERVICE COVERAGE RATIO (ON A CONSOLIDATED BASIS)

1.       EBITDA:
                  net income                                                    $
                                                                                 -----------------
         [LESS income] [or PLUS loss] from discontinued
         operations and extraordinary items                                     $(                )
                                                                                 -----------------
         +        income tax                                                    $
                                                                                 -----------------
         +        interest expense                                              $
                                                                                 -----------------
         +        depreciation                                                  $
                                                                                 -----------------
         +        depletion                                                     $
                                                                                 -----------------
         +        amortization                                                  $
                                                                                 -----------------
         +        other non-cash charges                                        $
                                                                                 -----------------
         (A)      = EBITDA                                                      $
                                                                                 -----------------

2.       Fixed Charges:
         Current portion of long term debt (aggregate amount
         of scheduled debt service during period of 12 months
         beginning on the date of the current financial statements
         above)                                                                 $
                                                                                 -----------------
         + current portion of capitalized lease obligations                     $
                                                                                 -----------------
         + interest expense on all obligations                                  $
                                                                                 -----------------
         plus aggregate amount of federal, state and
         local income taxes                                                     $
                                                                                 ----------------

         plus aggregate amount of dividends                                     $
                                                                                 ----------------

         (A) = Total Fixed Charges                                              $
                                                                                 ----------------

FIXED CHARGE COVERAGE RATIO = 1(A) / 2(A)                                                        to 1.0
                                                                                -----------------

Required ratio is:                                                              Not less than 1.25 to 1.0

                                 REVOLVING NOTE

$10,000,000                       DALLAS, TEXAS            As of August 31, 2001

FOR VALUE RECEIVED, PEERLESS MFG. CO. , a Texas corporation having its principal place of business at 2819 Walnut Hill Lane, Dallas, Texas 75229, referred to herein as the "Borrower," promises to pay to the order of BANK OF AMERICA, N.A., a national banking association and referred to herein as the "Lender," the principal sum of Ten Million and No/100 Dollar ($10,000,000) or, if less, all such sums as may have been advanced and be outstanding hereunder, together with interest on the unpaid principal balance as set forth below. All sums hereunder are payable to the Lender at its principal office in Dallas, Dallas County, Texas.

1. DEFINITIONS. Unless the context hereof otherwise requires or provides, the terms used herein have the same meanings as defined in that certain Loan Agreement between the Borrower and the Lender of even date herewith, as the same has been or may be amended or supplemented from time to time (the "Agreement").

2. INTEREST RATE. The unpaid principal balance from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) shall bear interest as provided in the Agreement

3. PAYMENT OF INTEREST AND PRINCIPAL. The principal and all accrued interest on this Note shall be due and payable in accordance with the provisions of the Agreement. The principal and interest due hereunder shall be evidenced by the Lender's records which, absent manifest error, shall be conclusive evidence of the computation of principal and interest balances owed by the Borrower to the Lender. If not sooner paid as provided in the Agreement, the aggregate amount of all sums advanced and outstanding hereunder, together with all accrued, unpaid interest thereon, shall be due and payable in full on the Maturity Date. All past-due payments of principal and interest under this Note shall bear interest at the Maximum Rate from maturity until paid.

4. DEFAULT. Upon the occurrence of an Event of Default described in Section 11.7 of the Agreement, the entire principal of and accrued interest on this Note shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind, all of which are hereby expressly waived by the Borrower. If any other Event of Default occurs and is continuing, the holder of this Note may, without demand or notice of its election declare the entire unpaid balance of this Note, or any part thereof, immediately due and payable, whereupon the principal of and accrued interest on such Note shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices and further actions of any kind (except as provided in the Agreement), all of which are hereby expressly waived by the Borrower.

5. AUTO DEBIT. The Borrower has elected to authorize the Lender to effect payment of sums due under this Note by means of debiting the Borrower's account number 1252079666. This authorization shall not affect the obligation of the Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if the Lender fails to debit the account.

6. WAIVER. Each surety, endorser, guarantor and any other party now or hereafter liable for the payment of this Note in whole or in part ("Surety") and the Borrower hereby severally (a) waive grace, demand, presentment for payment, notice of nonpayment, protest, notice of protest, non-payment or dishonor, notice of intent to accelerate, notice of acceleration and all other notices (except as provided in the Agreement), filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, surrender, subordination, waiver, modification, change, exchange or the release of any security or release of the liability of any parties primarily or secondarily liable hereon, (c) agree that the Lender is not required first to institute suit or exhaust its remedies hereon against the Borrower, any Surety or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same or to join any of them in any suit against any others of them, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

7. ATTORNEYS' FEES. If this Note is not paid at maturity, regardless of how such maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy or any other judicial proceedings, or through any arbitration proceeding, or is placed in the hands of an attorney for collection, the Borrower shall pay, in addition to all other amounts owing hereunder, all actual expenses of collection, all court costs and reasonable attorney's fees incurred by the holder hereof.

8. LIMITATION ON AGREEMENTS. All agreements between the Borrower and the Lender, whether now existing or hereafter arising, are hereby limited so that in no event shall the amount paid, or agreed to be paid to or charged or demanded by the Lender for the use, forbearance, or detention of money or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed the Maximum Rate. If any circumstance otherwise would cause the amount paid, charged or demanded to exceed the Maximum Rate, the amount paid or agreed to be paid to or charged or demanded by the Lender shall be reduced to the Maximum Rate, and if the Lender ever receives interest which otherwise would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest otherwise would exceed the unpaid balance of principal of this Note such excess shall be applied first to other indebtedness of the Borrower to the Lender, and the balance, if any, shall be refunded to the Borrower. In determining whether the interest paid, agreed to be paid, charged or demanded hereunder exceeds the highest amount permitted by applicable law, all sums paid or agreed to be paid to or charged or demanded by the Lender for the use, forbearance or detention of the indebtedness of the Borrower to the Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout such term, (ii) be characterized as a fee, expense or other charge other than interest, and (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this Section shall control and supersede every other provision of all agreements between the Lender and the Borrower in conflict herewith.

         9. GOVERNING LAW AND VENUE. This Note and the rights and obligations of the parties hereunder shall be governed by the laws of the United States of America and by the laws of the State of Texas, and is performable in Dallas County, Texas. Chapter 346 of the Texas Finance Code does not apply to this Note.

         10. BUSINESS DAY. If any action is required or permitted to be taken hereunder on a Sunday, legal holiday or other day on which banking institutions in the State of Texas are authorized or required to close, such action shall be taken on the next succeeding day which is a business day, and, to the extent applicable, interest on the unpaid principal balance shall continue to accrue at the applicable rate.

         11. AGREEMENT. This Note is the Note referred to in the Agreement, and is entitled to the benefits thereof and the security as provided for therein. Reference is made to the Agreement and the Loan Documents for (a) a statement of the rights and obligations of the Borrower, including the right to terminate the Commitment without penalty, (b) a description of the nature and extent of the security and the rights of the parties with respect to such security, (c) a statement of the terms and conditions under which the due date of this Note may be accelerated, and (d) a description of the Borrower's prepayment rights.

         12. ARBITRATION AND WAIVER OF JURY TRIAL.

         (a) This Section concerns the resolution of any controversies or claims between the Borrower and the Lender, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Note (including any renewals, extensions or modifications); or (ii) any document related to this Note; (collectively a "Claim").

         (b) At the request of the Borrower or the Lender, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "Act"). The Act will apply even though this Note provides that it is governed by the law of a specified state.

         (c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control.

         (d) The arbitration shall be administered by JAMS and conducted in Dallas, Texas. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

         (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Note.

         (f) This Section does not limit the right of the Borrower or the Lender to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or
(iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

         (g) The filing of a court action is not intended to constitute a waiver of the right of the Borrower or the Lender, including the suing party, thereafter to require submittal of the Claim to arbitration.

         (h) BY AGREEING TO BINDING ARBITRATION, THE BORROWER IRREVOCABLY AND VOLUNTARILY WAIVES ANY RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE BORROWER IRREVOCABLY AND VOLUNTARILY

WAIVES ANY RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE AGREEMENT.

         IN WITNESS WHEREOF, the Borrower has executed this Note as of the date and year first above written.

                                                PEERLESS MFG. CO.


                                                By  /s/
                                                  -----------------------------
                                                  Robert J. Boutin
                                                  Chief Financial Officer

                               SECURITY AGREEMENT

                  This Security Agreement (the "SECURITY AGREEMENT") is entered into as of the 31st day of August 2001, by PEERLESS MFG. CO., a Texas corporation having its principal place of business in 2819 Walnut Hill Lane, Dallas, Texas 75229 ("DEBTOR"), in favor of BANK OF AMERICA, N.A., a national banking association ("SECURED Party").

                                    RECITALS

         WHEREAS, at the time of execution of this Security Agreement, Secured Party has committed to loan Debtor $10,000,000.00, pursuant to the provisions of a Loan Agreement dated as of the 31st day of August 2001, between Debtor and Secured Party (the "AGREEMENT"); and

                  WHEREAS, to induce Secured Party to make the loans provided for in the Agreement, Debtor has agreed to grant a security interest in certain collateral as hereinafter described as security for repayment of such loan;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

                  TERMS. Terms defined in the Agreement have the same meanings when used herein unless otherwise defined herein or the context hereof otherwise requires. In addition to any other terms defined herein, the following terms shall have the meanings set forth below. Terms not defined herein or in the Agreement which are defined in the Texas Uniform Commercial Code, as in effect on the date hereof (the "UCC"), have the meanings specified in the UCC, and the definitions specified in Article 9 of the UCC control in the case of any conflicting definitions in the UCC. The singular number includes the plural and vice versa. Captions of Sections do not limit the terms of such Sections.

                  "ACCOUNTS" means all of Debtor's now owned or existing or hereafter acquired or arising accounts and includes all of Debtor's rights to payment arising out of the transfer of rights in Debtor's tangible or intangible personal property, and all supporting obligations.

                  "ACCOUNT DEBTOR" means each person who is obligated on, under, or with respect to any Payment Rights Collateral.

                  "CERTIFICATED SECURITIES" means all of Debtor's now owned or existing or hereafter acquired or arising certificated securities.

                  "CHATTEL PAPER" means all of Debtor's now owned or existing or hereafter acquired or arising, tangible and intangible chattel paper.

                  "COLLATERAL" means all of the following wherever located: (a) Accounts, (b) Chattel Paper, (c) Deposit Accounts, (d) Documents, (e) Equipment,
(f) General Intangibles, (g) Instruments, (h) Inventory, (i) Investment Property, (j) Letter of Credit Rights, (k) all dividends, distributions, and income attributable to proceeds, products, additions to, substitutions, replacements and supporting obligations for, model conversions, and accessions of, any and all Collateral; "proceeds" includes, without limitation, all proceeds of any insurance (including any surrender value therefor, any right to return, or unearned premiums), causes and rights of action, remedies, privileges, settlements, judicial and arbitration judgments and awards, indemnities, liens, warranties, or guaranties payable from time to time with respect to or security for any of the Collateral, and (l) all ledgers, files, writings, records, data bases, plans, drawings, and information relating to any of the foregoing.

                  "DEPOSIT ACCOUNTS" means all of Debtor's now owned or existing or hereafter acquired or arising deposit accounts.

                  "DOCUMENTS" means all of Debtor's now owned or existing or hereafter acquired or arising documents.

                  "EQUIPMENT" means all of Debtor's now owned or existing or hereafter acquired or arising equipment and fixtures of every description used or useful in the conduct of Debtor's business, and all accessories, accessions, additions, attachments, substitutions, replacements, improvements, parts, and other property now or hereafter affixed thereto or used in connection therewith.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 6.0 hereof.

                  "GENERAL INTANGIBLES" means all of Debtor's now owned or existing or hereafter acquired or arising general intangibles (including all payment intangibles) and in any event includes all rights to tax refunds, all copyrights, patents, trademarks, trade secrets, service marks, formulae, blueprints, technology, trade dress, logotypes, rights arising out of leases, licenses, and contracts which are not accounts, chattel paper, or instruments (including, without limitation, dividends and rights to payment arising out of partnership agreements and management contracts), computer software, options, warranties, service contracts, program services, rights to refund, reimbursement, indemnification, and subrogation, goodwill, licenses, royalties, franchises, customer lists, reversions from any retirement plan or arrangement, and all other choses in action and causes of action.

                  "INSTRUMENTS" means all of Debtor's now owned or existing or hereafter acquired or arising instruments, including all of Debtor's promissory notes.

                  "INTANGIBLE COLLATERAL" means all Collateral other than Equipment and Inventory.

                  "INVENTORY" means all of Debtor's now owned or existing or hereafter acquired or arising goods, merchandise, and other personal property furnished under any contract of service or intended for sale or lease, including all raw materials, work in process, finished goods and materials and supplies, of any kind, nature, or description, that are used or consumed by Debtor's business, or are or might be used in connection with the manufacture, packing, shipping, advertising, selling, or finishing of such goods, merchandise, and other personal property, all goods consigned by or to Debtor, all goods previously constituting Equipment which are at any time in question being held for sale or lease in the ordinary course of Debtor's business, and all returned or repossessed goods now or at any time or times hereafter in the possession or under the control of Debtor.

                  "INVESTMENT PROPERTY" means all of Debtor's now owned or existing or hereafter acquired or arising investment property, including without limitation or in addition, all financial assets and all the following:

         (a) all the capital stock, partnership interests, membership interests and other ownership interests issued by, and all other ownership interest in, all subsidiaries of Debtor (that are not Foreign Subsidiaries, as defined below) now owned or hereafter created or acquired and owned by the Debtor, including without limitation, the capital stock or other ownership interests described on
Exhibit 1.1.

         (b) sixty-six and two thirds percent (66 2/3%) of all the capital stock, partnership interests, membership interests or other ownership interests of each subsidiary of Debtor organized outside of the United States of America (the "FOREIGN SUBSIDIARIES"), now owned or hereafter created or acquired and owned by Debtor, including without limitation those specifically described on
Exhibit 1.2 hereto; and

         (c) all the commodity accounts and security accounts described on
Exhibit 3.7.

         "LETTER OF CREDIT RIGHTS" means all of Debtor's now owned or existing or hereafter acquired or arising rights to payment and performance under any letter of credit.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, lien, conditional sale or other title retention agreement, or any financing statement or any distraint, writ of attachment, writ of garnishment, writ of sequestration, or similar writ or any other encumbrance of any nature whatsoever, whether voluntary or not.

         "PAYMENT RIGHTS COLLATERAL" means all Collateral consisting of General Intangibles which constitute payment intangibles, Accounts, and Chattel Paper.

         "PERMITTED LIENS" means (a) the liens and security interests evidenced by the Loan Documents, (b) statutory liens for taxes which are not yet delinquent, (c) mechanics' and materialman's liens, with respect to obligations which are not past due, (d) other liens and security interests, in favor of Lender, (e) liens described on Exhibit 1.3, (f) liens arising under "capital leases" under GAAP which are permitted by Section 8.4 of the Loan Agreement, (g) purchase-money mortgages, liens or security interests on any property hereafter acquired or the assumption of any mortgage, lien or security interest on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or any mortgage, lien or security interest incurred in connection with any conditional sale or other title retention agreement, (h) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the immediately preceding clauses hereof, provided however (1) that the lien shall be limited to all or part of the property securing the lien extended, renewed or replaced (plus improvements thereon), and (2) that the indebtedness secured thereby is not increased, (i) minor defects and irregularities of title which neither (1) are liens or security which secure other indebtedness or obligations, nor (2) materially impair the value of such asset or the use thereof for the purposes for which such asset is held.

         "SECURITY AGREEMENT" means this Security Agreement and all amendment hereof or supplements hereto.

         "SECURITY INTEREST" means the security interest granted by Debtor to the Secured Party under this Security Agreement.

         "SOLVENT" when used with respect to any person means that the fair value of the property of such person is on the date of determination, greater than the total amount of the liabilities (including contingent liabilities) of such person as of such date and that, as of such date, such person is able to pay all indebtedness of such person as such indebtedness matures.

                  SECURITY.

                           Security Interest. As security for the payment or
performance, as the case may be, in full of the Obligations, Debtor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to Secured Party, its successors and assigns, and hereby grants to Secured Party, its successors and assigns, a security interest in all of Debtor's right, title and interest in, to and under the Collateral.

                           Debtor to Remain Liable. Debtor shall remain liable
under and shall preserve the liability of all other parties to each agreement constituting part of the Collateral and shall perform all of its obligations thereunder. The exercise by Secured Party of any of its rights hereunder shall not release Debtor from any duties under any agreement. Secured Party has no obligation or liability with respect to any of the Collateral under any agreement by reason or arising out of the assignment thereof to Secured Party or the granting to Secured Party of a security interest therein or the receipt by Secured Party of any payment relating to any such agreement.

                  REPRESENTATIONS. Debtor makes the following representations to Secured Party:

                           Enforceability. Debtor has all requisite authority to
execute, deliver, and perform its duties under, and has duly authorized, executed, and delivered, this Security Agreement; and this Security Agreement is enforceable against Debtor in accordance with its terms. The execution, delivery, and performance hereof by Debtor do not violate, and do not require any authorization, notice, or filing under, any agreement, judgment, injunction, decree, determination, award, rule, regulation, order, or writ of any person, entity, court, or governmental agency or authority. This Security Agreement creates in favor of Secured Party an enforceable security interest; and the Security Interests in the Collateral constitute, or upon necessary or appropriate filings will constitute, perfected security interests therein free of all other Liens other than Permitted Liens.

                           No Proceeding. There is no pending or threatened
claim or proceeding which if determined adversely to Debtor would materially and adversely affect any aspect of Debtor's business or the Collateral, except as disclosed to Secured Party in writing and acknowledged by Secured Party prior to the date of this Security Agreement.

                           Financial Condition of Debtor. Debtor is Solvent. All
financial or credit statements or information of or relating to Debtor delivered to or relied upon by Secured Party in connection with this Security Agreement are true, correct, complete, and valid and accurately reflect Debtor's financial condition as of the date thereof

                           Title to Collateral and Related Matters.

                                    Debtor has rights in or power to transfer
the Collateral and its title to the Collateral free of any dispute, counterclaim, or defense.

                                    Each obligation constituting Payment Rights
Collateral is a valid and enforceable obligation representing an undisputed debt owing by the Account Debtor to Debtor for a fixed sum as set forth in an invoice or other document or instrument representing the same. No Payment Rights Collateral is subject to any defense, right of offset, counterclaim or adjustment.

                                    Exhibit 3.4(c) lists all trade names by
which Debtor is now known or has been previously known.

                                    None of the Collateral is an accession to
goods other than goods constituting part of the Collateral.

                           Instruments in Payment of Intangible Collateral.
Debtor has not received any note, trade acceptance, draft, or other instrument with respect to or in payment of any Payment Rights Collateral, except checks received in the ordinary course of business.

                           Address and Place of Business. Attached as Exhibit
3.6 is a complete and correct description of all real property owned by Debtor. None of the property listed on Exhibit 3.6 is mortgaged except to Secured Party. The chief executive office of Debtor is 2819 Walnut Hill Lane, Dallas, Texas 75229. All of Debtor's records or copies thereof pertaining to the Collateral and the proceeds thereof are now maintained at its chief executive office. Within the past four (4) months, Debtor has not changed the location of its chief executive office or where it keeps its records concerning the Collateral. Debtor has no places of business other than the locations listed on Exhibit 3.6. None of the Equipment or Inventory has, within the four (4) months preceding the date of this Security Agreement, been located at any place other than the addresses specified in the preceding sentence, except for in-transit Inventory, Inventory held at customer locations for assembly in the ordinary course of business, and Equipment held by third parties for repair from time to time in the ordinary course of business. No person or entity other than Debtor and Secured Party has possession of any of the Collateral, except for Inventory, which in the ordinary course of Debtor's business, is located at the premises of the Debtor's customers for purposes of its assembly; provided that no such Inventory is located at a customer's site for more than four months before title transfers to the customer and the customer pays the purchase price therefor.

                           Deposit, Commodity and Securities Accounts. Exhibit
3.7 correctly identifies all deposit, commodity and securities accounts owned by Debtor and the institutions holding such accounts. No party other than Debtor has control over any Investment Property or such accounts.

                           Name and Organization of Debtor. Debtor's exact legal
name and the jurisdiction under which Debtor is organized are as set forth in the first paragraph of this Security Agreement. Debtor has not changed its name within the five (5) years immediately preceding the date of this Security Agreement, and Debtor conducts no business under any other name, whether or not registered as an assumed name, except as specified in Exhibit 3.4(c). Exhibit 3.4(c) sets forth an accurate list of all names of all predecessor companies of Debtor including the names of any entities it acquired (by stock purchase, asset purchase, merger or otherwise) and the chief place of business, chief executive office, and jurisdiction of organization of each such predecessor company. For purposes of the foregoing, a "predecessor company" shall mean, with respect to Debtor, any party whose assets or equity interests are acquired by Debtor or who was merged with or into Debtor within the last five years prior to the date hereof.

                           Delivery of Collateral. Except as provided by Section
4.12, Debtor has delivered to Secured Party all Collateral the possession of which is necessary to perfect the security interest of Secured Party therein.

                           Intellectual Property. All intellectual property of
the Debtor that is registered with or for which an application for registration has been filed with any governmental authority is identified on Exhibit 3.10, and such information is true, correct and complete as of the date hereof.

                           Continuation of Representations and Warranties. All
representations and warranties made under this Security Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future Loan and in all instances shall be true and correct, except to the extent that such representations and warranties relate specifically to another date and provided that Debtor may at any time and from time to time update the Schedules hereto so as to cause such Schedules to be true and correct as of the date of any future Loan.

                  COVENANTS. Debtor covenants as follows:

                           In General. Debtor will (a) maintain good and
marketable title to all Collateral free of any Lien (other than Permitted Liens), dispute, counterclaim, or defense; (b) perform fully and promptly all agreements contained herein and in all other Loan Documents; (c) conduct all business efficiently and without voluntary interruption; (d) preserve all material rights, privileges, and franchises held or used in its business; (e) at its cost and expense, defend any action which may affect the Security Interest or Debtor's title to the Collateral; and (f) cooperate with Secured Party so that Secured Party is allowed to obtain a control agreement in form and substance satisfactory to Secured Party with respect to Collateral which consists of deposit accounts, investment property, letter of credit rights, or electronic chattel paper.

                           Notices. Debtor promptly will notify Secured Party of
(a) any material adverse change in Debtor's financial condition or any change which materially adversely affects any of the Collateral or the Security Interest; (b) any claim, action, or proceeding which could materially and adversely affect the value of, or Debtor's title to, any of the Collateral, or the effectiveness of the Security Interest; and (c) the occurrence of any Event of Default.

                           Processing, Sale, Collections, Etc.

                                    Debtor will use Equipment constituting
Collateral solely in the conduct of Debtor's business, will keep all tangible Collateral in good order and repair, will use commercially reasonable efforts not to waste any part of the Collateral, will not destroy any part of the Collateral, and will not use any of the Collateral in violation of any statute or ordinance.

                                    Until notice from Secured Party to the
contrary, given at any time after the occurrence and during the continuance of any Event of Default, Debtor (i) may, in the ordinary course of its business, at its own expense, sell, lease, or furnish under contracts of service any of the Inventory (but no such sale or use shall limit or impair the Security Interest in any proceeds thereof); (ii) will, at its own expense, endeavor to collect, when due, all amounts due with respect to any of the Intangible Collateral, and take such action with respect to such collection as Secured Party may reasonably request or, in the absence of such request, as Debtor may deem advisable; and
(iii) may grant in the ordinary course of business, to any person obligated on any of the Intangible Collateral, any rebate, refund, or allowance to which such person may be lawfully entitled, and accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Intangible Collateral.

                                    Except as permitted by Section 4.3(b),
4.3(d) or 4.12 hereof or by Section 8.6 of the Loan Agreement, Secured Party does not authorize Debtor to, and Debtor will not sell, lease, assign, license, transfer, or otherwise dispose of or in any manner alter, modify, manufacture, process, or assemble the Collateral or any part thereof. If Debtor with or without the consent of Secured Party disposes of a substantial part of the Collateral, Debtor will notify Secured Party of such disposition.

                                    Any Equipment constituting Collateral
necessary for the operation of Debtor's business which is worn out, destroyed, or damaged beyond repair may be disposed of but will promptly be replaced by Equipment, free of any Lien except for Permitted Liens, which has a value or utility at least equal as of the date of replacement to the value or utility of the replaced Equipment as of the date hereof.

                                    Except as contemplated by Section 4.3(b),
4.3(d) and 4.12, so long as Debtor holds any proceeds of the Collateral, Debtor will hold same separate and apart from any other property of Debtor and in trust for Secured Party and shall not commingle the proceeds of Collateral with any of Debtor's funds or property.

                                    Debtor will place a legend on all Chattel
Paper constituting part of the Collateral that Secured Party has a security interest in such Chattel Paper.

                           Change of Name or Location; Third Parties in
Possession. Debtor will not change its state of organization, name, or form of organization or conduct any of its business under any name except its legal name or those identified on Exhibit 3.4(c) without the prior, written consent of Secured Party, which consent is conditioned on Debtor's delivery of all documents necessary or desirable to preserve the Security Interest. Debtor will not establish a new location for its jurisdiction of organization, chief executive office or for maintaining its books and records nor the location of any Collateral (other than Inventory held at customer locations) until it has given to Secured Party not less than thirty (30) days' prior written notice of its intention to do so which identifies such new location and provides such other information and documents in connection therewith as Secured Party may request. Debtor shall not permit any third party (including any warehouseman, bailee, agent, consignee, or processor but excluding customers) to hold any Collateral, except as contemplated by Section 3.6 or unless Debtor shall: (i) notify such third party of the security interests created hereby; (ii) instruct such party to hold all such Collateral for Secured Party's account subject to Secured Party's instructions; and (iii) take all other actions Secured Party reasonably deems necessary to perfect and protect its and the Debtor's interests in such Collateral pursuant to the requirements of the UCC of the applicable jurisdiction where the warehouseman, bailee, consignee, agent, processor or other third party is located (including the filing of a financing statement in the proper jurisdiction naming the applicable third party as debtor and the Debtor as secured party and notifying the third party's secured lenders of the Debtor's interest in such Collateral before the third party receives possession of the Collateral in question). If an Event of Default occurs and Secured Party requests, Debtor shall take the actions specified in clauses (i) through (iii) of the foregoing sentence with respect to Inventory in possession of its customers.

                           Records. Debtor will maintain a complete and accurate
set of books and records containing up-to-date posting of all Debtor's transactions. Debtor will keep proper books and records with respect to the Collateral and will upon request mark or otherwise make entries with respect to such books and records to reflect the Security Interest.

                           Reports. Debtor will furnish Secured Party with such
information with respect to the Collateral as Secured Party may request. Debtor will deliver to Secured Party on a periodic basis as Secured Party determines, a report describing the kind, location, and quantity of Inventory and a report in form satisfactory to Secured Party accurately showing and describing the Payment Rights Collateral and including, among other information, the aging of each item of Payment Rights Collateral. Debtor will deliver to Secured Party, together with each such report, duplicate invoices, shipping receipts, and such other evidence of shipment or delivery of the goods or performance of the services or the performance of such other act or acts giving rise to such Payment Rights Collateral as Secured Party may, from time to time, require. Upon Secured Party's request, if Debtor grants to any Account Debtor a credit, or if Debtor receives back any goods which Debtor had delivered to an Account Debtor, Debtor will forthwith give notice to Secured Party, in writing, of the issuance of such credit or the return of such goods. Debtor will promptly advise Secured Party of the existence of any dispute with respect to any Intangible Collateral.

                           INDEMNITY. DEBTOR INDEMNIFIES AND AGREES TO HOLD
SECURED PARTY AND SECURED PARTY'S OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (EACH AN "INDEMNIFIED PARTY" AND COLLECTIVELY THE "INDEMNIFIED PARTIES") HARMLESS FROM AND AGAINST ANY LOSS, CLAIM, DEMAND, OR EXPENSE (INCLUDING ATTORNEYS' FEES) (INDIVIDUALLY, A "CLAIM") ARISING BY REASON, OR IN ANY MANNER RELATED TO, THIS SECURITY AGREEMENT OR THE COLLATERAL OR THE FAILURE OF DEBTOR TO COMPLY WITH ANY STATE OR FEDERAL STATUTE, RULE, REGULATION, ORDER, OR DECREE INCLUDING, WITH RESPECT TO EACH INDEMNIFIED PARTY, ALL CLAIMS ARISING BY REASON OF THE NEGLIGENCE OF SUCH, OR ANY OTHER, INDEMNIFIED PARTY BUT EXCLUDING, WITH RESPECT TO ANY INDEMNIFIED PARTY ANY CLAIM ARISING BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY. The applicable indemnified party shall control the defense of any Claim, but Debtor will pay the cost thereof. This indemnity is in addition to and not in any manner in limitation of the other indemnification provisions of the other Loan Documents.

                           Taxes. Debtor will pay all taxes and assessments on
the Collateral or on its use or operation prior to the time such taxes become past due, except such as are being contested in good faith by appropriate proceedings and with reserves which are adequate in the opinion of Secured Party.

                           Mortgagees' and Landlords' Waivers. At Secured
Party's request, Debtor will cause each mortgagee of all real estate owned by Debtor and each landlord of all premises leased by Debtor to execute and deliver to Secured Party instruments, in form and substance satisfactory to Secured Party, by which such mortgagee or landlord waives or subordinates all of its rights, if any, to all of the Collateral.

                           Insurance. Debtor will keep the Collateral insured at
all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated, maintain insurance of the types and in the coverage amounts and with reasonable deductibles as are usual and customary. Such insurance policies shall (1) provide that Secured Party shall receive prompt notice of any claims filed thereunder; (2) include a standard mortgagee clause in favor of Secured Party with loss payable for all claims in excess of $10,000 to Secured Party; and (3) provide that no adverse alteration or cancellation thereof shall be effective as against Secured Party until thirty (30) days after written notice of such alteration or cancellation is given to Secured Party. Debtor shall deliver to Secured Party certificates of insurance coverage within thirty (30) days following the date hereof and thereafter as and when requested by Lender.

                           Operations. Debtor will at all times comply in all
material respects with all applicable law, the non-compliance with which could have a materially adverse effect on Debtor or the Collateral.

                           Further Assurances; Exceptions to Delivery. Debtor
authorizes Secured Party to file a financing statement describing the Collateral. Debtor will at its own expense take all action as Secured Party may at any time request to protect, assure or enforce Secured Party's interests, rights and remedies created by, provided in or emanating from this Security Agreement. Debtor will (a) immediately deliver to Secured Party, in due form for transfer (endorsed in blank or accompanied by duly executed, undated, appropriate blank stock or bond powers) all Certificated Securities, Chattel Paper, Instruments, Documents, and writings evidencing General Intangibles which are interests in or obligations of the issuer of such writings constituting part of the Collateral; (b) at Secured Party's request, cause the Security Interest to be duly noted on any certificate of title issuable with respect to any of the Collateral and forthwith deliver to Secured Party each such certificate of title; and (c) execute and deliver to Secured Party, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary or advisable by Secured Party) such assignments (including assignments of life insurance), security agreements, mortgages, deeds of trust, pledge agreements, consents, waivers, financing statements (and amendments thereof), stock or bond powers, and other documents, and do such other acts and things, all as may from time to time in the opinion of Secured Party be necessary or desirable to establish and maintain a valid perfected first priority security interest in the Collateral free of all Liens other than Permitted Liens. Notwithstanding the foregoing or anything else herein to the contrary, prior to Secured Party's written notice to the contrary, Debtor may:
(i) retain for collection in the ordinary course of business checks representing Proceeds of Accounts received in the ordinary course of business; (ii) retain any letters of credit received in the ordinary course of business; (iii) retain and utilize in the ordinary course of business all dividends and interest paid in respect to any Investment Property; and (iv) retain any Documents received and further negotiated in the ordinary course of business. If Secured Party requests at any time, Debtor shall take such action as Secured Party may require to (a) deliver all letters of credit and Documents pledged as Collateral hereunder to Secured Party and (b) instruct all Account Debtors and all other parties making payments on or in respect of any Collateral (including without limitation, any Investment Property) to make payment thereon to Secured Party in accordance with Section 5.5.

                           Accessions and Fixtures. Debtor will not permit any
of the Collateral to become an accession to goods other than goods constituting the Collateral. If any of the Collateral is to be attached to real property that is not listed on Exhibit 3.6, Debtor will give the Secured Party written notice of (a) the legal description of the real property to which such Collateral is to be attached, and (b) the name of the record owner thereof.

                           Warehouse Receipts Non-Negotiable. Debtor agrees that
if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7.104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

                           Voting Rights; Distributions, Etc. So long as no
Event of Default shall have occurred and be continuing, Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and notifications) pertaining to any of Investment Property; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of Secured Party which would be inconsistent with or violate any provision of this Security Agreement or any other Loan Document.

                           Transfers and Other Liens; Additional Investments.
Except as permitted by the terms of this Security Agreement or any other Loan Document, the Debtor agrees that it will (i) not permit any issuer of any of the Collateral to issue any shares of stock, or any other equity, partnership, membership or other ownership interest, any notes or other securities or instruments in addition to or in substitution for any of the Collateral, and
(ii) pledge hereunder, immediately upon its acquisition thereof, any and all such shares of stock or other equity, partnership, membership and other ownership interests, notes or instruments.

                           Intellectual Property Covenants. If, before the
Obligations are paid in full, Debtor obtains any new intellectual property or rights thereto or becomes entitled to the benefit of any intellectual property, Debtor shall give to Secured Party prompt written notice thereof, and, at Secured Party's request, shall execute and deliver, in form and substance satisfactory to Secured Party , a security agreement describing any such new intellectual property for filing with the applicable governmental authorities. Debtor shall: (a) prosecute diligently any copyright, patent, or trademark application at any time pending which is necessary for the conduct of Debtor's business; (b) make application on all new copyrights, patents and trademarks as reasonably deemed appropriate by Debtor; (c) preserve and maintain all rights in the intellectual property that are necessary for the conduct of Debtor's business; and (d) upon and after the occurrence and during the continuance of an Event of Default, use its reasonable efforts to obtain any consents, waivers or agreements necessary to enable Secured Party to exercise its remedies with respect to the intellectual property. Debtor shall not abandon any pending copyright, patent or trademark application, or copyright, patent, trademark or any other intellectual property which is necessary for the conduct of Debtor's business without the prior written consent of Secured Party.

                           Deposit, Commodity and Security Accounts. Debtor
shall not open any new deposit, commodity or security account or otherwise utilize any such account other than the accounts identified on Exhibit 3.7 unless Debtor shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its Security Interest therein to be perfected. Prior to the occurrence and continuance of an Event of Default, Debtor may make purchases and sales of Investment Property (that does not constitute equity interests in its subsidiaries) in accordance with the restrictions on investment set out in the Loan Documents. After the occurrence and during the continuance of an Event of Default, Debtor shall not be authorized to make purchases and sales of the Investment Property. Debtor will not give any party control over any Investment Property. At Secured Party's request, Debtor will take all action required by Secured Party to give Secured Party control over the accounts described in
Exhibit 3.7, including without limitation, the execution and delivery among Debtor, Secured Party and the institutions identified on Exhibit 3.7 of control agreements in form and substance satisfactory to Secured Party.

                           Commercial Tort Claims. The Debtor will grant to
Secured Party a security interest in any commercial tort claim that arises after the date hereof that relates to or arises out of the Collateral or the conduct of the Debtor's business in relation thereto.

                  SECURED PARTY'S RIGHTS. Secured Party has the following rights without regard to the occurrence of an Event of Default:

                           Information. At any reasonable time and from time to
time, Secured Party or any of its representatives may at Debtor's expense to the extent permitted by applicable law inspect the Collateral and examine, audit, inspect, verify, and make copies of and abstracts from the books and records, and visit the properties of Debtor, discuss the affairs, finances, and accounts of Debtor with any of its officers or directors and discuss the affairs, finances, and accounts of Debtor with its independent public accountants; and Debtor will permit such accountants to disclose to Secured Party all financial statements and other information they may have with respect to Debtor.

                           Delivery of Collateral. Secured Party may at any time
demand and Debtor shall deliver to Secured Party possession or control of any of the Collateral.

                           Performance by Secured Party. Secured Party may, but
is not obligated to, perform or attempt to perform any agreement of Debtor contained herein if Debtor is failing to do so. If any material part of the Collateral becomes the subject of any proceeding and Debtor fails to defend fully such proceeding and to protect Debtor's and Secured Party's rights in such Collateral in good faith, Secured Party may, at Secured Party's option but at Debtor's cost, elect to defend and control the defense of such litigation or other proceeding, and may (a) select and retain counsel, (b) determine whether settlement shall be offered or accepted, and (c) determine and negotiate all settlement terms.

                           Preservation. Debtor has the risk of loss of the
Collateral. Secured Party's duty with respect to any Collateral in the possession of Secured Party is solely to use reasonable care in the custody and preservation of the Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Debtor may request in writing, but failure by Secured Party to comply with any such request shall not of itself be deemed a failure to exercise such reasonable care. SECURED PARTY IS NOT RESPONSIBLE FOR, NOR ARE THE OBLIGATIONS (OR DEBTOR'S LIABILITY WITH RESPECT THERETO) SUBJECT TO SETOFF OR REDUCTION BY REASON OF, ANY SHORTAGE, DISCREPANCY, DAMAGE, LOSS, OR DESTRUCTION IN OR TO THE COLLATERAL nor, in any event, any depreciation in the value of the Collateral. Secured Party is not required to fulfill any of the obligations of Debtor with respect to any of the Collateral, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance of any party under any of the Collateral, or to present or file any claim, or to take any action to enforce any performance or the payment of any amounts which have been assigned to it, in which it has been granted a security interest, or to which it may be entitled at any time. Secured Party has no duty to maintain in force, to prevent lapse or impairment of, or to exercise any rights with respect to any of the Collateral or any insurance thereon, or to exercise any rights, options or privileges respecting any of the Collateral or to take any steps necessary to preserve rights against prior or other parties or to enforce collection of the Collateral or any part thereof by legal proceedings or otherwise. The duties of Secured Party are to account to Debtor for Collateral actually received by Secured Party and to receive collections, remittances and payments on such Collateral as and when made and received by Secured Party and hold same as Collateral or apply same to the Obligations pursuant to the terms hereof.

                           Regarding Intangible Collateral. Secured Party may at
any time without prior notice to Debtor and without the necessity of foreclosing thereon, notify any person liable in respect of any Payment Rights Collateral to make payment directly to Secured Party and receive such payments and otherwise enforce Debtor's rights against Account Debtors. All payments so received will be applied as specified herein. Upon request of Secured Party, at any time, Debtor will so notify the Account Debtors and will indicate on all billings to Account Debtors that all monies due thereon are payable to Secured Party. Secured Party has the right to verify the Payment Rights Collateral or any portion thereof in the name of Debtor, in the name of Secured Party, or otherwise. Except as specifically permitted in this Security Agreement, Debtor will not agree to any modification of the terms of any Payment Rights Collateral without the prior written consent of Secured Party. If any Intangible Collateral evidences a security interest of Debtor in any property, Debtor will take all steps necessary to perfect such security interest. After an Account Debtor has been notified of the assignment of the Collateral to Secured Party, Debtor shall not release, compromise, or adjust any Payment Rights Collateral, or any guaranty, security, or lien therefor, or grant any discounts, allowances, or credits thereon, or bring any suit to enforce payment thereof. Secured Party is not liable for any error, omission, or delay occurring in the settlement, collection, or payment of or enforcement of rights with respect to any Payment Rights Collateral or of any instrument received in full or part payment thereof or in dealing with any lien, security, or guaranty of or any other contractual undertaking related to any Payment Rights Collateral. Secured Party may require Debtor to deposit in a bank account in a bank of Secured Party's choice over which Secured Party alone shall have the authority to make withdrawals, or deliver to Secured Party all checks, drafts, money, or other cash proceeds of the Collateral, immediately upon receipt thereof and in form received (except for any necessary endorsement or assignment to permit a collection). Secured Party may hold the funds in said account as additional Collateral or may, at Secured Party's discretion, apply same to the Obligations. Secured Party may attempt to collect from any party liable in respect of any Payment Rights Collateral, by suit or otherwise, any sums due thereon and otherwise to enforce Debtor's rights with respect thereto, and may surrender, release, or exchange any Collateral therefor and extend, renew, or compromise any sums payable in connection therewith, but Secured Party is in any event entitled to charge back against Debtor any uncollected Payment Rights Collateral.

                  DEFAULT. Debtor is in default under this Security Agreement upon the happening of any of the following events or conditions (each an "EVENT OF DEFAULT"): (a) the occurrence of an Event of Default as that term is defined in the Agreement; (b) (i) Debtor shall default in the due performance or observance by it of any term, covenant or agreement set forth in Section 4.2, 4.3(c) or 4.4; or, (ii) Debtor shall default in the due performance or observance of any term, covenant or agreement contained in this Security Agreement other than those specified in clause (i) immediately preceding, and such default continues unremedied for a period of thirty (30) days after notice thereof from Secured Party or Secured Party is notified of such default or should have been so notified pursuant to the provisions of Section 4.2, whichever is earlier; (c) the sale, assignment, distribution, transfer or granting of a Lien on any of the Collateral to or in favor of any party other than Secured Party, unless otherwise expressly permitted by this Security Agreement or in writing by Secured Party; (d) the entry of a judgment or levy against any part of the Collateral or any execution, attachment, sequestration, distraint warrant or other like or similar writ is issued with respect to any of the Collateral; (e) the title of Debtor to any substantial part of the Collateral becomes the subject of litigation which would or might, in Secured Party's opinion, upon final determination result in substantial impairment or loss of the security provided by this Security Agreement and upon notice by Secured Party to Debtor such litigation is not dismissed within 30 days of such notice; (f) the loss, theft, substantial damage to or destruction of any material portion of the Collateral; or (g) the determination by Secured Party that the results of any field examination of the books and records of Debtor or the Collateral or other property of Debtor conducted by Secured Party pursuant to the provisions of the Loan Documents are not acceptable to Secured Party. Debtor agrees that any Event of Default hereunder shall, notwithstanding the terms of the Loan Documents, create an Event of Default under each Loan Document.

                  REMEDIES. Upon the occurrence of an Event of Default, and at any time thereafter, if any Event of Default is continuing, Secured Party has the following rights and remedies to the full extent permitted by applicable law:

                           Acceleration. Secured Party may declare the
Obligations secured hereby, or any part thereof, immediately due and payable, whereupon same shall be due and payable without demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or without further action of any kind, all of which are hereby expressly waived by Debtor; and Secured Party may proceed to enforce payment of same and exercise all of the rights and remedies provided by the UCC as well as all other rights and remedies possessed by Secured Party under this Security Agreement, any other Loan Document or otherwise.

                           Removal and Possession. Secured Party may require
Debtor to assemble the Collateral and make it available to Secured Party at any place designated by Secured Party which is reasonably convenient to both parties. Secured Party is entitled to immediate possession of all books and records pertaining to any of the Collateral. Secured Party may leave the Collateral on Debtor's or any other party's premises but under Secured Party's control or may remove the Collateral from the premises of Debtor or from wherever located, and, for purposes of removal and possession, Secured Party or its representatives may enter any premises of Debtor without legal process and thereafter hold or store same, and Debtor waives and releases Secured Party from all claims in connection therewith or arising therefrom, and Secured Party may maintain at Debtor's expense on Debtor's premises a custodian who may exercise Secured Party's rights to protect the Collateral.

                           Sale of Collateral.

                                    Secured Party may sell the Collateral, in
one or more sales or parcels, at such price as Secured Party deems adequate and for cash or on credit or for future delivery, without assumption of any credit risk, any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell. The purchaser of any Collateral sold shall thereafter hold the same free from any claim or right, including any equity of redemption, of Debtor. Secured Party may make any such sale subject to any limitation or restriction, including but not limited to a limitation in the method of offering the Collateral or in the number or identity of prospective bidders, which Secured Party may believe to be necessary to comply with any requirement of applicable law or in order to obtain any required approval of the purchase or the purchaser by any governmental authority or officer. No such limitation or restriction shall cause such sale not to be considered a commercially reasonable sale, nor shall Secured Party be liable or accountable to Debtor, nor shall the Obligations be subject to any reduction, by reason of the fact that the proceeds of a sale subject to any such limitation or restriction are less than otherwise might have been obtained. Without notice to or consent by Debtor, Secured Party may exercise all rights as the insured, beneficiary, or owner of any insurance policy and may surrender same and receive the surrender value thereof or sell same pursuant to the terms thereof.

                                    Unless the Collateral is perishable or
threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor commercially reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice are met if such notice is given in accordance with Section 10.1 at least ten (10) days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, leasing or the like shall include Secured Party's attorneys' fees and legal expenses, and all such expenses shall be borne by Debtor. Public or private sales, for cash or on credit, to a wholesaler or retailer or investor, or use of Collateral of the types subject to this Security Agreement, or public auction, are commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and the credit risks of such sales.

                                    At any sale Secured Party may sell any part
of the Collateral without warranty of any kind and may specifically disclaim any warranty of title or the like, and none of the foregoing will be considered to make the sale not commercially reasonable.

                                    Debtor waives all rights of marshaling,
valuation and appraisal in respect of the Collateral.

                                    Secured Party may cause any or all of the
Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

                                    Secured Party may exercise any and all
rights and remedies of the Debtor under or in respect of the Collateral, including, without limitation, any and all rights of the Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral. Debtor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (f) and to receive the dividends, interest and other distributions which it is entitled to receive hereunder.

                                    For purposes of enabling Secured Party to
exercise its rights and remedies under this Section 7.3 and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral in each case as Secured Party shall be entitled to exercise its rights and remedies under this Section 7.3, the Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign, license or sublicense any of the intellectual property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof and further including in such license such rights of quality control and inspection as are reasonably necessary to prevent the trademarks included in such license from claims of invalidation. This license shall also inure to the benefit of all successors, assigns and transferees of Secured Party.

                           Other Rights.

                                    Secured Party may exercise all other rights
it may have under any of the other agreements between Debtor and Secured Party or under applicable law. Secured Party is entitled to the appointment of a receiver to take possession of all or any portion of the Collateral and to exercise any such powers as the court confers upon the receiver.

                                    Secured Party may accept all or part of the
Collateral in full or, if Debtor so agrees in writing, partial satisfaction of the Obligations.


                           Exercise of Rights. Secured Party may exercise its
rights with respect to the Collateral in such manner and in such order as Secured Party determines, and Secured Party is not required to license, sell, or dispose of any part of the Collateral or to collect, or attempt to collect, any sum payable by reason of the Collateral before Secured Party may collect the Obligations, nor is Secured Party obligated to attempt to collect the Obligations before licensing, selling, or disposing of any part of the Collateral. Secured Party may, without foreclosing thereon, license, collect and otherwise enforce all amounts owing on the Collateral or any proceeds or otherwise enforce all of Debtor's or Secured Party's rights in any of the Collateral. Neither Debtor nor any other party liable in respect of the Obligations may direct the application of any proceeds received by Secured Party, and Secured Party may apply any such proceeds as herein provided.

                           Proceeds of Sale.

                                    All proceeds of sale or other disposition or
collection of the Collateral (whether before or after default), at Secured Party's discretion and to the extent permitted by applicable law, shall be applied first to all costs and expenses of sale or other disposition or collection, including attorneys' fees, and expenses for holding, preparing for sale, and selling the property; second, in whatever order Secured Party elects, to payment or collateralization of the Obligations; third, to the settling of any other Liens or claims against the Collateral. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and then or at any time thereafter applied in whole or in part by Secured Party against, the Obligations. If the Obligations are fully satisfied and there are no other claims to any surplus, Debtor is entitled to any surplus of the Collateral or the proceeds received therefrom, but Debtor remains liable for any deficiency.

                                    If Secured Party sells any of the Collateral
on credit, Debtor is entitled to credit on the Obligations for those payments actually made by the purchaser received by Secured Party and applied to the debt of the purchaser for such purchase.

                           ATTORNEY-IN-FACT. DEBTOR APPOINTS SECURED PARTY AS
DEBTOR'S ATTORNEY-IN-FACT (WITHOUT REQUIRING IT TO ACT AS SUCH) WITH FULL POWER OF SUBSTITUTION TO DO ANY ACT WHICH DEBTOR IS OBLIGATED BY THIS SECURITY AGREEMENT TO DO AND TO TAKE ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTATION WHICH SECURED PARTY AT ANY TIME AND FROM TIME TO TIME

DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE PURPOSES OF THIS SECURITY AGREEMENT, INCLUDING, WITHOUT LIMITATION, (a) to receive cash and to receive and to endorse the name of Debtor on all checks, drafts, money orders, or other instruments for the payment of monies that are payable to Debtor and constitute collections of the Collateral, (b) to execute in the name of Debtor schedules, assignments, documents, financing statements, amendments of financing statements, and other papers deemed necessary or appropriate by Secured Party to perfect, preserve, or enforce the Security Interest, (c) to exercise all rights of Debtor in the Collateral, (d) to make withdrawals from and to close deposit accounts and other accounts with any financial institution into which proceeds may have been deposited and to apply funds so withdrawn as provided herein, (e) to receive, open, and read mail addressed to Debtor, (f) to prepare, adjust, execute, deliver, and receive payment under insurance claims and to collect and receive payment of and endorse any instrument in payment of loss or return premiums on any other insurance refund or return and to apply such amounts as received by Secured Party, at Secured Party's sole option, toward repayment of the Obligations or replacement of the Collateral, and (g) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party's Security Interest therein. THE POWER OF ATTORNEY HEREIN CONFERRED IS GRANTED FOR VALUABLE CONSIDERATION, IS COUPLED WITH AN INTEREST, AND IS IRREVOCABLE SO LONG AS ANY PART OF THE OBLIGATIONS IS UNPAID. THIS POWER OF ATTORNEY IS CONFERRED ON SECURED PARTY SOLELY TO PROTECT, PRESERVE, MAINTAIN AND REALIZE UPON ITS SECURITY INTEREST IN THE COLLATERAL.

                  RIGHT OF SETOFF. Upon the occurrence of an Event of Default or any condition, event, or act which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default, Secured Party is authorized at any time and from time to time, without notice to Debtor or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Secured Party to or for the credit or the account of Debtor against and on account of the Obligations, any other liabilities of Debtor to Secured Party under this Security Agreement or any other agreement between Debtor and Secured Party, including, without limiting the generality of the foregoing, all claims of any nature or description, whether or not Secured Party has made any demand hereunder and although said liabilities or claims, or any of them, are contingent or unmatured and whether or not other security held by Secured Party is considered by Secured Party to be adequate.

                  MISCELLANEOUS.

                  10.1 Notice. All notices, requests or demands which any party is required or may desire to give to any other party under any provisions of this Security Agreement must be in writing (including telegraphic, telex and facsimile transmission) delivered to the other party at the addresses set forth below or to such other address as any party may designate by written notice to the other party:

                  (a)      If to Secured Party:

                           Bank of America, N.A.
                           901 Main Street, 7th Floor
                           Dallas, Texas 75202
                           Fax:  (214) 209-3140

                  (b)      If to Debtor:

                           Peerless Mfg. Co.
                           2819 Walnut Hill Lane
                           Dallas, Texas 75229
                           Attn: Chief Financial Officer
                           Fax: (214) 351-4172

Each such notice, request or demand shall be deemed given or made (whether actually received or not) (a) if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, and (b) if sent by any other means, upon delivery. Unless otherwise changed by notice given pursuant to this Section, the facsimile transmission numbers for Secured Party and Debtor are those set forth above.

                  10.2 Assignment of Collateral. Secured Party may assign, transfer, or deliver to any transferee of any of the Obligations any or all of the rights of Secured Party in the Collateral, and thereafter Secured Party shall be fully discharged from all responsibility with respect to the Collateral so assigned, transferred, or delivered. Such transferee shall be vested with all the powers and rights of Secured Party hereunder with respect to such Collateral, but Secured Party shall retain all rights and powers hereby given with respect to any of the Collateral not so assigned or transferred.

                  10.3 Alteration, Etc. No waiver, amendment, modification, or alteration of any provision of this Security Agreement (individually, an "ALTERATION"), nor consent to any departure by Debtor from the terms hereof, or from the terms of any other document, is effective unless such is in writing and signed by Secured Party; and any such Alteration is effective only for the specific purpose and in the specific instance given. No waiver by Secured Party of any Event of Default shall be deemed to be a waiver of any other or subsequent Event of Default; nor shall such waiver be deemed to be a continuing waiver. No delay of Secured Party in exercising any right shall be deemed to be a waiver thereof, nor shall one exercise of any right affect or impair the exercise of any other right. Time is of the essence in Debtor's performance hereof.

                  10.4 Expenses. To the extent permitted by applicable law Debtor promptly will pay, upon demand, any out-of-pocket expenses incurred by Secured Party in connection herewith, including all costs, expenses, taxes, assessments, insurance premiums, repairs (including repairs to realty or other property to which any Collateral may have been attached), court costs, attorneys' fees, rent, storage costs, and expenses of sales incurred in connection with the administration of this Security Agreement, the enforcement of the rights of Secured Party hereunder, whether incurred before or after the occurrence of an Event of Default or incurred in connection with the perfection, preservation, or defense of the Security Interest, or the custody, protection, collection, repossession, enforcement or sale or the Collateral. All such expenses shall become part of the Obligations and shall bear interest at the highest lawful rate from the date paid or incurred by Secured Party until paid by Debtor.

                  10.5 Parties Bound. The rights of Secured Party hereunder inure to the benefit of its successors and assigns. The terms of this Security Agreement bind the successors and assigns of the parties hereto, but Debtor may not assign any of its rights or obligations hereunder without the prior written consent of Secured Party. All representations, warranties, and covenants of Debtor survive the execution and delivery hereof. All indemnities and expense reimbursement obligations by Debtor in favor of the Indemnified Parties survive termination or release of this Security Agreement. This Security Agreement constitutes a continuing agreement, and applies to all future transactions, whether or not contemplated at the date hereof, and all renewals, modifications, and extensions thereof.

                  10.6 Remedies Cumulative, Etc. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any other document for the enforcement of the Security Interest or the enforcement of any duties of Debtor or any other party liable in respect of the Obligations. The exercise by Secured Party of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                  10.7 Copy as Financing Statement. A carbon, photographic, or other reproduction of this Security Agreement or a financing statement describing the Collateral is sufficient as a financing statement.

                  10.8 Severability. If any portion of the Obligations or if any provision of this Security Agreement is held to be invalid or unenforceable for any reason, such holding shall not affect any other portion of the Obligations or any other provision contained herein or contained in any other agreement between Debtor and Secured Party, and the same shall continue in full force and effect according to their terms.

                  10.9 Applicable Law. This Security Agreement and each issue related hereto, including the validity and enforceability hereof, shall be governed and construed according to and determined under the laws of the State of Texas and is performable in Dallas County, Texas

                  10.10 ENTIRE AGREEMENT. THIS SECURITY AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  10.11 Usury Savings Clause. The parties hereto intend to conform strictly to the usury laws applicable to the transactions giving rise to the Obligations. Accordingly, (a) the aggregate of all consideration which constitutes interest under controlling applicable law that is contracted for, charged, or received under the Obligations or otherwise in connection with the Obligations shall never exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Secured Party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations has been or would thereby be paid in full, refunded by Secured Party to Debtor); and (b) if the maturity of the Obligations is accelerated or if there is any required or permitted prepayment, such consideration that constitutes interest under controlling applicable law may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Secured Party on the principal amount of the Obligations(with any amount in excess of the Obligations to be refunded by Secured Party to Debtor).

                  10.12 Reinstatement. If any payment received by Secured Party is or must be rescinded or returned, the Obligations shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such payment, and the Security Interest shall continue to be effective or be reinstated.

                  10.13 Conflicts. If any item of Collateral hereunder also constitutes Collateral granted to Secured Party under any other Loan Document executed by Debtor, in the event of any conflict between the provisions under this Security Agreement and those under such other Loan Document, the provision or provisions selected by Secured Party shall control with respect to such Collateral.

                  10.14 ARBITRATION. DEBTOR AGREES THAT ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE ARBITRATION PROVISIONS OF THE OTHER LOAN DOCUMENTS.

                  10.15 Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

                  10.16 Refinancing. The proceeds of the loan evidenced by the Note will be used to refinance (a) that certain Promissory Note dated January 31, 2001 in the original principal amount of $5,500,000, executed by Debtor and payable to the order of Secured Party (the "BANK OF AMERICA NOTE"), and (b) that certain Fourth Amended and Restated Promissory Note dated January 31, 2001, in the original principal amount of $5,500,000, executed by Debtor and payable to the order of The Chase Manhattan Bank (the "CHASE NOTE") (the Bank of America Note and the Chase Note being referred to collectively as the "PRIOR NOTE"). The
Note is given in substitution for and in renewal and extension but not extinguishment of the Prior Note. The Prior Note is secured by (i) a Security Agreement dated November 30, 2001, executed by Debtor to Bank of America, N.A., as collateral agent for itself and for The Chase Manhattan Bank, and covering the Collateral, (ii) a financing statement filed with the Texas Secretary of State under File No. 00-639183, (iii) a financing statement filed with the Minnesota Secretary of State under File No. 2296393, and (iv) a financing statement filed with the Wisconsin Secretary of State under File No. 02017428 (collectively, the "PRIOR SECURITY AGREEMENT") (the Prior Note and the Prior Security Agreement being referred to herein as the "PRIOR LIEN INSTRUMENTS"). Debtor acknowledges and agrees that Debtor is legally obligated and primarily liable regarding the Prior Lien Instruments and that such Prior Lien Instruments are valid and subsisting liens and security interests in and to the Collateral. The liens and security interests of the Prior Lien Instruments are hereby ratified, renewed, extended and carried forward by this Security Agreement in full force and effect as security for the Obligations, regardless of whether same are released of record, with Secured Party being fully subrogated and entitled to all of the liens, security interests, rights, powers and equities of the Prior Lien Instruments. The liens and security interests created by this Security Agreement shall relate back to and be effective as of the effective date of the Prior Lien Instruments. Nothing herein shall be construed to impair or discharge the Prior Lien Instruments. To the extent that the terms of the Prior Lien Instruments may conflict with or be inconsistent with this Security Agreement, the terms of this Security Agreement shall control.


         EXECUTED as of the day, month and year first above written.

                                           PEERLESS MFG. CO.

                                           By:          /s/
                                              ----------------------------------
                                              Robert J. Boutin
                                              Chief Financial Officer

                                           BANK OF AMERICA, N.A.

                                           By          /s/
                                             ----------------------------------
                                             J. Shelby Farris, Vice President

                     DEED OF TRUST (WITH SECURITY AGREEMENT,
             ASSIGNMENT OF RENTS AND LEASES AND FINANCING STATEMENT)

(This Document Serves as a Fixture Filing under Section 9.502 of the Texas Business and Commerce Code.)

Grantor's Organizational Identification Number is 88586-00.

         THIS DEED OF TRUST (WITH SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FINANCING STATEMENT) (this "DEED OF TRUST") dated as of August 31, 2001, is executed and delivered by Grantor (as defined herein) for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged by Grantor.



                               CERTAIN DEFINITIONS

         In addition to other terms defined herein, each of the following terms shall have the meaning assigned to it:

                  "BENEFICIARY": Bank of America, N.A., whose address for purposes of notice is 901 Main Street, 7th Floor, Dallas, Texas 75202.

                  "GRANTOR": Peerless Mfg. Co., a Texas corporation, whose address for purposes of notice is 2819 Walnut Hill Lane, Dallas, Texas 75229.

                  "LOAN AGREEMENT": The Loan Agreement of even date herewith between Grantor and Beneficiary, contemplating a loan in the amount of $10,000,000, which is incorporated herein by reference for all purposes, and as modified and amended from time to time. Capitalized terms used in this Deed of Trust and not otherwise defined shall have the meaning given them in the Loan Agreement.

                  "MATURITY DATE": October 31, 2003.

                  "NOTE": Revolving Note of even date herewith made by Grantor payable to the order of Beneficiary in the principal face amount of $10,000,000, bearing interest as therein provided, containing a provision for the payment of a reasonable additional amount as attorneys' fees, and finally maturing on the Maturity Date, and all extensions, modifications, increases and renewals thereof made from time to time, and future advances made pursuant thereto.

                  "TRUSTEE": PRLAP, Inc., a corporation, or any successor or substitute appointed and designated as herein provided from time to time acting hereunder.

         (b) Any term used or defined in the Texas Business and Commerce Code, as in effect from time to time, and not defined in this Deed of Trust has the meaning given to the term in the Texas Business and Commerce Code, as in effect from time to time, when used in this Deed of Trust.



                                GRANTING CLAUSES

         Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN and SET OVER to Trustee the following: (a) the real estate (the "LAND" described in Exhibit A attached hereto and incorporated herein by reference, and (i) all buildings, structures, and other improvements now or hereafter situated or to be situated on the Land (the "IMPROVEMENTS"); and (ii) all right, title and interest of Grantor in and to (1) all streets, roads, alleys, easements, rights-of-way, licenses, rights of ingress and egress, vehicle parking rights and public places, existing or proposed, abutting, adjacent, used in connection with or pertaining to the Land or the Improvements;
(2) any strips or gores between or among the Land and abutting or adjacent properties; and (3) all water and water rights, timber, crops and mineral interests on or pertaining to the Land (the Land, Improvements and other rights, titles and interests referred to in this clause (a) sometimes collectively called the "Premises"); (b) all fixtures, equipment, systems, machinery, furniture, furnishings, appliances, inventory, goods, building and construction materials, supplies, and articles of personal property, of every kind and character, now owned or hereafter acquired by Grantor which are now or hereafter attached to or situated in, on or about the Land or the Improvements, or used in or useful to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or the Improvements, and all renewals and replacements of, substitutions for and additions to the foregoing (the properties referred to in this clause (b) sometimes collectively called the "ACCESSORIES"; (c) all (i) of Grantor's assignable rights in and to all plans and specifications for the Improvements, and any and all changes thereto; (ii) Grantor's rights, but not liability for any breach by Grantor, under all insurance policies, architectural, engineering, construction, management, leasing, and other contracts, including any property management agreement (when signed) and any post-closing rights under the contract or contracts pursuant to which Grantor acquired the Land, and general intangibles (including but not limited to trademarks, trade names and symbols) related to the Premises or the Accessories or the design, construction, use or operation thereof; (iii) deposits (including Grantor's rights in tenants' security deposits, deposits with respect to utility services to the Premises, and any deposits or reserves under any Loan Instrument for insurance or otherwise), money, accounts, instruments, documents, notes and chattel paper arising from or by virtue of any transactions related to the Premises or the Accessories together with any and all tax and/or insurance escrow accounts and/or reserve accounts required under the provisions of any of the Loan Instruments; (iv) permits, licenses, franchises, certificates, certificates of occupancy, development rights, commitments and rights for utilities, wells, septic systems and other rights and privileges obtained in connection with the Premises or the Accessories; (v) leases, rents, royalties, bonuses, issues, profits, revenues and other benefits of the Premises and the Accessories; (vi) oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land and all products processed or obtained therefrom, and the proceeds thereof; (vii) engineering, accounting, title, legal, and other technical or business data concerning the Mortgaged Property (as defined below) which are in the possession of Grantor or in which Grantor can otherwise grant a security interest; and
(viii) development fees, sales commissions and leasing commissions; and (d) all
(i) proceeds of or arising from the properties, rights, titles and interests referred to above in this Article 2, including but not limited to proceeds of any sale, lease or other disposition thereof, proceeds of each policy of insurance relating thereto (including premium refunds), proceeds of the taking thereof or of any rights appurtenant thereto, including change of grade of streets, curb cuts or other rights of access, by eminent domain or transfer in lieu thereof for public or quasi-public use under any Law, and proceeds arising out of any damage thereto; and (ii) other interests of every kind and character which Grantor now has or hereafter acquires in, to or for the benefit of the properties, rights, titles and interests referred to above in this Article 2 and all property used or useful in connection therewith, including but not limited to rights of ingress and egress and remainders, reversions and reversionary rights or interests; and if the estate of Grantor in any of the property referred to above in this Article 2 is a leasehold estate (the "LEASEHOLD ESTATE"), this conveyance shall include, and the lien created hereby shall encumber and extend to, all other or additional title, estates, interests or rights which are now owned or may hereafter be acquired by Grantor in or to the property demised under the lease creating the leasehold estate. The above described property is collectively referred to herein as the "MORTGAGED PROPERTY."

         TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto the Trustee and his substitutes or successors, forever, and Grantor hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto the Trustee, his substitutes or successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof.




                                  INDEBTEDNESS

         This Deed of Trust is given to secure the following (collectively, the "INDEBTEDNESS"):

                  DEED OF TRUST. Payment of all sums advanced by Beneficiary to or for the benefit of Grantor contemplated hereby and performance of all obligations and covenants herein contained.

                  OBLIGATIONS. Payment and performance of the Obligations (as defined in the Loan Agreement).



                         ASSIGNMENT OF RENTS AND LEASES


                  ASSIGNMENT OF RENTS, PROFITS, ETC. All of the Rents (as hereinafter defined) derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any lease or agreement pertaining thereto, are hereby absolutely and unconditionally assigned to Beneficiary, to be applied by Beneficiary in payment of the Indebtedness. "RENTS" means all of the rents, revenue, income, profits and proceeds derived and to be derived from the Mortgaged Property or arising from the use or enjoyment of any portion thereof or from any Lease (as hereinafter defined), including but not limited to liquidated damages following default under any such Lease, or payments applicable to a termination of a Lease, all proceeds payable under any policy of insurance covering loss of rents resulting from damage to any part of the Mortgaged Property, all rights that Grantor may have against any tenant under any Lease or any subtenants or occupants of any part of the Mortgaged Property, all of Grantor's rights to recover monetary amounts from any tenant in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults, including rejections, under any applicable debtor relief law, together with any sums of money that may now or at any time hereafter be or become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas, mineral and mining leases covering the Mortgaged Property or any part thereof, and all proceeds and other amounts paid or owing to Grantor under or pursuant to any and all contracts, and bonds relating to the construction or renovation of the Mortgaged Property. Notwithstanding any provision of this Deed of Trust or any other Loan Instrument which might be construed to the contrary, the assignment in this Section is an absolute assignment and not merely a security interest; however, Beneficiary's rights as to the assignment shall be exercised only upon the occurrence of an Event of Default (as hereinafter defined). Prior to an Event of Default, Grantor shall have a license to collect and receive all Rents as trustee for the benefit of Beneficiary and Grantor, and Grantor shall apply the funds so collected first to the payment of the Indebtedness in such manner as Beneficiary elects and thereafter to the account of Grantor. Upon the occurrence of an Event of Default, such license in favor of Grantor shall automatically and immediately terminate without any action or notice, or the necessity thereof, by Beneficiary or any other party, and Beneficiary shall be entitled to immediate possession of all Rents regardless of the value of the security for the Indebtedness and regardless of whether Beneficiary has initiated any action to take possession of any portion of the Mortgaged Property.

                  ASSIGNMENT OF LEASES. Grantor hereby assigns to Beneficiary all of Grantor's rights, but none of its obligations, under all Leases (as hereinafter defined). "LEASE" and "LEASES" means each and all existing or future leases, subleases (to the extent of Grantor's rights thereunder) or other agreements under the terms of which any person has or acquires any right to occupy or use any part of or interest in the Mortgaged Property, and each and all existing or future guaranties of payment or performance thereunder, and all extensions, renewals, modifications, supplements and replacements of each such lease, sublease, agreement or guaranty upon any part of the Mortgaged Property. Grantor hereby further assigns to Beneficiary all guaranties of tenants' performance under the Leases. Prior to an Event of Default, Grantor shall have the right, without joinder of Beneficiary, to enforce the Leases, unless Beneficiary directs otherwise.

                  WARRANTIES CONCERNING LEASES AND RENTS. Grantor represents and warrants that:

                  Grantor has good title to the Leases and Rents hereby assigned and authority to assign them, and no other person or entity has any right, title or interest therein;

                  all existing Leases are valid, unmodified and in full force and effect, except as indicated herein, and no material default exists thereunder;

                  unless otherwise provided herein, no Rents have been or will be assigned, mortgaged or pledged;

                  no Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

                  except as indicated in the Leases, Grantor has not received any funds or deposits from any tenant for which credit has not already been made on account of accrued Rents.

                  GRANTOR'S COVENANTS OF PERFORMANCE. Grantor covenants to:

                  perform all of its material obligations under the Leases and give prompt notice to Beneficiary of any failure to do so;

                  give immediate notice to Beneficiary of any notice Grantor receives from any tenant or subtenant under any Leases, specifying any claimed default by any party under such Leases, excluding, however, notices of default under residential leases;

                  enforce the tenants' obligations under the Leases unless in Grantor's good faith, prudent business judgment, it would not be in the best interest of the Mortgaged Property to do so;

                  defend, at Grantor's expense, any proceeding pertaining to the Leases, including, if Beneficiary so requests, any such proceeding to which Beneficiary is a party; and

                  neither create nor permit any encumbrance upon its interest as lessor of the Leases, except this Deed of Trust and any other encumbrances permitted by this Deed of Trust.

                  PRIOR APPROVAL FOR ACTIONS AFFECTING LEASES. Grantor shall not, without the prior written consent of Beneficiary:

                  receive or collect Rents more than one month in advance, except security deposits obtained in advance in the ordinary course of business; or

                  encumber or assign future Rents.

                  SETTLEMENT FOR TERMINATION. Grantor agrees that no settlement for damages for termination of any of the Leases under the Federal Bankruptcy Code, or under any other federal, state, or local statute, shall be made without the prior written consent of Beneficiary, and any check in payment of such damages shall be made payable to both Grantor and Beneficiary. Grantor hereby assigns any such payment to Beneficiary, to be applied to the Indebtedness as Beneficiary may elect, and agrees to endorse any check for such payment to the order of Beneficiary.

                  MORTGAGEE IN POSSESSION. Beneficiary's acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by Beneficiary, be deemed to constitute Beneficiary a "mortgagee in possession," nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any lessee and not delivered to Beneficiary. Beneficiary shall not be liable for any injury or damage to person or property in or about the Mortgaged Property. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any Lease.

                  APPOINTMENT OF ATTORNEY. Grantor hereby appoints Beneficiary its attorney-in-fact, coupled with an interest empowering Beneficiary to subordinate any Leases to this Deed of Trust.

                  INDEMNIFICATION, HOLD HARMLESS. Grantor hereby indemnifies and holds Beneficiary harmless from all liability, damage or expense incurred by Beneficiary from any claims under the Leases, including, without limitation. any claims by Grantor with respect to Rents paid directly to Beneficiary after an Event of Default and claims by tenants for security deposits or for rental Payments more than one (1) month in advance and not delivered to Beneficiary. All amounts indemnified against hereunder, including attorneys' fees and expenses, if paid by Beneficiary shall bear interest at the Default Rate (as defined in the Loan Agreement) and shall be payable by Grantor immediately without demand and shall be secured hereby.

                  RECORDS. Upon request by Beneficiary, Grantor shall deliver to Beneficiary executed originals of all Leases and copies of all records relating thereto.

                  MERGER. There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Beneficiary.

                  RIGHT TO RELY. Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary, without further consent of Grantor and regardless of whether Beneficiary has taken possession of any other portion of the Mortgaged Property, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants. Any such payment to Beneficiary shall constitute payment to Grantor under the Leases, and Grantor hereby appoints Beneficiary as Grantor's lawful attorney-in-fact for giving, and is hereby empowered to give, acquittances to any tenants for such Payments to Beneficiary after an Event of Default.

                  RENTS. It is the intention of Beneficiary and Grantor that the assignment effectuated by this Deed of Trust with respect to the Rents shall be a direct and currently effective assignment and shall not constitute merely the granting of a lien, security interest or pledge for the purpose of securing the Indebtedness. In the event that a court of competent jurisdiction determines that, notwithstanding such expressed intent of the parties, Beneficiary's interest in the Rents constitutes a lien on or security interest in or pledge of the Rents, it is agreed and understood that the forwarding of a notice to Grantor after the occurrence of an Event of Default, advising Grantor of the revocation of Grantor's license to collect such

Rents, shall be sufficient action by Beneficiary to (i) perfect such lien on or security interest in or pledge of the Rents, (ii) take possession thereof and
(iii) entitle Beneficiary to immediate and direct payment of the Rents, for application as provided in this Deed of Trust, all without the necessity of any further action by Beneficiary, including, without limitation, any action to obtain possession of the Land, Improvements or any other portion of the Mortgaged Property.

                  UNILATERAL SUBORDINATION AND MERGER, APPROVAL OF LEASES. There shall be no merger of the leasehold estates created by the Leases with the fee estate of the Mortgaged Property without the prior written consent of Beneficiary. Beneficiary may at any time and from time to time by specific written instrument intended for the purpose, unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Grantor, any tenant or any other person, and notice is hereby given to each tenant under a Lease of such right to subordinate. No such subordination shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.



                   SECURITY AGREEMENT AND FINANCING STATEMENT

                  SECURITY INTEREST. This Deed of Trust shall be a security agreement between Grantor, as the debtor, and Beneficiary, as the secured party, covering the Mortgaged Property constituting personal property or fixtures governed by the Texas Business and Commerce Code (hereinafter called the "CODE"), and for the purpose of further securing payment and performance of the Indebtedness, Grantor grants to Beneficiary a security interest and lien in all rights, titles and interests now owned or hereafter acquired by Grantor in the portion of the Mortgaged Property constituting personal property or fixtures governed by the Code (the "COLLATERAL"). In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the Code. Grantor shall execute and deliver to Beneficiary all financing statements that may be required by Beneficiary to establish and maintain the validity and priority of Beneficiary's security interest in the Collateral, and Grantor shall bear all costs thereof, including all Code searches reasonably required by Beneficiary.

                  NOTICE OF CHANGES. Grantor shall give advance notice in writing to Beneficiary of any proposed change in Grantor's name, identity, jurisdiction of organization, or structure and shall execute and deliver to Beneficiary, prior to or concurrently with the occurrence of any such change, all additional financing statements that Beneficiary may require to establish and maintain the validity and priority of Beneficiary's security interest with respect to any of the Mortgaged Property described or referred to herein.

                  FIXTURES. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all items of the Collateral described herein that are or are to become fixtures related to the Land, and this Deed of Trust shall be effective as such from the date of its filing for record in the real estate records of the county in which the Collateral is situated. Information concerning the security interest created by this instrument may be obtained from Beneficiary, as secured party, at the address of Beneficiary stated in Section 1.1. The exact legal name, type of organization, jurisdiction of organization, and mailing address of the Grantor, as debtor, are as stated in Section 1.2, and the organizational identification number of the Grantor is as stated above the introductory paragraph of this Deed of Trust. Grantor does have an interest of record in the Land, and the names of any additional record owners of the Land are listed on Exhibit A. Proceeds and products of the portion of the Collateral constituting fixtures are also covered.

                  REPRODUCTIONS. A carbon, photostatic or other reproduction of this Deed of Trust shall be sufficient as a financing statement. Beneficiary shall have the right at any time to file a manually executed counterpart or a carbon, photostatic or other reproduction of this Deed of Trust as a financing statement in either the central or local UCC records of any jurisdiction wherein the Collateral is situated, but the failure of Beneficiary to do so shall not impair (a) the effectiveness of this Deed of Trust as a fixture filing as permitted by Section 9.502(c) of the Code, or (b) the validity and enforceability of this Deed of Trust in any respect whatsoever.



                     REPRESENTATIONS, WARRANTIES, COVENANTS
                            AND AGREEMENTS OF GRANTOR

         Grantor does hereby covenant, warrant and represent to and agree with Beneficiary as follows:

                  PAYMENT AND PERFORMANCE. Grantor shall make all payments on the Indebtedness when due and shall punctually and properly perform all of Grantor's covenants, obligations and liabilities under the Loan Instruments.

                  TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS DEED OF TRUST. Grantor has good and indefeasible title to the Land and the Improvements, and good and marketable title to the Personal Property, free and clear of any liens, charges, encumbrances security interests, and adverse claims whatsoever, except
(a) permitted encumbrances set forth on Exhibit B hereto, which are permitted encumbrances only to the extent the same are valid and subsisting and affect the Mortgaged Property, (b) the liens and security interests evidenced by this Deed of Trust, (c) statutory liens for ad valorem taxes and standby fees on the Mortgaged Property which are not yet delinquent, and (d) other liens and security interests (if any) in favor of Beneficiary (the matters described in the foregoing clauses (a)-(d) being herein called the "PERMITTED ENCUMBRANCES"). Grantor, and Grantor's successors and assigns, will warrant and forever defend title to the Mortgaged Property, subject as aforesaid, to Trustee and his successors or substitutes and assigns, against the claims and demands of all persons claiming or to claim the same or any part thereof. Grantor will punctually pay, perform, observe and keep all covenants, obligations and conditions in or pursuant to any Permitted Encumbrance and will not modify or permit modification of any Permitted Encumbrance without the prior written consent of Beneficiary. Inclusion of any matter as a Permitted Encumbrance does not constitute approval or waiver by Beneficiary of any existing or future violation or other breach thereof by Grantor, by the Mortgaged Property or otherwise. No part of the Mortgaged Property constitutes all or any part of the business or residential homestead of Grantor. If any right or interest of Beneficiary in the Mortgaged Property or any part thereof shall be endangered or questioned or shall be attacked directly or indirectly, Trustee and Beneficiary, or either of them (whether or not named as parties to legal proceedings with respect thereto), are hereby authorized and empowered to take such steps as in their discretion may be proper for the defense of any such legal proceedings or the protection of such right or interest of Beneficiary, including but not limited to the employment of independent counsel, the prosecution or defense of litigation, and the compromise or discharge of adverse claims. All expenditures so made of every kind and character shall be a demand obligation (which obligation Grantor hereby promises to pay) owing by Grantor to Beneficiary or Trustee (as the case may be), and the party (Beneficiary or Trustee, as the case may be) making such expenditures shall be subrogated to all rights of the person receiving such payment.

                  STATUS OF GRANTOR, SUITS AND CLAIMS, LOAN INSTRUMENTS. If Grantor is a corporation, partnership, or other legal entity, Grantor is and will continue to be (a) duly organized, validly existing and in good standing under the laws of its state of organization, (b) authorized to do business in, and in good standing in, each state in which the Mortgaged Property is located, and (c) possessed of all requisite power and authority to carry on its business and to own and operate the Mortgaged Property. Each Loan Instrument executed by Grantor has been duly authorized, executed and delivered by Grantor, and the obligations thereunder and the performance thereof by Grantor in accordance with their terms are and will continue to be within Grantor's power and authority (without the necessity of joinder or consent of any other person), are not and will not be in contravention of any legal requirement to which Grantor or the Mortgaged Property is subject, and do not and will not result in the creation of any encumbrance against any assets or properties of Grantor, or any other person liable, directly or indirectly, for any of the secured indebtedness, except as expressly contemplated by the Loan Instruments. There is no suit, action, claim, investigation, inquiry, proceeding or demand pending (or, to Grantor's knowledge, threatened) which affects the Mortgaged Property (including, without limitation, any which challenges or otherwise pertains to Grantor's title to the Mortgaged Property) or the validity, enforceability or priority of any of the Loan Instruments. There is no judicial or administrative action, suit or proceeding pending (or, to Grantor's knowledge, threatened) against Grantor, or against any other person liable directly or indirectly for the secured indebtedness, except as has been disclosed in writing to Beneficiary in connection with the loan evidenced by the Note. The Loan Instruments constitute legal, valid and binding obligations of Grantor (and of each guarantor, if any) enforceable in accordance with their terms, except as the enforceability thereof may be limited by debtor relief laws and except as the availability of certain remedies may be limited by general principles of equity. Grantor is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended, Sections 1445 and 7701 (i.e. Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined therein and in any regulations promulgated thereunder). Grantor will not cause or permit any change to be made in its name, identity, or corporate or partnership structure, or jurisdiction of organization, unless Grantor shall have notified Beneficiary of such change prior to the effective date of such change, and shall have first taken all action required by Beneficiary for the purpose of further perfecting or protecting the lien and security interest of Beneficiary in the Mortgaged Property. Grantor's principal place of business and chief executive office, and the place where Grantor keeps its books and records concerning the Mortgaged Property, has for the preceding four months been and will continue to be (unless Grantor notifies Beneficiary of any change in writing prior to the date of such change) the address of Grantor set forth in Section 1.2.

                  EXISTENCE OF GRANTOR. Grantor shall preserve and keep in full force and effect its existence, rights, franchises, and trade names.

                  INSURANCE. Grantor shall keep the Mortgaged Property insured at all times against such risks and to the extent that like properties are customarily insured by other companies engaged in the same or similar businesses similarly situated, maintain insurance of the types and in the coverage amounts and with reasonable deductibles as are usual and customary. Such insurance policies shall (1) provide that Beneficiary shall receive prompt notice of any claims filed thereunder; (2) include a standard mortgagee clause in favor of Beneficiary with loss payable for all claims in excess of $10,000 to Beneficiary; and (3) provide that no adverse alteration or cancellation thereof shall be effective as against Beneficiary until thirty (30) days after written notice of such alteration or cancellation is given to Beneficiary. Grantor shall deliver to Beneficiary certificates of insurance coverage within thirty (30) days following the Closing Date and thereafter as and when requested by Beneficiary. Grantor shall pay all premiums on policies required hereunder as they become due and payable and promptly deliver to Beneficiary evidence satisfactory to Beneficiary of the timely payment thereof. If any loss occurs at any time when Grantor has failed to perform Grantor's covenants and agreements in this paragraph, Beneficiary shall nevertheless be entitled to the benefit of all insurance covering the loss and held by or for Grantor, to the same extent as if it had been made payable to Beneficiary. Upon any foreclosure hereof or transfer of title to the Mortgaged Property in extinguishment of the whole or any part of the Indebtedness, all of Grantor's right, title and interest in and to the insurance policies referred to in this Section (including unearned premiums) and all proceeds payable thereunder shall thereupon vest in the purchaser at foreclosure or other such transferee, to the extent permissible under such policies. Beneficiary shall have the right (but not the obligation) to make proof of loss for, settle and adjust any claim under, and receive the proceeds of, all insurance for loss of or damage to the Mortgaged Property, and the expenses incurred by Beneficiary in the adjustment and collection of insurance proceeds shall be a part of the Indebtedness and shall be due and payable to Beneficiary on demand. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or exercise diligence in the collection of any of such proceeds or for the obtaining, maintaining or adequacy of any insurance or for failure to see to the proper application of any amount paid over to Grantor. Any such proceeds received by Beneficiary shall, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including attorneys' fees, at Beneficiary's option be
(1) released to Grantor, or (2) applied (upon compliance with such terms and conditions as may be required by Beneficiary) to repair or restoration, either partly or entirely, of the Mortgaged Property so damaged, or (3) applied to the payment of the Indebtedness in such order and manner as Beneficiary, in its sole discretion, may elect, whether or not due. In any event, the unpaid portion of the Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Grantor shall at all times comply with the requirements of the insurance policies required hereunder and of the issuers of such policies and of any board of fire underwriters or similar body as applicable to or affecting the Mortgaged Property.

                  TAXES AND ASSESSMENTS. Grantor shall pay all taxes and assessments against or affecting the Mortgaged Property as the same become due and payable (except those being contested in Good Faith, as defined in the Loan Agreement), and, upon request by Beneficiary, Grantor shall deliver to Beneficiary such evidence of the payment thereof as Beneficiary may require, and, if Grantor fails to do so, Beneficiary may pay them, together with all costs and penalties thereon, at Grantor's expense.

                  RESERVE FOR INSURANCE, TAXES AND ASSESSMENTS. Upon request of Beneficiary, Grantor will deposit with Beneficiary a sum equal to ad valorem taxes, assessments and charges (which charges for the purpose of this paragraph shall include without limitation any recurring charge which could result in a lien against the Mortgaged Property) against the Mortgaged Property for the current year and the premiums for such policies of insurance for the current year, all as estimated by Beneficiary and prorated to the end of the calendar month following the month during which Beneficiary's request is made, and thereafter will deposit with Beneficiary, on the first day of each month, sufficient funds (as estimated from time to time by Beneficiary) to permit Beneficiary to pay at least fifteen (15) days prior to the due date thereof, the next maturing ad valorem taxes, assessments and charges and premiums for such policies of insurance. Beneficiary shall have the right to rely upon tax information furnished by applicable taxing authorities in the payment of such taxes or assessments and shall have no obligation to make any protest of any such taxes or assessments. Any excess over the amounts required for such purposes shall be held by Beneficiary for future use, applied to any Indebtedness or refunded to Grantor, at Beneficiary's option, and any deficiency in such funds so deposited shall be made up by Grantor upon demand of Beneficiary. All such funds so deposited shall bear no interest, may be mingled with the general funds of Beneficiary and shall be applied by Beneficiary toward the payment of such taxes, assessments, charges and premiums when statements therefor are presented to Beneficiary by Grantor (which statements shall be presented by Grantor to Beneficiary a reasonable time before the applicable amount is due); provided, however, that, if a default shall have occurred hereunder, such funds may at Beneficiary's option be applied to the payment of the Indebtedness in the order determined by Beneficiary in its sole discretion, and that Beneficiary may (but shall have no obligation) at any time, in its discretion, apply all or any part of such funds toward the payment of any such taxes, assessments, charges or premiums which are past due, together with any penalties or late charges with respect thereto. The conveyance or transfer of Grantor's interest in the Mortgaged Property for any reason (including without limitation the foreclosure of a subordinate lien or security interest or a transfer by operation of law) shall constitute an assignment or transfer of Grantor's interest in and rights to such funds held by Beneficiary under this paragraph but subject to the rights of Beneficiary hereunder.

                  CONDEMNATION. Grantor shall notify Beneficiary immediately of any threatened or pending proceeding for condemnation affecting the Mortgaged Property or arising out of damage to the Mortgaged Property, and Grantor shall, at Grantor's expense, diligently prosecute any such proceedings. Beneficiary shall have the right (but not the obligation) to participate in any such proceeding and to be represented by counsel of its own choice. Beneficiary shall be entitled to receive all sums which may be awarded or become payable to Grantor for the condemnation of the Mortgaged Property, or any part thereof, for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Grantor for injury or damage to the Mortgaged Property. Grantor shall, promptly upon request of Beneficiary, execute such additional assignments and other documents as may be necessary from time to time to permit such participation and to enable Beneficiary to collect and receipt for any such sums. All such sums are hereby assigned to Beneficiary, and shall, after deduction therefrom of all reasonable expenses actually incurred by Beneficiary, including attorneys' fees, at Beneficiary's option be
(a) released to Grantor, or (b) applied (upon compliance with such terms and conditions as may be required by Beneficiary) to repair or restoration of the Mortgaged Property so affected, or (c) applied to the payment of the Indebtedness in such order and manner as Beneficiary, in its sole discretion, may elect, whether or not due. In any event the unpaid portion of the Indebtedness shall remain in full force and effect and the payment thereof shall not be excused. Beneficiary shall not be, under any circumstances, liable or responsible for failure to collect or to exercise diligence in the collection of any such sum or for failure to see to the proper application of any amount paid over to Grantor. Beneficiary is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such award, judgment or decree. All costs and expenses (including but not limited to attorneys' fees) incurred by Beneficiary in connection with any condemnation shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary pursuant to this Deed of Trust.

                  TAXES ON NOTE OR DEED OF TRUST. Grantor will promptly pay all income, franchise and other taxes owing by Grantor and any stamp taxes or other taxes (unless such payment by Grantor is prohibited by law) which may be required to be paid with respect to the Note, this Deed of Trust or any other instrument evidencing or securing any of the secured indebtedness. In the event of the enactment after this date of any law of any governmental entity applicable to Beneficiary, the Note, the Mortgaged Property or this Deed of Trust deducting from the value of property for the purpose of taxation any lien or security interest thereon, or imposing upon Beneficiary the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of deeds of trust or mortgages or security agreements or debts secured by deeds of trust or mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect this Deed of Trust or the indebtedness secured hereby or Beneficiary, then, and in any such event, Grantor, upon demand by Beneficiary, shall pay such taxes, assessments, charges or liens, or reimburse Beneficiary therefor; provided, however, that if in the opinion of counsel for Beneficiary (a) it might be unlawful to require Grantor to make such payment or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in such event, Beneficiary may elect, by notice in writing given to Grantor, to declare all of the indebtedness secured hereby to be and become due and payable sixty (60) days from the giving of such notice.

                  STATEMENT BY GRANTOR. Grantor shall at any time and from time to time furnish within seven (7) days of request by Beneficiary a written statement in such form as may be required by Beneficiary stating that (a) the Note, this Deed of Trust and the other Loan Instruments are valid and binding obligations of Grantor, enforceable against Grantor in accordance with their terms; (b) the unpaid principal balance of the Note; (c) the date to which interest on the Note is paid; (d) the Note, this Deed of Trust and the other Loan Instruments have not been released, subordinated or modified; and (e) there are no offsets or defenses against the enforcement of the Note, this Deed of Trust or any other Loan

Instrument. If any of the foregoing statements are untrue, Grantor shall, alternatively, specify the reasons therefor.

                  MAINTENANCE, REPAIR AND RESTORATION. Grantor will keep the Mortgaged Property in first class order, repair, operating condition and appearance, causing all necessary repairs, renewals, replacements, additions and improvements to be promptly made, and will not allow any of the Mortgaged Property to be misused, abused or wasted or to deteriorate. Notwithstanding the foregoing, Grantor will not, without the prior written consent of Beneficiary,
(a) remove from the Mortgaged Property any fixtures or personal property covered by this Deed of Trust except such as is replaced by Grantor by an article of equal suitability and value, owned by Grantor, free and clear of any lien or security interest (except that created by this Deed of Trust), or (b) make any structural alteration to the Mortgaged Property or any other alteration thereto which impairs the value thereof. If any act or occurrence of any kind or nature (including any condemnation or any casualty for which insurance was not obtained or obtainable) shall result in damage to or loss or destruction of the Mortgaged Property, Grantor shall give prompt notice thereof to Beneficiary and Grantor shall promptly, at Grantor's sole cost and expense and regardless of whether insurance or condemnation proceeds (if any) shall be available or sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the damage, loss or destruction.

                  NO OTHER LIENS. Grantor will not, without the prior written consent of Beneficiary, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual, security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Mortgaged Property, or any part thereof, other than the Permitted Encumbrances, regardless of whether the same are expressly or otherwise subordinate to the lien or security interest created in this Deed of Trust, and should any of the foregoing become attached hereafter in any manner to any part of the Mortgaged Property without the prior written consent of Beneficiary, Grantor will cause the same to be promptly discharged and released. If Beneficiary consents to the voluntary grant by Grantor of any lien, security interest, or other encumbrance (hereinafter called "SUBORDINATE MORTGAGE") covering any of the Mortgaged Property or if the foregoing prohibition is determined by a court of competent jurisdiction to be unenforceable as to a Subordinate Mortgage, any such Subordinate Mortgage shall contain express covenants to the effect that: (1) the Subordinate Mortgage is unconditionally subordinate to this Deed of Trust and all Leases (hereinafter defined); (2) if any action (whether judicial or pursuant to a power of sale) shall be instituted to foreclose or otherwise enforce the Subordinate Mortgage, no tenant of any of the Leases (as defined above) shall be named as a party defendant, and no action shall be taken that would terminate any occupancy or tenancy without the prior written consent of Beneficiary; (3) Rents (as defined above), if collected by or for the holder of the Subordinate Mortgage, shall be applied first to the payment of the Indebtedness then due and expenses incurred in the ownership, operation and maintenance of the Mortgaged Property in such order as Beneficiary may determine, prior to being applied to any indebtedness by the Subordinate Mortgage; (4) written notice of default under the Subordinate Mortgage and written notice of the commencement of any action (whether judicial or pursuant to a power of sale) to foreclose or otherwise enforce the Subordinate Mortgage or to seek the appointment of a receiver for all or any part of the Mortgaged Property shall be given to Beneficiary with or immediately after the occurrence of any such default or commencement; and (5) neither the holder of the Subordinate Mortgage, nor any purchaser at foreclosure thereunder, nor anyone claiming by, through or under any of them shall succeed to any of Grantor's rights hereunder without the prior written consent of Beneficiary.

                  OPERATION OF MORTGAGED PROPERLY. Grantor will operate the Mortgaged Property in a good and workmanlike manner and in accordance with all legal requirements and will pay all fees or charges of any kind in connection therewith. Grantor will keep the Mortgaged Property occupied so as not to impair the insurance carried thereon. Grantor will not use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on, the Mortgaged Property in any manner which violates any legal requirement or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Grantor will not initiate or permit any zoning reclassification of the Mortgaged Property or seek any variance under existing zoning ordinances applicable to the Mortgaged Property or use or permit the use of the Mortgaged Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other legal requirement. Grantor will not impose any easement, restrictive covenant or encumbrance upon the Mortgaged Property, execute or file any subdivision plat or condominium declaration affecting the Mortgaged Property or consent to the annexation of the Mortgaged Property to any municipality, without the prior written consent of Beneficiary. Grantor will not do or suffer to be done any act whereby the value of any part of the Mortgaged Property may be lessened. Grantor will preserve, protect, renew, extend and retain all material rights and privileges granted for or applicable to the Mortgaged Property. Without the prior written consent of Beneficiary, there shall be no drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of the Land regardless of the depth thereof or the method of mining or extraction thereof. Grantor will cause all debts and liabilities of any character (including without limitation all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Mortgaged Property) incurred in the construction, maintenance, operation and development of the Mortgaged Property to be promptly paid.

                  FINANCIAL MATTERS. Grantor is solvent after giving effect to all borrowings contemplated by the Loan Instruments and no proceeding under any debtor relief law is pending (or, to Grantor's knowledge, threatened) by or against Grantor, or any affiliate of Grantor, as a debtor. All reports, statements, plans, budgets, applications, agreements and other data and information heretofore furnished or hereafter to be furnished by or on behalf of Grantor to Beneficiary in connection with the loan or loans evidenced by the Loan Instruments (including, without limitation, all financial statements and financial information) are and will be true, correct and complete in all material respects as of their respective dates and do not and will not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. No material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of Grantor or, to Grantor's knowledge, of any tenant under any lease described therein.

                  INTENTIONALLY DELETED.

                  COMPLIANCE WITH LAWS. The Mortgaged Property and the use, operation and maintenance thereof and all activities thereon do and shall at all times comply in all material respects with all applicable legal requirements. The Mortgaged Property is not, and shall not be, dependent on any other property or premises or any interest therein other than the Mortgaged Property to fulfill any requirement of any legal requirement. Grantor shall not, by act or omission, permit any building or other improvement not subject to the lien of this Deed of Trust to rely on the Mortgaged Property or any interest therein to fulfill any requirement of any legal requirement. No part of the Mortgaged Property constitutes a nonconforming use under any zoning law or similar law or ordinance. Grantor has obtained and shall preserve in force all requisite zoning, utility, building, health and operating permits from the governmental authorities having jurisdiction over the Mortgaged Property. If Grantor receives a notice or claim from any person that the Mortgaged Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any legal requirement, Grantor will promptly furnish a copy of such notice or claim to Beneficiary. Grantor has received no notice and has no knowledge of any such noncompliance.

                  INCOME, EXPENSE AND FINANCIAL STATEMENTS. Grantor will keep accurate books and records in accordance with sound accounting principles in which full, true and correct entries shall be promptly made with respect to the Mortgaged Property and the operation thereof, and will permit all such books and records to be inspected and copied, and the Mortgaged Property to be inspected and photographed, by Beneficiary and its representatives during normal business hours and at any other reasonable times. Any inspection or audit of the Mortgaged Property or the books and records of Grantor, or the procuring of documents and financial and other information, by or on behalf of Beneficiary shall be for Beneficiary's protection only, and shall not constitute any assumption of responsibility to Grantor or anyone else with regard to the condition, construction, maintenance or operation of the Mortgaged Property nor Beneficiary's approval of any certification given to Beneficiary nor relieve Grantor of any of Grantor's obligations.

                  INDEMNIFICATION.

                  Grantor will indemnify and hold harmless Beneficiary and Trustee from and against, and reimburse them on demand for, any and all Indemnified Matters (defined below). For purposes of this Section 6.18, the terms "BENEFICIARY" and "TRUSTEE" shall include the directors, officers, partners, employees and agents of Trustee and Beneficiary, respectively, and any persons owned or controlled by, owning or controlling, or under common control or affiliated with Beneficiary or Trustee, respectively. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE OR STRICT LIABILITY OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON. HOWEVER, SUCH INDEMNITIES SHALL NOT APPLY TO A PARTICULAR INDEMNIFIED PERSON TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THAT INDEMNIFIED PERSON. Any amount to be paid under this Section
6.18 by Grantor to Beneficiary and/or Trustee shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary and/or Trustee pursuant to this Deed of Trust. Nothing in this paragraph, elsewhere in this Deed of Trust or in any other Loan Instrument shall limit or impair any rights or remedies of Beneficiary and/or Trustee (including without limitation any rights of contribution or indemnification) against Grantor or any other person under any other provision of this Deed of Trust, any other Loan Instrument, any other agreement or any applicable legal requirement.

                  In the event that Beneficiary becomes aware of or receives notice of an Indemnified Matter, Beneficiary shall promptly notify Grantor in writing of such Indemnified Matter and the information relating thereto then available to Beneficiary. Upon receipt of notice, Grantor shall have the exclusive right to assume the defense, remediation or settlement of any Indemnified Matter. In the event that an Indemnified Matter is covered by insurance maintained by Grantor, Grantor shall have the right to allow Grantor's insurer to assume the defense of an Indemnified Matter. In the event Grantor or Grantor's insurer assumes the defense or settlement of an Indemnified Matter, it may settle such matter, without the consent of Beneficiary, on such terms as Grantor determines in its sole discretion. Beneficiary shall cooperate with Grantor and make available to Grantor all information, books and records available to Beneficiary in connection with any Indemnified Matter.

                  As used herein, the term "INDEMNIFIED MATTERS" means any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately withdrawn or defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Beneficiary and/or Trustee at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with the Mortgaged Property or with this Deed of Trust or any other Loan Instrument, including but not limited to any bodily injury or death or property damage occurring in or upon or in the vicinity of the Mortgaged Property through any cause whatsoever at any time on or before the Release Date (as hereinafter defined), any act performed or omitted to be performed hereunder or under any other Loan Instrument, any breach by Grantor of any representation, warranty, covenant, agreement or condition contained in this Deed of Trust or in any other Loan Instrument, any Default as defined herein, any claim under or with respect to any Lease and any Environmental Matter (defined below). As used herein, the term "ENVIRONMENTAL MATTER" means: (a) the presence of any Hazardous Substance on, in, under, above or about the Mortgaged Property, or the migration or release or threatened migration or release of any Hazardous Substance on, to, from or through the Mortgaged Property, on or at any time before the Release Date; or (b) any act, omission, event or circumstance existing or occurring in connection with the handling, treatment, containment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Substance which is at any time on or before the Release Date present on, in, under, above or about the Mortgaged Property; or (c) any violation on or before the Release Date, of any Environmental Requirement in effect on or before the Release Date, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; or (d) any Environmental Claim, or the filing or imposition of any environmental lien against the Mortgaged Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in clauses (a) through (c) preceding; and regardless of whether any of the matters referred to in the foregoing clauses (a) through
(d) was caused by Grantor or Grantor's tenant or any subtenant, or a prior owner of the Mortgaged Property or its tenant or any subtenant, or any third party. Without limitation of the definition of Indemnified Matters herein, Grantor's indemnification obligations regarding any Environmental Matter shall include injury or damage to any person, property or natural resource occurring upon or off of the Mortgaged Property (including but not limited to the cost of demolition and rebuilding of any improvements on real property), the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration, monitoring or similar work required by any Environmental Requirement or necessary to have the full use and benefit of the Mortgaged Property as contemplated by the Loan Instruments (including, without limitation, any of the same in connection with any foreclosure or transfer in lieu thereof), and all liability to pay or indemnify any person for costs in connection with any of the foregoing. The term "RELEASE DATE" as used herein means the earlier of the following two dates: (i) the date on which the Indebtedness secured hereby has been paid and performed in full and this Deed of Trust has been released, or
(ii) the date on which the lien of this Deed of Trust is fully and finally foreclosed or a conveyance by deed in lieu of such foreclosure is fully and finally effective, and possession of the Mortgaged Property has been given to the purchaser or grantee free of occupancy and claims to occupancy by Grantor and Grantor's heirs, devisees, representatives, successors and assigns; provided, that if such payment, performance, release, foreclosure or conveyance is challenged, in bankruptcy proceedings or otherwise, the Release Date shall be deemed not to have occurred until such challenge is rejected, dismissed or withdrawn with prejudice. The indemnities in this Section 6.18 shall not terminate upon the Release Date or upon the release, foreclosure or other termination of this Deed of Trust but will survive the Release Date, foreclosure of this Deed of Trust or conveyance in lieu of foreclosure, the repayment of the secured indebtedness, the discharge and release of this Deed of Trust and the other Loan Instruments, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

                  TRADE NAMES. At the request of Beneficiary, Grantor shall execute a certificate in form satisfactory to Beneficiary listing the trade names under which Grantor intends to operate the Mortgaged Property, and representing and warranting that Grantor does business under no other trade name with respect to the Mortgaged Property. Grantor shall immediately notify Beneficiary in writing of any change in said trade names, and shall, upon request of Beneficiary, execute any additional financing statements and other certificates required to reflect the change in trade names and shall execute and file any assumed name certificate required by applicable laws.

                  FURTHER ASSURANCES. Grantor will, promptly on request of Beneficiary, (a) correct any defect, error or omission which may be discovered in the contents, execution or acknowledgment of this Deed of Trust or any other Loan Instrument; (b) execute, acknowledge, deliver, procure and record and/or file such further documents (including, without limitation, further deeds of trust, security agreements, financing statements, continuation statements, and assignments of rents or leases) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Instruments, to more fully identify and subject to the liens and security interests hereof any property intended to be covered hereby (including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property) or as deemed advisable by Beneficiary to protect the lien or the security interest hereunder against the rights or interests of third persons; and (c) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of Beneficiary to enable Beneficiary to comply with the requirements or requests of any agency having jurisdiction over Beneficiary or any examiners of such agencies with respect to the indebtedness secured hereby, Grantor or the Mortgaged Property. Grantor shall pay all costs connected with any of the foregoing, which shall be a demand obligation owing by Grantor (which Grantor hereby promises to pay) to Beneficiary pursuant to this Deed of Trust.

                  FEES AND EXPENSES. Without limitation of any other provision of this Deed of Trust or of any other Loan Instrument and to the extent not prohibited by applicable law, Grantor will pay, and will reimburse to Beneficiary and/or Trustee on demand to the extent paid by Beneficiary and/or
Trustee: (a) all appraisal fees, filing and recording fees, taxes, brokerage fees and commissions, abstract fees, title search or examination fees, title policy and endorsement premiums and fees, uniform commercial code search fees, escrow fees, reasonable attorneys' fees, architect fees, construction consultant fees, environmental inspection fees, survey fees, and all other out-of-pocket costs and expenses of every character incurred by Grantor or Beneficiary and/or Trustee in connection with the preparation of the Loan Instruments, the evaluation, closing and funding of the loan evidenced by the Loan Instruments, and any and all amendments and supplements to this Deed of Trust, the Note or any other Loan Instruments or any approval, consent, waiver, release or other matter requested or required hereunder or thereunder, or otherwise attributable or chargeable to Grantor as owner of the Mortgaged Property; and (b) all costs and expenses, including reasonable attorneys' fees and expenses, incurred or expended in connection with the exercise of any right or remedy, or the enforcement of any obligation of Grantor, hereunder or under any other Loan Instrument.

                  RECORDING AND FILING. Grantor shall cause the Loan Instruments and all amendments, supplements and extensions thereto and substitutions therefor to be recorded, filed, rerecorded and refiled in such manner and in such places as Beneficiary shall reasonably request, and shall pay all such recording, filing, rerecording and refiling fees, title insurance premiums, and other charges.

                  PAYMENT OF DEBTS. Grantor shall promptly pay when due all obligations regarding the ownership and operation of the Mortgaged Property except any such obligations which are being Contested in Good Faith (as that term is defined in the Loan Agreement).

                  MODIFICATION BY SUBSEQUENT OWNERS. Each Grantor agrees that it shall be bound by any modification of this Deed of Trust or any of the other Loan Instruments made by Beneficiary and any subsequent owner of the Mortgaged Property, with or without notice to such Grantor, and no such modifications shall impair the obligations of such Grantor under this Deed of Trust or any other Loan Instrument. Nothing in this Section shall be construed as permitting any transfer of the Mortgaged Property which would constitute an Event of Default under other provisions of this Deed of Trust.

                  NOTIFICATION OF DEFAULT. Grantor shall notify Beneficiary immediately if it becomes aware of the occurrence of any Event of Default or any fact, condition or event that only with the giving of notice or passage of time, or both, could become an Event of Default (a "POTENTIAL DEFAULT"), or the failure of Grantor or any guarantor to observe any of its or his undertakings under any of the Loan Instruments.

                  BUSINESS PURPOSES. The loan evidenced by the Note is solely for the purpose of carrying on or acquiring a business of Grantor, and is not for personal, family household, or agricultural purposes.



                               HAZARDOUS MATERIALS

                  DEFINITIONS. For the purposes of this Deed of Trust, Grantor, Beneficiary and Trustee agree that, unless the context otherwise specified or requires, the following terms shall have the meaning herein specified:

                  "HAZARDOUS MATERIALS" shall mean (a) any "hazardous waste" or "regulated substance" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C.A. Section 6901, ET SEQ. (West 1983 & Supp. 1993)), and
regulations promulgated thereunder, both as amended from time to time; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9601, ET SEQ. (West 1983 & Supp. 1993)) ("CERCLA"), and regulations promulgated thereunder, both as amended from time to time; (c) any "toxic substance" as defined by the Toxic Substances Control Act (15 U.S.C.A. Section 2601, ET SEQ. (West 1983 & Supp.
1993)), and regulations promulgated thereunder, both as amended from time to time; (d) any "waste" as defined by the Texas Water Quality Control Act (Tex. Water Code Ann. Sections 26.01-225 (Vernon 1988)), and regulations promulgated thereunder, both as amended from time to time; (e) any "solid waste" as defined by the Texas Solid Waste Disposal Act (Tex. Health & Safety Code Ann. Section 361.001, ET SEQ. (Vernon 1992)), and regulations promulgated thereunder, both as amended from time to time; (f) any "air contaminant" as defined by the Texas Clean Air Act (Tex. Health & Safety Code Ann., Section 82.001, ET SEQ. (Vernon
1992)), and regulations promulgated thereunder, both as amended from time to time; (g) any "hazardous substance" as defined by the Texas Hazardous Substances Spill Prevention and Control Act (Tex. Water Code Ann. Sections 26.261-268 (Vernon 1988)), and regulations promulgated thereunder, both as amended from time to time; (h) any "toxic chemical" as defined by the Texas Toxic Chemical Release Reporting Act (Tex. Health & Safety Code Ann. Section 370.001, ET SEQ. (Vernon 1992)), and regulations promulgated thereunder, both as amended from time to time; (i) any "regulated asbestos-containing material" as defined in the National Emission Standard for Asbestos (40 C.F.R. Section 61.140, ET SEQ.
(1992)); (j) polychlorinated biphenyls ("PCBs") as defined in 40 C.F.R. Part 761
(1992); (k) underground storage tanks, whether active, inactive, empty, filled or partially filled with any substance, (1) any substance the presence of which on the Mortgaged Property is prohibited by any Governmental Requirements; and
(in) any other substance which by any Governmental Requirements requires special handling or notification of any federal, state or local governmental entity in its collection, storage, transportation, treatment, processing, management or disposal.

                  "HAZARDOUS MATERIALS CONTAMINATION" shall mean the contamination (whether presently existing or hereafter occurring) of the Improvements, facilities, soil, surface water, groundwater, air or other elements on or of the Mortgaged Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, surface water, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Mortgaged Property.

                  "GOVERNMENTAL REQUIREMENTS" shall mean any and all of the following that may now or hereafter be applicable to Grantor or the Mortgaged
Property: (i) judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any and all governmental or quasi governmental entities of any nature whatsoever, whether federal, state, county, district, city or otherwise, and whether now or hereafter in existence ("GOVERNMENTAL AUTHORITY"); (ii) restrictions of record; and (iii) any other governmental directive or requirement of any nature.

                  GRANTOR'S WARRANTIES. Grantor hereby represents and warrants that:

                  No Hazardous Materials are now located on the Mortgaged Property, and neither Grantor nor, to Grantor's knowledge, any other person has ever caused or permitted any Hazardous Materials to be placed, held, located or disposed of on, under or at the Mortgaged Property or any part thereof,

                  No part of the Mortgaged Property is being used or, to the knowledge of Grantor, has been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials, nor is any part of the Mortgaged Property affected by any Hazardous Materials Contamination;

                  To the best of the Grantor's knowledge and belief, no property adjoining the Mortgaged Property is being used, or has ever been used at any previous time for the disposal, storage, treatment, processing or other handling of Hazardous Materials nor is any other property adjoining the Mortgaged Property affected by Hazardous Materials Contamination; and

                  No investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is proposed, threatened, anticipated or in existence with respect to the Mortgaged Property. The Mortgaged Property is not currently on, and to Grantor's knowledge, after diligent investigation and inquiry, has never been on, any federal or state "Superfund" or "Superlien" list.

                  Grantor has undertaken all appropriate inquiry into the previous ownership and uses of the Mortgaged Property consistent with good commercial or customary practice in an effort to minimize liability associated with Hazardous Materials or Hazardous Materials Contamination.

                  GRANTOR'S COVENANTS. Grantor agrees to (a) give notice to Beneficiary immediately upon Grantor's acquiring knowledge of the presence of any Hazardous Materials on the Mortgaged Property or of any Hazardous Materials Contamination with a full description thereof; (b) promptly comply with any Governmental Requirements requiring the removal, treatment, mitigation or disposal of such Hazardous Materials or Hazardous Materials Contamination and provide Beneficiary with satisfactory evidence of such compliance; and (c) provide Beneficiary, within thirty (30) days after demand by Beneficiary, with a bond, letter of credit or similar financial assurance evidencing to Beneficiary's satisfaction that the necessary funds are available to pay the cost of removing, treating, mitigating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any assessments which may be established on the Mortgaged Property as a result thereof.

                  SITE ASSESSMENTS. Beneficiary (by its officers, employees and agents) at any time and from time to time, either prior to or after the occurrence of an Event of Default, may contract for the services of persons (the "SITE REVIEWERS") to perform environmental site assessments ("SITE

ASSESSMENTS") on the Mortgaged Property for the purpose of determining whether there exists on the Mortgaged Property any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of such Mortgaged Property arising under any state, federal or local law, rule or regulation relating to Hazardous Materials. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Grantor which do not impede the performance of the Site Assessments. The Site Reviewers are hereby authorized to enter upon the Mortgaged Property for such purposes. The Site Reviewers are further authorized to perform both above and below the ground testing for environmental damage or the presence of Hazardous Materials on the Mortgaged Property and such other tests on the Mortgaged Property as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Grantor will supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. On request, Beneficiary shall make the results of such Site Assessments fully available to Grantor, which (prior to an Event of Default) may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Site Reviewers. The cost of performing such Site Assessments shall be paid by Grantor upon demand of Beneficiary and any such obligations shall be Indebtedness secured by this Deed of Trust. Beneficiary's right to require such Site Assessment shall be for the sole purpose of protecting Beneficiary's security for the repayment of the Indebtedness and shall not under any circumstances be construed as granting the right to participate or constitute participation by the Beneficiary in the management of the Mortgaged Property or the business conducted thereon.

                  BENEFICIARY'S RIGHT TO REMOVE HAZARDOUS MATERIALS. Beneficiary shall have the right but not the obligation, prior or subsequent to an Event of Default, without in any way limiting Beneficiary's other rights and remedies under this Deed of Trust, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Materials or Hazardous Materials Contamination on the Mortgaged Property following receipt of any notice from any person or entity asserting the existence of any Hazardous Materials or Hazardous Materials Contamination pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit, imposition of a lien on the Mortgaged Property, or other action and/or which, in Beneficiary's sole opinion, could jeopardize Beneficiary's security under this Deed of Trust. All costs and expenses paid or incurred by Beneficiary in the exercise of any such rights shall be Indebtedness secured by this Deed of Trust and shall be payable by Grantor upon demand. Beneficiary's right to require such removal of Hazardous Materials shall be for the sole purpose of protecting Beneficiary's security for the repayment of the Indebtedness and shall not under any circumstances be construed as granting the right to participate or constitute participation in the management of the Mortgaged Property or the business conducted thereon.

                  SURVIVAL. The provisions of Article 7 shall survive the release, foreclosure or other enforcement of this Deed of Trust.



                                EVENTS OF DEFAULT

         The occurrence of any one of the following shall be a default hereunder ("EVENT OF DEFAULT"):

                  DEFAULT UNDER LOAN AGREEMENT. The occurrence of an Event of Default as that term is defined in the Loan Agreement.

                  NONPERFORMANCE OF COVENANTS. (a) Grantor shall default in the due performance or observance by it of any term, covenant or agreement on its part to be performed or observed pursuant to Sections 6.1, 6.12 or 6.25, or (b) Grantor shall default in the due performance or observance by it of any term, covenant or agreement on its part to be performed or observed pursuant to any provision of this Deed of Trust other than those specified in clause (a) immediately preceding and such default continues unremedied for a period of thirty (30) days after notice thereof from Beneficiary or Beneficiary is notified of such default or should have been so notified pursuant to the provisions of Section 6.25 hereof, whichever is earlier.

                  TRANSFER OF THE MORTGAGED PROPERTY. Title to all or any part of the Mortgaged Property (other than obsolete or worn personal property replaced by adequate substitutes of equal or greater value than the replaced items when new) shall become vested in any party other than Grantor, whether by operation of law or otherwise; provided, however that Grantor's sale of Tract 1 described on Exhibit A, the Improvements thereon and the Accessories pertaining thereto (collectively, "TRACT 1") or Tract 2 described on Exhibit A, the Improvements thereon and the Accessories pertaining thereto (collectively, "TRACT 2"), or of both Tract 1 and Tract 2, shall not constitute an Event of Default as long as the closing of such sale or sales occurs prior to September 1, 2002. Beneficiary may, in its sole discretion, waive this Event of Default, but it shall have no obligation to do so, and any waiver may be conditioned upon such one or more of the following which Beneficiary may require: the grantee's integrity, reputation, character, creditworthiness and management ability being satisfactory to Beneficiary in its sole judgment, and grantee executing, prior to such sale or transfer, a written assumption agreement containing such terms as Beneficiary may require, a principal paydown on the Note, an increase in the rate of interest payable under the Note, a transfer fee, and any other modification of the Loan Instruments which Beneficiary may require.

                  GRANT OF EASEMENT, ETC. Without the prior written consent of Beneficiary, Grantor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Mortgaged Property, unless such action is expressly permitted by the Loan Instruments or does not affect the Mortgaged Property.

                  ABANDONMENT. Grantor or the owner of the Mortgaged Property (if other than Grantor) abandons any of the Mortgaged Property.

                  DETERIORATION. Beneficiary reasonably determines that the condition of the Mortgaged Property has deteriorated.

                  FORECLOSURE OF OTHER LIENS. The holder of any lien, security interest or assignment on the Mortgaged Property institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.





                                    REMEDIES

                  EXERCISE OF SPECIFIC REMEDIES. If an Event of Default shall occur, Beneficiary may exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

                  ACCELERATION. Upon the occurrence of an Event of Default described in Section 11.7 of the Loan Agreement, the entire principal of and accrued interest of the Indebtedness shall forthwith be due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices of further actions of any kind, all of which are hereby expressly waived by Grantor. In the event that any other Event of Default shall occur and be continuing, Beneficiary may declare the Indebtedness immediately due and payable, whereupon all of the Indebtedness shall be forthwith due and payable without demand, presentment for payment, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or further actions of any kind, all of which are hereby expressly waived by Grantor. Grantor hereby waives notice of intent to accelerate and notice of acceleration.

                  ENFORCEMENT OF ASSIGNMENT OF RENTS AND LEASES. Prior or subsequent to taking possession of any portion of the Mortgaged Property or taking any action with respect to such possession, Beneficiary may:

                           collect and/or sue for the Rents in Beneficiary's own name, give receipts and releases therefor, and after deducting all expenses of collection, including attorneys' fees and expenses, apply the net proceeds thereof to any Indebtedness as Beneficiary may elect;

                           make, modify, enforce, cancel, terminate or accept surrender of any Leases, evict tenants, adjust the Rents, maintain, decorate, refurbish, repair, clean, and make space ready for renting, and otherwise do anything Beneficiary deems advisable in connection with the Mortgaged Property;

                           apply the Rents so collected to the operation and management of the Mortgaged Property, including the payment of management, brokerage and attorneys' fees and expenses, and/or to the Indebtedness; and

                           require Grantor to transfer all security deposits and records thereof to Beneficiary together with all original counterparts of the Leases.

                  FORECLOSURE. Beneficiary may require the Trustee to sell all or part of the Mortgaged Property, at public auction, to the highest bidder, for cash, at the county courthouse of the county in Texas in which the Mortgaged Property or any part thereof is situated, or if the Mortgaged Property is located in more than one county such sale may be made at the courthouse in any county in which the Mortgaged Property is situated. The sale shall take place at such area of the courthouse as shall be properly designated from time to time by the commissioners court (or, if not so designated by the commissioners court, at such other area in the courthouse as may be provided in the notice of sale hereinafter described) of the specified county, between the hours of 10:00 o'clock a.m. and 4: 00 o'clock p.m. (the commencement of such sale to occur within three hours following the time designated in the hereinafter-described notice of sale as the earliest time at which such sale shall occur, if required by applicable law) on the first Tuesday of any month, after giving notice of the time, place and terms of said sale (including the earliest time at which such sale shall occur) and of the property to be sold in the manner hereinafter described. Notice of a sale of all or part of the Mortgaged Property by the Trustee shall be given by posting written notice thereof at the courthouse door (or other area in the courthouse as may be designated for such public notices) of the county in which the sale is to be made, and by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made, at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is in more than one county a notice shall be posted at the courthouse door (or other area in the courthouse as may be designated for such public notices) and filed with the county clerk of each county in which the property to be sold is situated. In addition, Beneficiary shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on Grantor and each debtor obligated to pay the Indebtedness secured hereby according to the records of Beneficiary. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to Grantor may be addressed to Grantor at Grantor's address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Beneficiary, be addressed to such other debtor at the address of Grantor as is shown by the records of Beneficiary. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Trustee may sell all or any portion of the Mortgaged Property, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of Grantor. In no event shall Trustee be required to exhibit, present or display at any such sale any of the personality described herein to be sold at such sale. Trustee making such sale shall receive the proceeds thereof and shall apply the same as follows: (i) first, he shall pay the reasonable expenses of Trustee and a reasonable Trustee's fee or commission; (ii) second, he shall pay, so far as may be possible, the Indebtedness, discharging first that portion of the Indebtedness arising under the covenants or agreements herein contained and not evidenced by the Note; (iii) third, he shall pay the residue, if any, to the persons legally entitled thereto. Payment of the purchase price to Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Trustee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of the Mortgaged Property shall be less than the aggregate of the Indebtedness and the expenses thereof, this Deed of Trust and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Grantor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Beneficiary shall have the right, at its sole election, to request Trustee to sell less than the whole of the Mortgaged Property. If default is made hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed with foreclosure in satisfaction of such item either through judicial proceedings or by directing Trustee to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Indebtedness; and it is agreed that such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness, but as to such unmatured part this Deed of Trust shall remain in full force and effect as though no sale had been made under the provisions of this paragraph. Several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness. At any such sale (1) Grantor hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Trustee with respect to the identity of Beneficiary, the occurrence or existence of any default, the acceleration of the maturity of any of the Indebtedness, the request to sell, the notice of sale, the giving of notice to all debtors legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute Trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Beneficiary or by Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and Grantor hereby ratifies and confirms every act that Trustee or any substitute Trustee hereunder may lawfully do in the premises by virtue hereof, and (2) the purchaser may disaffirm any easement granted, or rental, lease or other contract made in violation of any provision of this Deed of Trust, and may take immediate possession of the Mortgaged Property free from, and despite the terms of, such grant of easement and rental or lease contract. Beneficiary may bid and become the purchaser of all or any part of the Mortgaged Property at any trustee's or foreclosure sale hereunder, and the amount of Beneficiary's successful bid may be credited on the Indebtedness.

                  UNIFORM COMMERCIAL CODE. Without limitation of Beneficiary's rights of enforcement with respect to the Collateral or any part thereof in accordance with the procedures for foreclosure of real estate, Beneficiary may exercise its rights of enforcement with respect to the Collateral or any part thereof under the Code as amended (or under the Uniform Commercial Code in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to or in substitution for those rights and remedies: (1) Beneficiary may enter upon Grantor's premises to take possession of, assemble and collect the Collateral or, to the extent and for those items of the Collateral permitted under applicable law, to render it unusable; (2) Beneficiary may require Grantor to assemble the Collateral and make it available at a place Beneficiary designates which is mutually convenient to allow Beneficiary to take possession or dispose of the Collateral; (3) written notice mailed to Grantor as provided herein at least ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made shall constitute reasonable notice; (4) any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with and upon the same notice as required for the sale of the Mortgaged Property under power of sale as provided in paragraph (c) above in this Section 9. 1; (5) in the event of a foreclosure sale, whether made by Trustee under the terms hereof, or under judgment of a court, the Collateral and the other Mortgaged Property may, at the option of Beneficiary, be sold as a whole; (6) it shall not be necessary that Beneficiary take possession of the Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale; (7) with respect to application of proceeds of disposition of the Collateral, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Beneficiary;
(8) any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to Beneficiary having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Beneficiary, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and (9) Beneficiary may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Beneficiary, including the sending of notices and the conduct of the sale, but in the name and on behalf of Beneficiary.

                  LAWSUITS. Beneficiary may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

                  ENTRY ON MORTGAGED PROPERTY. Upon occurrence of an Event of Default hereunder, Beneficiary may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Grantor, and all persons claiming under Grantor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Beneficiary may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Grantor in the name, place and stead of Grantor, or otherwise, as the Beneficiary shall deem best; and in the exercise of any of the foregoing rights and powers Beneficiary shall not be liable to Grantor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Beneficiary.

                  TRUSTEE OR RECEIVER. Beneficiary may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Grantor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, for appointment of a receiver of the Mortgaged Property, and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of Section 4.1 hereof.

                  TERMINATION OF COMMITMENT TO LEND. Beneficiary may terminate any commitment or obligation to lend or disburse funds under any Loan Instrument.

                  TENANCY AT WILL. In the event of a trustee's sale hereunder and if at the time of such sale Grantor or any other party occupies the portion of the Mortgaged Property so sold or any part thereof, such occupant shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

                  SUBSTITUTE TRUSTEE. If, for any reason, Beneficiary prefers to appoint a substitute Trustee hereunder, Beneficiary may, from time to time, by written instrument, appoint one or more substitute Trustees, who shall succeed to all the estate, rights, powers, and duties of the original Trustee named herein. Such appointment may be executed by anyone acting in a representative capacity, and such appointment shall be conclusively presumed to have been executed with appropriate authority.

                  INDEMNIFICATION OF TRUSTEE. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon. Grantor hereby indemnifies Trustee against all liability and expenses that he may incur in the performance of his duties hereunder. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF, OR ARE CLAIMED TO BE CAUSED BY OR ARISE OUT OF, THE NEGLIGENCE OR STRICT LIABILITY OF TRUSTEE. HOWEVER, SUCH INDEMNITY SHALL NOT APPLY TO THE EXTENT THAT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TRUSTEE.

                  BENEFICIARY'S RIGHT TO PERFORM. Upon Grantor's failure to make a payment or perform an act required by the Loan Instruments, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse, Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action as it may deem necessary or appropriate.

                  REIMBURSEMENT OF EXPENDITURE. If Beneficiary shall expend any money chargeable to Grantor or subject to reimbursement by Grantor under the terms of the Loan Instruments, Grantor shall repay the same to Beneficiary immediately at the place where the Note is payable, together with interest thereon at the Default Rate (as defined in the Loan Agreement) from and after the date of each such expenditure by Beneficiary until paid by Grantor.

                  OTHER RIGHTS. Beneficiary may exercise any and all other rights, remedies and recourses granted under the Loan Instruments now or hereafter existing in equity or at law for the protection and preservation of the Mortgaged Property.

                  REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE. Beneficiary shall have all rights, remedies and recourses granted in the Loan Instruments and available at law or equity (including, without limitation, those granted by the Code and applicable to the Mortgaged Property, or any portion thereof), and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Beneficiary, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

                  RIGHTS AND REMEDIES OF SURETIES. Grantor waives any right or remedy which Grantor may have or be able to assert pursuant to Chapter 34 of the Business and Commerce Code of the State of Texas pertaining to the rights and remedies of sureties.



                                  MISCELLANEOUS

                  COLLECTION. If the Indebtedness shall be collected by legal proceedings, whether through a probate or bankruptcy court or otherwise, or shall be placed in the hands of an attorney for collection after an Event of Default or maturity, Grantor agrees to pay the attorneys' and collection fees and expenses as set forth in the Note, and such fees and expenses shall be a part of the Indebtedness.

                  CHANGE IN OWNERSHIP. If the ownership (legal or beneficial) of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, or in the event of a change of any ownership of Grantor legal or beneficial), Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Indebtedness in the same manner as with Grantor without in any way vitiating or discharging Grantor's liability hereunder or upon the Indebtedness. No sale of the Mortgaged Property, and no forbearance on the part of Beneficiary, and no extension of the time for the payment of the Indebtedness, shall operate to release or affect the original liability of Grantor.

                  RELEASE OF LIEN. If Grantor shall perform each of the covenants and agreements herein contained, then this conveyance shall become null and void and shall be released at Grantor's written request and expense; otherwise, it shall remain in full force and effect. No release or modification of this conveyance, or of the lien, security interest or assignment created and evidenced hereby, shall be valid unless executed by Beneficiary.

                  PARTIAL RELEASE OF LIEN, EXTENSION, ETC. Any part of the Mortgaged Property may be released by Beneficiary without affecting the lien, security interest and assignment hereof against the remainder. The lien, security interest and other rights granted hereby shall not affect or be affected by any other security taken for the Indebtedness. The taking of additional security, or the extension or renewal of the Indebtedness or any part thereof, shall not release or impair the lien, security interest and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any permitted junior lienholder; and this Deed of Trust, as well as any instrument given to secure any renewal or extension of the Indebtedness, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is paid. As to each of Tract 1 and Tract 2, if Grantor closes the sale of such tract prior to September 1, 2002, and provided that no Event of Default or Potential Default has occurred and is continuing, Beneficiary will release its lien under this Deed of Trust against such tract and all Improvements thereon and all Accessories pertaining thereto in accordance with the following procedure:

         (a) As to the tract for which a release is requested, Grantor shall make a written request to Beneficiary for the release of Beneficiary's lien under this Deed of Trust which shall include (i) the legal description of the tract, and (ii) the date Grantor is requesting that the release be made.

         (b) Upon Beneficiary's receipt of the request for the release, Beneficiary shall execute and deliver to the title company closing the sale a release in the form of Exhibit C for such tract with instructions to record such release upon (i) Grantor's payment to Beneficiary of the reasonable expenses of Beneficiary incurred in connection with the release request and the preparation of the release including, without limitation, reasonable attorneys' fees, and
(ii) the closing of the sale provided that the sale closes prior to September 1, 2002.

As to each of the other tracts described on Exhibit A (and as to Tract 1 and Tract 2 if not sold prior to September 1, 2002), Beneficiary will release its lien under this Deed of Trust against such tract and all Improvements thereon and Accessories pertaining thereto upon compliance by Grantor to the satisfaction of Beneficiary (in the opinion of Beneficiary), unless waived in writing by Beneficiary, of each of the following conditions:

         (a) As to each tract for which a release is requested, Grantor shall make a written request to Beneficiary for the release of Beneficiary's lien under this Deed of Trust, which request shall include (i) the legal description of the tract, (ii) the date Grantor is requesting that the release be made,
(iii) the purchase price to be paid for the tract, and (iv) a deposit of the reasonable costs and expenses of Beneficiary associated with the release request (including reasonable legal fees) in an amount acceptable to Beneficiary.

         (b) The release of Beneficiary's lien under this Deed of Trust as to any particular tract shall be subject to the following requirements: (i) the terms of the sale shall be reasonably acceptable to Beneficiary; (ii) Beneficiary shall have approved the preliminary closing statement prepared by the title company closing the sale of the tract; provided, however, that if there is any material change from the preliminary closing statement to the final closing statement, the final closing statement shall be submitted to and approved by Beneficiary; and (iii) provision shall have been made for net purchase price payable at the closing of the sale of the tract to be paid to Beneficiary. Grantor shall provide to Beneficiary such evidence as Beneficiary may require to establish the satisfaction of these requirements.

         (c) As to each tract to be released, upon (i) Beneficiary's receipt of the request for the release, (ii) compliance by Grantor with all of the conditions precedent for the release herein specified, (iii) Beneficiary's receipt of the net purchase price payable at the closing of the sale of the tract, (iv) Beneficiary's receipt of a certification by the title company closing the sale of the amount of the purchase price being paid for the tract and the net purchase price payable at the closing, and (v) Grantor's payment to Beneficiary of the reasonable expenses of Beneficiary incurred in connection with the release request and the preparation of the release including, without limitation, reasonable attorneys' fees, Beneficiary shall execute and deliver to the title company closing the sale for recording a release for such tract in the form of Exhibit C.

         (d) Grantor shall not be entitled to a release as to any tract during any period where an Event of Default or Potential Default hereunder has occurred and is continuing.

                  NO IMPAIRMENT OF SECURITY. The lien, security interest and other security rights of Beneficiary hereunder or under any other Loan Instrument shall not be impaired by any indulgence, moratorium or release granted by Beneficiary including, but not limited to, any renewal, extension or modification which Beneficiary may grant with respect to any secured indebtedness, or any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant in respect of the Mortgaged Property, or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any secured indebtedness. The taking of additional security by Beneficiary shall not release or impair the lien, security interest or other security rights of Beneficiary hereunder or affect the liability of Grantor or of any endorser, guarantor or surety, or improve the right of any junior lienholder in the Mortgaged Property (without implying hereby Beneficiary's consent to any junior lien).

                  ACTS NOT CONSTITUTING WAIVER BY BENEFICIARY. Beneficiary may waive any default without waiving any other prior or subsequent default. Beneficiary may remedy any default without waiving the default remedied. Neither failure by Beneficiary to exercise, nor delay by Beneficiary in exercising, nor discontinuance of the exercise of any right, power or remedy (including but not limited to the right to accelerate the maturity of the secured indebtedness or any part thereof) upon or after any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Beneficiary of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Beneficiary and then such waiver or consent shall be effective only in the specific instance, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Remittances in payment of any part of the of the Indebtedness other than in the required amount in immediately available U.S. funds shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Beneficiary in immediately available U.S. funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Beneficiary of any payment in an amount less than the amount then due on any of the Indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a default hereunder.

                  WAIVER OF MARSHALLING AND CERTAIN RIGHTS. To the extent that Grantor may lawfully do so, Grantor hereby expressly waives any right pertaining to the marshalling of assets, the exemption of homestead, the administration of estates of decedents, or other matter to defeat, reduce or affect the right of Beneficiary to sell the Mortgaged Property for the collection of the Indebtedness (without any prior or different resort for collection), or the right of Beneficiary to the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant.

                  SUBROGATION. To the extent that proceeds of the Indebtedness are used to pay any outstanding lien, charge or encumbrance affecting the Mortgaged Property, such proceeds have been advanced by Beneficiary at Grantor's request, and Beneficiary shall be subrogated to all rights, interests and liens owned or held by any owner or holder of such outstanding liens, charges and encumbrances, irrespective of whether such liens, charges or encumbrances are released of record; provided, however, that the terms and provisions hereof shall govern the rights and remedies of Beneficiary and shall supersede the terms, provisions, rights, and remedies under the lien or liens to which Beneficiary is subrogated hereunder.

                  NO WAIVER. No waiver of any Event of Default or any other default on the part of Grantor or breach of any of the provisions of this Deed of Trust or of any other instrument executed in connection with the Indebtedness shall be considered a waiver of any other or subsequent default or breach, and no delay or omission in exercising or enforcing the rights and powers herein granted shall be construed as a waiver of such rights and powers, and likewise no exercise or enforcement of any rights or powers hereunder shall be held to exhaust such rights and powers, and every such right and power may be exercised from time to time. Acceptance by Beneficiary of partial payments shall not constitute a waiver of the default by failure to make full payments.

                  LIMITATION ON INTEREST. All agreements between Grantor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Indebtedness or otherwise, shall the interest contracted for, charged or received by Beneficiary exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever, interest would otherwise be payable to Beneficiary in excess of the maximum lawful amount, the interest payable to Beneficiary shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Beneficiary shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Indebtedness and not to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Indebtedness, such excess shall be refunded to Grantor. All interest paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Indebtedness (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between Grantor and Beneficiary.

                  SUCCESSORS AND ASSIGNS; USE OF TERMS. The covenants herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, personal representatives, successors, and assigns of the parties hereto. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The term "Grantor" shall include in their individual capacities and jointly all parties hereinabove named a Grantor. The term "Beneficiary" shall include any lawful owner, holder, pledgee, or assignee of any of the Indebtedness. The duties, covenants, conditions, obligations, and warranties of Grantor in this Deed of Trust shall be joint and several obligations of Grantor and each Grantor, if more than one, and each Grantor's heirs, executors, administrators, personal representatives, successors and assigns. Each party who executes this Deed of Trust and each subsequent owner of the Mortgaged Property, or any part thereof (other than Beneficiary), covenants and agrees that it will perform, or cause to be performed, each term and covenant of this Deed of Trust.

                  BENEFICIARY'S CONSENT. In any instance hereunder where Beneficiary's approval or consent is required or the exercise of Beneficiary's judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Beneficiary free from any limitation or requirement of reasonableness, and Beneficiary shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner regardless of the reasonableness of either the request or Beneficiary's judgment.

                  SEVERABILITY. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective while this Deed of Trust is in effect, the legality, validity and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible. If any of the Indebtedness shall be unsecured, the unsecured portion of the Indebtedness shall be completely paid prior to the payment of the Loan Instrument portion of such Indebtedness, and all payments made on account of the Indebtedness shall be considered to have been paid on and applied first to the complete payment of the unsecured portion of the Indebtedness.

                  MODIFICATION OR TERMINATION. The Loan Instruments may only be modified or terminated by a written instrument or instruments executed by the party against which enforcement of the modification or termination is asserted. Any alleged modification or termination that is not so documented shall not be effective as to any party.

                  NO PARTNERSHIP. Nothing contained in the Loan Instruments is intended to create any partnership, joint venture or association between Grantor and Beneficiary, or in any way make Beneficiary a co-principal with Grantor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

                  HEADINGS. The article, paragraph and subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such articles, paragraphs or subparagraphs.

                  CONSTRUCTION DEED OF TRUST. This Deed of Trust constitutes a "construction mortgage" as defined in Section 9.334(h) of the Code to the extent that it secures an obligation incurred for the construction of the Improvements, including the acquisition cost of the Land.

                  APPLICABLE TO PRIOR LIENS. If this Deed of Trust is or becomes subordinate to any other liens, security interests, assignments of leases or rents or any other encumbrances (collectively, the "PRIOR LIENS") affecting any of the Mortgaged Property (all documents creating the Prior Liens and evidencing and governing the indebtedness secured thereby being collectively called the "PRIOR LIEN DOCUMENTS"), in addition to the provisions of Section 6.12, the provisions of this Section 10.18 shall apply. Grantor shall not enter into any renewal, extension, modification, increase or refinancing of any of the Prior Lien Documents or the indebtedness secured thereby without the prior written consent of Beneficiary. Grantor shall pay when due all indebtedness evidenced and secured by the Prior Lien Documents and shall timely perform all other obligations of the Grantor under the Prior Lien Documents. Beneficiary may, but shall not be obligated to, pay any such indebtedness or perform any such obligations for the account of Grantor, and any sum so expended shall be part of the Indebtedness secured hereby. Grantor shall pay to Beneficiary all amounts so expended by Beneficiary with interest on such amounts from the date expended at the rate set forth in the Loan Instruments, but not in excess of the highest rate permitted by applicable law. Any default under any of the Prior Lien Documents shall constitute an Event of Default hereunder. If Beneficiary should cure any such default under any of the Prior Lien Documents, the curing thereof by Beneficiary shall not constitute a cure of the default under this Deed of Trust. Grantor shall send to Beneficiary a copy of each notice of default or notice of acceleration or other notice received by Grantor from the holder of any of the Prior Lien Documents within one (1) business day after receipt thereof by Grantor. Notwithstanding the foregoing, Beneficiary does not consent to any Prior Lien unless otherwise expressly permitted in this Deed of Trust.

                  ABSENCE OF OBLIGATIONS OF BENEFICIARY WITH RESPECT TO MORTGAGED PROPERTY. Notwithstanding anything in this Deed of Trust to the contrary, including, without limitation, the definition of "Mortgaged Property" and/or the provisions of Article 4 hereof, (a) to the extent permitted by applicable law, the Mortgaged Property is comprised of Grantor's rights, title and interests therein but not its obligations, duties or liabilities pertaining thereto, (b) Beneficiary neither assumes nor shall have any obligations, duties or liabilities in connection with any portion of the items described in connection with the definition of "Mortgaged Property" herein, either prior to or after obtaining title to such Mortgaged Property, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and (c) Beneficiary may, at any time prior to or after the acquisition of title to any portion of the Mortgaged Property as above described, advise any party in writing as to the extent of Beneficiary's interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Mortgaged Property or matters related thereto. Without limiting the generality of the foregoing, it is understood and agreed that Beneficiary shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Mortgaged Property, as lessee under any lease or purchaser or seller under any contract or option unless Beneficiary elects otherwise by written notification.

                  NOTICES. Except as otherwise provided in subparagraph (c) of
Section 9.1 of this Deed of Trust, all notices demands, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when presented personally or deposited in a regularly maintained mail receptacle of the United States Postal Service, postage prepaid, registered or certified, return receipt requested, addressed to Grantor at its address set forth in the first paragraph of this Deed of Trust or to Beneficiary at its address set forth in Article 1 hereof, or such other address as Grantor or Beneficiary may from time to time designate by written notice to the other as herein required.

                  FORUM. Grantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any Texas state court, or any United States federal court, sitting in the county in which the secured indebtedness is payable, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Mortgaged Property is located, over any suit, action or proceeding arising out of or relating to this Deed of Trust or the secured indebtedness. Grantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any Texas state court, or any United States federal court, sitting in the county in which the secured indebtedness is payable may be made by certified or registered mail, return receipt requested, directed to Grantor at its address stated in this Deed of Trust, or at a subsequent address of Grantor of which Beneficiary received actual notice from Grantor in accordance with this Deed of Trust, and service so made shall be complete five (5) days after the same shall have been so mailed.

                  APPLICATION OF PAYMENTS TO CERTAIN INDEBTEDNESS. If any part of the Indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on the Indebtedness first in discharge of that portion thereof which is not secured by this Deed of Trust.

                  GENDER; TITLES; CONSTRUCTION. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions. The use of the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" shall refer to this entire Deed of Trust and not to any particular Article, Section, paragraph or provision. The term "person" and words importing persons as used in this Deed of Trust shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations and other legal entities, including public or governmental bodies, agencies or instrumentalities, as well as natural persons.

                  REPORTING COMPLIANCE. Grantor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Loan Instruments and secured by this Deed of

Trust which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, including but not limited to The International Investment Survey Act of 1976, The Agricultural Foreign Investment Disclosure Act of 1978, The Foreign Investment in Real Property Tax Act of 1980 and the Tax Reform Act of 1984 and further agrees upon request of Beneficiary to furnish Beneficiary with evidence of such compliance.

                  GRANTOR. Unless the context clearly indicates otherwise, as used in this Deed of Trust, "Grantor" means the grantors named in Article 1 hereof or any of them. The obligations of Grantor hereunder shall be joint and several. If any Grantor, or any signatory who signs on behalf of any Grantor, is a corporation, partnership or other legal entity, Grantor and any such signatory, and the person or persons signing for it, represent and warrant to Beneficiary that this instrument is executed, acknowledged and delivered by Grantor's duly authorized representatives. If Grantor is an individual, no power of attorney granted by Grantor herein shall terminate on Grantor's disability.

                  EXECUTION. This Deed of Trust has been executed in several counterparts, all of which are identical, and all of which counterparts together shall constitute one and the same instrument. The date or dates reflected in the acknowledgments hereto indicate the date or dates of actual execution of this Deed of Trust, but such execution is as of the date shown on the first page hereof, and for purposes of identification and reference the date of this Deed of Trust shall be deemed to be the date reflected on the first page hereof. Grantor will cause this Deed of Trust and all amendments and supplements thereto and substitutions therefor and all financing statements and continuation statements relating thereto to be recorded, filed, re-recorded and refiled in such manner and in such places as Trustee or Beneficiary shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

                  APPLICABLE LAW. THIS DEED OF TRUST, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

              ARBITRATION AND WAIVER OF JURY TRIAL. This Section concerns the resolution of any controversies or claims between Grantor and Beneficiary, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to this Deed of Trust any document related to this Deed of Trust, including without limitation, the Loan Documents (collectively a "CLAIM"). At the request of Grantor or Beneficiary, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the "ACT"). The Act will apply even though this Deed of Trust provides that it is governed by the law of a specified state.

         (a) Rules and Procedures. Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control.

         (b) Administration. The arbitration shall be administered by JAMS and conducted in Dallas, Texas. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

         (c) Power and Authority of Arbitrator(s) Generally. The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Deed of Trust.

         (d) Self-Help Remedies. This Section does not limit the right of Grantor or Beneficiary to: (i) exercise self-help remedies, such as but not limited to, setoff-, (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

         (e) Suit Not Waiver. The filing of a court action is not intended to constitute a waiver of the right of Grantor or Beneficiary, including the suing party, thereafter to require submittal of the Claim to arbitration.

         (f) WAIVER OF JURY TRIAL. BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS DEED OF TRUST TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS DEED OF TRUST.

                  ENTIRE AGREEMENT. The Loan Instruments constitute the entire understanding and agreement between Grantor and Beneficiary with respect to the transactions arising in connection with the indebtedness secured hereby and supersede all prior written or oral understandings and agreements between Grantor and Beneficiary with respect to the matters addressed in the Loan Instruments. Grantor hereby acknowledges that, except as incorporated in writing in the Loan Instruments, there are not, and were not, and no persons are or were authorized by Beneficiary to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Instruments.

         10.30 Refinancing. The proceeds of the loan evidenced by the Note will be used to refinance (a) that certain Promissory Note dated January 31, 2001 in the original principal amount of $5,500,000, executed by Grantor and payable to the order of Beneficiary (the "BANK OF AMERICA NOTE"), and (b) that certain Fourth Amended and Restated Promissory Note dated January 31, 2001, in the original principal amount of $5,500,000, executed by Grantor and payable to the order of The Chase Manhattan Bank (the "CHASE NOTE") (the Bank of America Note and the Chase Note being referred to collectively as the "PRIOR NOTE"). The Note is given in substitution for and in renewal and extension but not extinguishment of the Prior Note. The Prior Note is secured by (x) a Deed of Trust (with Security Agreement, Assignment of Leases and Rents and Financing Statement) dated November 30, 2001 to PRLAP, Inc., Trustee, recorded in Volume 4811, Page 75, Real Property Records, Collin County, Texas, (y) a Deed of Trust (with Security Agreement, Assignment of Leases and Rents and Financing Statement) dated November 30, 2001 to PRLAP, Inc., Trustee, recorded in Volume 238, Page 913, Real Property Records, Dallas County, Texas, and (z) a Deed of Trust (with Security Agreement, Assignment of Leases and Rents and Financing Statement) dated November 30, 2001 to PRLAP, Inc., Trustee, recorded in Volume 4732, Page 65, Real Property Records, Denton County, Texas (collectively, the "PRIOR DEED OF TRUST") (the Prior Note and the Prior Deed of Trust being referred to herein as the "PRIOR LIEN INSTRU-

MENTS"). Grantor acknowledges and agrees that Grantor is legally obligated and primarily liable regarding the Prior Lien Instruments and that such Prior Lien Instruments are valid and subsisting liens and security interests in and to the Property. To the extent that any such Prior Lien Instrument related to work on or improvements to the Property, Grantor represents and warrants that such work has been fully completed and accepted by Grantor and was begun after the applicable Prior Lien Instruments were executed, and recorded. The liens and security interests of the Prior Lien Instruments are hereby ratified, renewed, extended and carried forward by this Deed of Trust in full force and effect as security for the Secured Indebtedness, regardless of whether same are released of record, with Beneficiary being fully subrogated and entitled to all of the liens, security interests, rights, powers and equities of the Prior Lien Instruments. The liens and security interests created by this Deed of Trust shall relate back to and be effective as of the effective date of the Prior Lien Instruments. A foreclosure under this Deed of Trust shall operate as a foreclosure under the Prior Lien Instruments. Nothing herein shall be construed to impair or discharge the Prior Lien Instruments. To the extent that the terms of the Prior Lien Instruments may conflict with or be inconsistent with this Deed of Trust, the terms of this Deed of Trust shall control.

         THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED on the date(s) of the acknowledgment(s) below, to be effective as of the date first set forth above.

                                   PEERLESS MFG. CO.


                                   By:                 /s/
                                       -----------------------------------------
                                       Robert J. Boutin, Chief Financial Officer

STATE OF TEXAS           )
                         )
COUNTY OF DALLAS         )

         This instrument was acknowledged before me on September ___, 2001, by Robert J. Boutin, Chief Financial Officer of Peerless Mfg. Co., a Texas corporation, on behalf of said corporation.



                                            ------------------------------------
                                             Notary Public, State of Texas

AFTER RECORDING RETURN TO:

Daniel F. Susie
Strasburger & Price, L.L.P.
901 Main Street, Suite 4300
Dallas, Texas 75202-3794